UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

_____________

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	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
	Definitive Additional Materials
	Soliciting Material Pursuant to Section 240.14a-12

_____________

CIT Group Inc.

(Name of Registrant as Specified In Its Charter)

_____________

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CIT GROUP INC.
11 West 42nd Street
New York, NY 10036

April 11, 2016

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 10, 2016, at 11:00 a.m., Eastern Daylight Saving Time, at our corporate offices at One CIT Drive, Livingston, New Jersey 07039. Internet and telephone voting are available until 11:59 p.m., Eastern Daylight Saving Time, the day prior to the meeting.

In connection with our Annual Meeting, we have provided our stockholders with our Notice of Annual Meeting, Proxy Statement, proxy card and 2015 Annual Report. These documents provide detailed information related to the matters to be addressed during the Annual Meeting, as well as our business activities and operating performance. On April 11, 2016, we mailed to our stockholders a notice of the Internet availability of proxy materials (“Access Notice”) containing instructions on how to access these materials online. Electronic delivery expedites your receipt of proxy materials, while lowering expenses and reducing the environmental impact of our Annual Meeting. If you received an Access Notice by mail, you will not receive printed copies of the materials unless you request them by following the instructions in the Access Notice.

In addition to the formal items of business to be brought before the Annual Meeting, we will respond to stockholder questions. Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the instructions to vote online or by telephone. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the Annual Meeting.

On behalf of the entire Board of Directors, we thank you for your support of CIT and hope to see you at our Annual Meeting.

Sincerely,

John A. Thain Chairman

Ellen R. Alemany Chairwoman-Elect and Chief Executive Officer

CIT GROUP INC.
One CIT Drive
Livingston, NJ 07039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2016

TO THE STOCKHOLDERS OF CIT GROUP INC.:

Notice is hereby given that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of CIT Group Inc., a Delaware corporation (“CIT”), will be held at CIT’s offices at One CIT Drive, Livingston, New Jersey 07039, on Tuesday, May 10, 2016 at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	to elect CIT’s Board of Directors to serve until the next annual meeting of stockholders — the Board has nominated for election the following thirteen nominees: Ellen R. Alemany, Michael A. Carpenter, Alan Frank, William M. Freeman, Steven T. Mnuchin, R. Brad Oates, John J. Oros, Marianne Miller Parrs, Gerald Rosenfeld, Vice Admiral John R. Ryan, USN (Ret.), Sheila A. Stamps, Peter J. Tobin and Laura S. Unger;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2016;

3.	to hold a non-binding advisory vote on executive compensation;

4.	to approve the CIT Group Inc. 2016 Omnibus Incentive Plan;

5.	to approve an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause;

6.	to approve an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision; and

7.	to transact such other business as may properly come before the Annual Meeting.

Only stockholders of record as of the close of business on March 14, 2016 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Internet and telephone voting are available until 11:59 p.m., Eastern Daylight Saving Time, the day immediately prior to the Annual Meeting. To ensure that your vote is counted at the Annual Meeting, please vote your proxy as soon as possible.

Instructions to vote online, by telephone or by mail are in the Question and Answer section of the Proxy Statement included with this notice of Annual Meeting (“Notice of Annual Meeting”) and can also be found in the notice of the Internet availability of proxy materials mailed to you on April 11, 2016 (“Access Notice”). To vote online, by telephone or by mail, you need your personal Control Number, which is included in the Access Notice. There is no charge for requesting printed proxy materials. Stockholders who request printed proxy materials for 2016 will continue to receive printed proxy materials in future years until such time as they may opt-out of paper delivery. To facilitate timely delivery of the proxy materials for the Annual Meeting, please make your request on or before April 26, 2016.

Go to www.cit.com to be connected to CIT’s website.

By Order of the Board of Directors,

Robert J. Ingato Executive Vice President, General Counsel and Secretary

Livingston, New Jersey
April 11, 2016

TABLE OF CONTENTS

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1
DIRECTORS	6
— General Information	6
— Nominees	7
— Director Qualifications and Experience	15
CORPORATE GOVERNANCE	16
— Director Independence	17
— Related Person Transactions Policy	18
— Appointment of Directors	19
— Diversity of Directors	19
— Majority Voting for Directors	19
— Board Leadership Structure	20
— The Board’s Role in Risk Oversight	20
— Succession Planning	21
— Director and Senior Executive Officer Stock Ownership Policy	21
— Board Committees	22
— Stockholder Communications with the Board	25
— Compensation Committee Interlocks, Insider Participation and Banking Interlocks	25
— Legal Proceedings	25
— CIT Political Contributions Policy	25
— Hedging, Margin Accounts and Pledged Securities	26
DIRECTOR COMPENSATION	26
— Director Compensation Table	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
— Security Ownership of Certain Beneficial Owners	29
— Security Ownership of Directors and Executive Officers	30
EXECUTIVE OFFICERS	31
— Section 16(a) Beneficial Ownership Reporting Compliance	33
EXECUTIVE COMPENSATION	34
— Compensation Discussion and Analysis	34
— Summary Compensation Table	59
— Grants of Plan-Based Awards	62
— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	64
— Outstanding Equity Awards at Fiscal Year-End	65
— Option Exercises and Stock Vested	67
— Pension Benefits	68
— Narrative Information Relating to Retirement Arrangements for Named Executive Officers	69
— Nonqualified Deferred Compensation	71
— Narrative Information Relating to Nonqualified Deferred Compensation	71
— Narrative Information Relating to Potential Payments Upon Termination or Change of Control	71
— Potential Payments Upon Termination or Change of Control	73
2016 COMPENSATION COMMITTEE REPORT	75
2016 AUDIT COMMITTEE REPORT	76
OVERVIEW OF PROPOSALS	77
PROPOSAL 1: ELECTION OF DIRECTORS	77
PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	77
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	78
PROPOSAL 4: APPROVAL OF CIT GROUP INC. 2016 OMNIBUS INCENTIVE PLAN	79
PROPOSAL 5: APPROVAL OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE SHAREHOLDER VOTING REQUIREMENT FOR REMOVAL OF DIRECTORS FROM A SUPERMAJORITY EQUAL TO 66 2/3% OF SHAREHOLDERS AND ONLY FOR CAUSE, TO A SIMPLE MAJORITY OF SHAREHOLDERS (MORE THAN 50%) WITH OR WITHOUT CAUSE	88
PROPOSAL 6: APPROVAL OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO REMOVE ARTICLE TWELFTH, WHICH IS THE INTERNAL REVENUE CODE SECTION 382(l)(5) NET OPERATING LOSSES PROVISION	89
OTHER BUSINESS	90
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING	90
ATTENDANCE AT THE ANNUAL MEETING	90
APPENDIX A	91
APPENDIX B	104

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY.

CIT GROUP INC.

PROXY STATEMENT

GENERAL INFORMATION

Our Board of Directors is soliciting proxies from our stockholders in connection with our annual meeting of stockholders (“Annual Meeting”) to be held on May 10, 2016, and any adjournment of such meeting. No business can be conducted at the Annual Meeting unless a majority of all outstanding shares entitled to vote are either present in person or represented by proxy at the Annual Meeting. The only matters to be brought before the Annual Meeting are those referred to in this proxy statement (“Proxy Statement”). If any additional matters are properly presented at the Annual Meeting, the persons named as proxies may vote your shares in their discretion.

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to this Proxy Statement, proxy card and our 2015 Annual Report (“Annual Report”) to you electronically via the Internet at www.proxyvote.com, beginning on April 11, 2016. We believe that these rules allow CIT Group Inc. (“CIT” or the “Company”) to provide you with the information you need while reducing the environmental impact of the Annual Meeting and reducing expenses. If you are a holder of record, you will also receive this Proxy Statement, proxy card and our Annual Report by mail.

If you received a notice of the Internet availability of proxy materials (“Access Notice”) by mail, you will not receive a printed copy of the proxy materials in the mail. The Access Notice instructs you how to access and review all of the important information contained in the Proxy Statement, proxy card and Annual Report. The Access Notice also instructs you how to submit your vote over the Internet, by telephone or by mail. If you received an Access Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Access Notice or as set forth below under “How do I vote? — Vote by Mail”.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and where is the Annual Meeting?

When: Tuesday, May 10, 2016, at 11:00 a.m., Eastern Daylight Saving Time.

Where: One CIT Drive, Livingston, New Jersey 07039.

Who is soliciting my vote?

CIT’s Board of Directors (the “Board”) is soliciting your vote for our Annual Meeting.

What will I vote on?

You are being asked to vote:

•	to elect the directors to serve on CIT’s Board until the next annual meeting of stockholders — the Board has nominated for election the following thirteen nominees: Ellen R. Alemany, Michael A. Carpenter, Alan Frank, William M. Freeman, Steven T. Mnuchin, R. Brad Oates, John J. Oros, Marianne Miller Parrs, Gerald Rosenfeld, Vice Admiral John R. Ryan, USN (Ret.), Sheila A. Stamps, Peter J. Tobin and Laura S. Unger (Proposal 1);

•	to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2016 (Proposal 2);

•	to approve executive compensation on an advisory basis (Proposal 3);

•	to approve the CIT Group Inc. 2016 Omnibus Incentive Plan (Proposal 4);

•	to approve an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause (Proposal 5); and

•	to approve an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision (Proposal 6).

You may also vote on any other business that properly comes before the Annual Meeting.

What is the record date for the Annual Meeting?

The record date for the Annual Meeting is the close of business on March 14, 2016 (“Record Date”). The Record Date is used to determine those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all stockholders?

A total of 201,586,795 votes may be cast on each matter presented, consisting of one vote for each share of CIT common stock, par value $0.01 per share, which was outstanding on the Record Date. CIT’s common stock is listed on the New York Stock Exchange (“NYSE”), and CIT is subject to the NYSE’s rules and regulations. There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes entitled to be cast, or 100,793,398 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know as soon as possible that enough votes will be present to hold the Annual Meeting. In determining whether a quorum exists, we will include in the count shares represented by proxies that reflect abstentions and “broker non-votes” (as further described in this Proxy Statement under the heading “Questions and Answers About the Annual Meeting and Voting — What happens if I hold my shares through a broker but do not give my broker specific voting instructions?”).

How do I vote?

You may vote by proxy or in person at the Annual Meeting.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), we have furnished you with the proxy materials, including a proxy card. You may vote by mail, by telephone, on the Internet, or by attending the Annual Meeting and voting in person, as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to determine which voting options are available to you.

Vote by Mail

To vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. If you received an Access Notice, you can vote by mail by requesting paper copies of the Proxy Statement, proxy card and other materials by calling 1-800-579-1639, or going to www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com and requesting a proxy card.

If you request a proxy card by e-mail, please send a blank e-mail to sendmaterial@proxyvote.com with your Control Number in the subject line. Your Control Number can be found in the Access Notice mailed to you on April 11, 2016. Upon receipt of your request, the proxy card and printed copies of the Annual Report and other proxy materials will be mailed to you. Upon receipt, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope.

If you request printed copies, then in future years, you will continue to receive printed copies of the proxy card and other proxy materials automatically until such time as you may opt-out of receiving printed copies.

If you wish to vote by mail, please make your request for paper copies of the proxy card and other proxy materials on or before April 26, 2016. Votes by mailed proxy card must be received at CIT Group Inc., c/o Vote Processing, Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 8:00 a.m. Eastern Daylight Saving Time on May 10, 2016, the day of the Annual Meeting.

Vote by Telephone

You can vote by calling 1-800-690-6903. You will need your Control Number, which can be found in the Access Notice mailed to you on April 11, 2016. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on May 9, 2016.

Vote on the Internet

You can also choose to vote on the Internet by going to www.proxyvote.com. You will need your Control Number, which can be found in the Access Notice mailed to you on April 11, 2016. Use the Internet to transmit your vote up until 11:59 p.m., Eastern Daylight Saving Time, on May 9, 2016.

Vote at the Annual Meeting

If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting (“Inspector of Election”) and produce valid photo identification. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring such proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid photo identification.

What does it mean to give a proxy?

Your properly completed proxy card will appoint Robert J. Ingato, Christopher H. Paul and James P. Shanahan, each of whom is an officer of CIT, as proxy holders or your representatives to vote your shares in the manner directed by you. Your proxy card permits you to direct the proxy holders to vote “for” or “against,” or “abstain” from voting, regarding each of the nominees for director and each of Proposals 2, 3, 4, 5 and 6. All of your shares entitled to vote and represented by a properly completed proxy card received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions.

How many votes will be required to elect directors or to adopt the other proposals?

Because this election is not a contested election, to elect directors to the Board, a majority of the votes cast “for” each nominee for director at the Annual Meeting is required. A nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. “Votes cast” exclude abstentions and “broker non-votes” (as further described below under “What happens if I hold my shares through a broker but do not give my broker specific voting instructions?”).

The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote is required to: (a) ratify the appointment of CIT’s independent registered public accounting firm (Proposal 2); (b) approve the non-binding advisory vote on executive compensation (Proposal 3), and (c) approve the CIT Group Inc. 2016 Omnibus Incentive Plan (Proposal 4). The affirmative vote of at least 66-2/3% of the shares outstanding and entitled to vote, whether or not present at the Annual Meeting in person or by proxy, is required to approve the amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause (Proposal 5). The affirmative vote of at least a majority of the shares outstanding and entitled to vote, whether or not present at the Annual Meeting in person or by proxy, is required to approve the amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision (Proposal 6). Abstentions will not be included in the affirmative vote and thus will have the same effect as a vote “against” each of Proposals 2, 3, 4, 5 and 6. Although the advisory vote on Proposal 3 is non-binding, as provided by law, the Board will review the result of the vote and may take it into account in considering executive compensation going forward.

Can a director be elected without receiving votes from a majority of the shares outstanding?

No stockholder has nominated pursuant to the By-Laws of CIT (“By-Laws”) any candidates for our Board for inclusion on the agenda for the Annual Meeting, and therefore, the election is uncontested.

If a stockholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of the By-Laws, and such stockholder has not withdrawn such nomination by the tenth day before we mail our Notice of Annual Meeting, then a director may be elected by a plurality of the votes cast. This means that the thirteen nominees who receive the most votes “for” would be elected, even if it is less than a majority of the total shares outstanding, and stockholders would not be permitted to vote “against” a nominee. However, under our By-Laws and corporate governance guidelines (“Corporate Governance Guidelines”), if the election of directors is uncontested, meaning that the only nominees are those recommended by the Board (as is the case for this Annual Meeting), each nominee for director must receive more votes “for” than “against” his or her election or re-election. Any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating & Governance Committee of the Board (the “Governance Committee”) will promptly consider the resignation submitted by such director and will recommend to the Board whether to accept such resignation. The Board will act on the recommendation of the Governance Committee no later than 90 days following the date of the Annual Meeting. See “Corporate Governance — Majority Voting for Directors” and “Corporate Governance — Appointment of Directors” in this Proxy Statement.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

•	send in a new proxy card with a later date;

•	send a written revocation to the Corporate Secretary;

•	cast a new vote by telephone or Internet; or

•	attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to CIT’s Corporate Secretary at One CIT Drive, Livingston, NJ 07039, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I do not return a signed proxy card?

If you are a holder of record and you do not return a signed proxy card to vote shares held in your name, those shares will not be voted.

What if I return a signed proxy card but do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “for” each of the thirteen nominees named in “Proposal 1 — Election of Directors”, and “for” Proposals 2, 3, 4, 5 and 6 (except in the case of a “broker non-vote” as described below under “What happens if I hold my shares through a broker but do not give my broker specific voting instructions?”).

What happens if I hold my shares through a broker but do not give my broker specific voting instructions?

If you hold your shares in street name with a broker who is a member of the NYSE and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the ratification of the selection of our independent registered public accounting firm (Proposal 2), in your broker’s discretion; however, absent such specific voting instruction, your broker cannot vote on the election of directors (Proposal 1), the non-binding advisory vote on executive compensation (Proposal 3), the approval of the CIT Group Inc. 2016 Omnibus Incentive Plan (Proposal 4), the approval of the amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause (Proposal 5), and the approval of an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision (Proposal 6) and your proxy would represent shares reflecting a “broker non-vote” with respect to Proposals 1, 3, 4, 5 and 6.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner, or person entitled to vote, and does not have discretionary authority to vote the shares. This could occur on Proposals 1, 3, 4, 5 and 6, but not on Proposal 2.

Shares represented by proxies that reflect a broker non-vote will, like abstentions, be counted for purposes of determining whether a quorum exists. However, with respect to Proposal 1, abstentions and broker non-votes will not be considered votes cast, and therefore will have no effect on whether a director is elected. With respect to Proposals 3, 4, 5 and 6, while abstentions will have the same effect as votes cast “against” such Proposals, broker non-votes will not be counted as entitled to vote on Proposals 3, 4, 5 and 6 and thus will have no effect on the outcome of such votes.

Brokers who are members of the Financial Industry Regulatory Authority may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the NYSE is prohibited, under NYSE rules, from voting on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

Why haven’t I received a printed copy of the Proxy Statement, proxy card or Annual Report?

We have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite your receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of proxy materials. On April 11, 2016, we mailed to our stockholders an Access Notice containing instructions on how to access our Proxy Statement, proxy card and Annual Report online. If you received such Access Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one no later than the date specified in this Proxy Statement; however, the Access Notice contains instructions on how to receive a paper copy of the Annual Report, proxy card and other proxy materials.

What if multiple stockholders share the same address?

SEC rules permit CIT to deliver a single Access Notice or, if a stockholder does not participate in electronic delivery of proxy materials, a single printed copy of the proxy materials, to stockholders who share the same address unless CIT has received contrary instructions from any stockholder at that address. This procedure, known as “householding,” is designed to reduce CIT’s printing costs and postage fees. Each stockholder who participates in householding retains a separate right to vote on all matters presented at the Annual Meeting. If you participate in householding and wish to receive a separate copy of the Access Notice or proxy materials, please call 1-800-542-1061 or mail your request to: CIT Group Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy of the Access Notice or proxy materials, as applicable, will be delivered promptly upon request. Any such stockholder may also opt out of householding and continue to receive separate copies of the Access Notice or proxy materials in the future by notifying CIT at the above-referenced address or telephone number. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can request householding by notifying CIT at the above-referenced address or telephone number.

Is this Proxy Statement available on the Internet?

Yes. You can also view this Proxy Statement on the Internet by going to CIT’s website at www.cit.com/2016proxy. You can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies by mail by following the instructions set forth in the Access Notice or as set forth above under “Questions and Answers About the Annual Meeting and Voting — How do I vote?”

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of shares. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against CIT, or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our By-Laws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board or (c) proposed by any CIT stockholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our By-Laws. We did not receive notice of any stockholder proposals for the Annual Meeting.

What was the deadline for stockholders to notify us of proposals for the Annual Meeting?

The deadline for submitting stockholder proposals for the Annual Meeting for inclusion in the Proxy Statement was December 4, 2015. The deadline for submitting stockholder proposals for the Annual Meeting for inclusion on the agenda was February 12, 2016.

What is the deadline for stockholders to notify us of proposals for the 2017 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2017 annual meeting of stockholders (“2017 Annual Meeting”) for inclusion in the 2017 proxy statement is December 12, 2016. The deadline for submitting stockholder proposals for the 2017 Annual Meeting for inclusion on the agenda is February 9, 2017.

Will a representative of CIT’s independent registered public accounting firm be present at the Annual Meeting?

Yes, a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and can answer questions that you may have. The representative will also have the opportunity to make a statement if PricewaterhouseCoopers LLP desires to do so. The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm and auditors for 2016.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date (or their proxy holders) may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the appropriate box on your proxy card. If you are voting by telephone or Internet, follow the instructions provided to indicate that you or your proxy holder plan to attend. You or your proxy holder will need to show (a) photo identification, and (b) if you hold your shares in street name, proof of ownership as of the Record Date, such as a letter or account statement from your broker or bank, at the reception desk to gain admittance to the Annual Meeting.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy remains valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any stockholders beneficially own more than 5% of our common stock?

According to public filings made on or before February 16, 2016, there were three stockholders that beneficially owned more than 5% of our common stock as of December 31, 2015: Capital Research Global Investors, Franklin Mutual Advisers, LLC and The Vanguard Group. See “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Certain Beneficial Owners” in this Proxy Statement.

How can I review the list of stockholders eligible to vote?

A list of stockholders as of the Record Date will be available at our offices at both 11 West 42nd Street, New York, New York 10036 and One CIT Drive, Livingston, NJ 07039 from April 30, 2016 to the date of the Annual Meeting for inspection and review by any stockholder during regular business hours. We will also make the list available at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Election and published in CIT’s Current Report on Form 8-K, which CIT is required to file with the SEC within four business days after the date of the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

CIT pays the cost of preparing proxy materials and of soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person.

We have retained D.F. King & Co., Inc. to assist us in this proxy solicitation, and we anticipate that their fees will be approximately $18,000. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

DIRECTORS

General Information

During 2015, our Board met thirteen times. The number of 2015 meetings for each committee of the Board (each, a “Board Committee”) is disclosed in “Corporate Governance — Board Committees” in this Proxy Statement. All of the nominees listed below who were Board members during all or a portion of 2015 attended at least 75% of the aggregate of the meetings of the Board and of any Board Committees on which he or she served held during his or her period of service on the Board. Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. Each of the nominees listed below who are standing for re-election attended our 2015 annual meeting of stockholders.

The Board consists of a diverse group of professionals in their respective fields. Many of the current directors have or have had senior leadership experience at banks, financial institutions and other business, academic and governmental organizations. In these positions, they have gained expertise in strategic and financial planning, regulatory and banking matters, financial reporting, corporate governance, risk management and leadership development. Several of the current directors also have a longstanding knowledge and in-depth understanding of our businesses, products, and services. The biographies below describe the skills, qualifications, attributes and experiences of each of the nominees that were considered by the Board in determining that it was appropriate to nominate these directors.

The Governance Committee and the Board believe the skills, qualities, and experience of our directors provide CIT with a diverse range of perspectives and backgrounds to engage each other and management to effectively address CIT’s needs and represent the best interests of CIT’s stockholders.

NOMINEES

The information below includes each nominee’s age as of February 22, 2016, and business experience during at least the past five years. CIT knows of no family relationships among the nominees. Certain directors may also be directors or trustees of privately held businesses or not-for-profit entities that may not be referred to below. With the exception of Mr. Mnuchin and Ms. Alemany, all of the nominees are independent of management.

Name	Age	Principal Occupation

Ellen R. Alemany	60	Chairwoman-Elect* and Chief Executive Officer and President and Chief Executive Officer of CIT Bank, N.A.
Michael A. Carpenter	68	Former Chief Executive Officer of Ally Financial, Inc.
Alan Frank	64	Retired Partner of Deloitte & Touche LLP
William M. Freeman	63	Executive Chairman of General Waters Inc.
Steven T. Mnuchin	53	Chairman and Chief Executive Officer of Dune Capital Management LP
R. Brad Oates	62	Chairman and Managing Partner of Stone Advisors, LP
John J. Oros	69	Managing Director of J.C. Flowers & Co. LLC
Marianne Miller Parrs	71	Retired Executive Vice President and Chief Financial Officer of International Paper Company
Gerald Rosenfeld	69	Vice Chairman of Lazard Ltd.
Vice Admiral John R. Ryan, USN (Ret.)	70	President and Chief Executive Officer of the Center for Creative Leadership and Retired Vice Admiral of the U.S. Navy
Sheila A. Stamps	58	Retired Executive Vice President of Corporate Strategy and Investor Relations at Dreambuilder Investments, LLC.
Peter J. Tobin	71	Retired Special Assistant to the President of St. John’s University and Retired Chief Financial Officer of The Chase Manhattan Corporation
Laura S. Unger	55	Independent Consultant, Former Commissioner of the U.S. Securities and Exchange Commission

*	Effective May 10, 2016.

Ellen R. Alemany Age: 60	Board Committees: • Regulatory Compliance	Other Public Directorships: • Automatic Data Processing, Inc.* • Fidelity National Information Services, Inc.

Director Since: January 2014
Prior Senior Leadership Positions:
• Chairman and Chief Executive Officer of RBS Citizens Financial Group, Inc.
• Head of Americas at The Royal Bank of Scotland Group plc
• Chief Executive Officer for Global Transaction Services at Citigroup

Ms. Alemany has served as a director of CIT since January 2014. Ms. Alemany became Vice Chairman of CIT in October 2015 and in December 2015 Ms. Alemany was named CEO and President of CIT Bank, N.A. Effective April 1, 2016, she serves as Chief Executive Officer of CIT and Chairwoman of CIT Bank, N.A. and, effective May 10, 2016, Ms. Alemany will also serve as Chairwoman of CIT. Prior to this, she had retired as Head of RBS Americas, the management structure that oversees The Royal Bank of Scotland’s businesses in the Americas, and Chief Executive Officer of RBS Citizens Financial Group, Inc., an RBS subsidiary in September 2013. She joined RBS as the Head of RBS Americas in June 2007, and was named to the additional role of Chief Executive Officer of RBS Citizens Financial Group, Inc., a bank holding company, in March 2008.

She was also appointed the Chairman of RBS Citizens Financial Group, Inc. in March 2009. Ms. Alemany joined RBS from Citigroup, where she served as the Chief Executive Officer for Global Transaction Services from February 2006 until April 2007. Ms. Alemany joined Citigroup in 1987, and held a number of senior positions during her tenure, including Executive Vice President for the Commercial Business Group from March 2003 until January 2006, and also CitiCapital, where she served as President and Chief Executive Officer from September 2001 until January 2006. Prior to being appointed Executive Vice President for the Commercial Business Group in 2003, Ms. Alemany also held a number of executive positions in Citigroup’s Global Corporate Bank.

Ms. Alemany has served on the Board of Directors of Automatic Data Processing, Inc. (“ADP”) since 2011* and the Board of Directors of Fidelity National Information Services, Inc. since July 2014, and also currently serves as a director of The Center for Discovery. Ms. Alemany also serves as a director of CIT Bank, N.A.

Qualifications: Ms. Alemany brings a wealth of managerial and operational expertise to our Board with over 35 years of management experience in banking and financial services, including chief executive experience with a large, multi-national commercial bank, as well as global financial management and regulatory experience and a proven track record of achievement and leadership.

*	Ms. Alemany has advised the board of directors of ADP that she has decided not to stand for re-election at ADP’s November 2016 annual stockholders meeting.

Michael A. Carpenter Age: 68	Board Committees: • N/A	Other Public Directorships: • Autobytel Inc.

Director Since: N/A	Prior Senior Leadership Positions: • Chief Executive Officer of Ally Financial, Inc. • Vice Chairman of Travelers Group Inc. • Chairman, President, and CEO of Kidder Peabody Group Inc.	Senior Leadership Positions: • Board Member, New York City Investment Fund

Mr. Carpenter served as Chief Executive Officer of Ally Financial, Inc. from November 2009 to February 2014 and as a member of its Board of Directors from May 2009 to February 2014. Mr. Carpenter previously served on the CIT Board in 2009, a position he left to become Chief Executive Officer of Ally Financial, Inc. In 2007, he founded Southgate Alternative Investments. From 2002 to 2006, he was chairman and chief executive officer of Citigroup Alternative Investments overseeing $60 billion of proprietary capital and customer funds globally. From 1998 to 2002, Mr. Carpenter was chairman and chief executive officer of Citigroup’s Global Corporate & Investment Bank with responsibility for Salomon Smith Barney Inc. and Citibank’s corporate banking activities globally. Prior to Citigroup, he was chairman and CEO of Travelers Life & Annuity and vice chairman of Travelers Group Inc. From 1989 to 1994, he was chairman of the board, president, and CEO of Kidder Peabody Group Inc., a wholly owned subsidiary of General Electric Company. From 1986 to 1989, he was executive vice president of GE Capital Corporation and he joined GE in 1983 as vice president of Corporate Business Development and Planning. Earlier in his career, Mr. Carpenter spent nine years as vice president and director of the Boston Consulting Group and three years with Imperial Chemical Industries of the United Kingdom. Mr. Carpenter received a bachelor of science degree from the University of Nottingham, England, and an MBA from Harvard Business School. He also holds an honorary degree of Doctor of Laws from the University of Nottingham. He serves on the boards of Autobytel Inc., U.S. Retirement Partners, and the New York City Investment Fund. Mr. Carpenter has been a board member of the New York Stock Exchange, General Signal, Loews Cineplex, and various other private and public companies.

Qualifications: Mr. Carpenter provides the Board with experience in executive management, finance, asset management and restructurings, expertise in capital markets and capital management, and experience in finance, key areas for certain of CIT’s businesses. His experience as Chief Executive Officer of major financial services companies provides the Board with invaluable executive management experience.

Alan Frank Age: 64	Board Committees: • Audit	Other Public Directorships: • None

Director Since: August 2015	Prior Senior Leadership Positions: • Director of OneWest Bank N.A. • Partner of Deloitte & Touche LLP • Director of IMB Holdco LLC	Senior Leadership Positions: • Director of CIT Bank, N.A.

Mr. Frank has served as a director of CIT since August 2015 and as a director of OneWest Bank N.A. from 2014 to 2015. Mr. Frank spent 40 years with Deloitte & Touche LLP and retired in December 2012. With Deloitte & Touche, he led audit service teams from 1983 to 2012 and he led the Southern California consumer business and middle market audit practices from 1986 through 2010. Mr. Frank has significant experience with mergers and acquisitions, initial public offerings, and high growth companies. Mr. Frank graduated from the University of Southern California with a Bachelor of Science Degree.

Qualifications: Mr. Frank provides the Board with over 40 years of experience in external audit matters as a partner of a nationally recognized accounting firm.

William M. Freeman Age: 63	Board Committees: • Compensation • Nominating & Governance	Other Public Directorships: • TerreStar Corporation

Director Since: July 2003
Prior Senior Leadership Positions:
• Chairman of the Board of Arbinet-thexchange, Inc.
• Chief Executive Officer and Director of Leap Wireless International
• Chief Executive Officer of Bell Atlantic-Washington, D.C.
• President of the Public Communications Group of Verizon Communications Inc.
• President and Chief Executive Officer of Bell Atlantic-New Jersey
Senior Leadership Positions: • Executive Chairman of General Waters Inc. • Director, Value Added Holdings, Inc. • Board of Trustees of Drew University • Chairman of Celadon Global Inc.

Mr. Freeman has served as a director of CIT since July 2003. Mr. Freeman retired in February 2010 as Chairman of the Board of Arbinet-thexchange, Inc., in which capacity he had served since November 2007. Previously, Mr. Freeman served as President and Chief Executive Officer and Director of Arbinet-thexchange, Inc. from November 2007 until September 2008. Prior to joining Arbinet-thexchange, Mr. Freeman was elected to the Board of Motient Corp., now TerreStar Corporation, in February 2007, and Chairman of Motient/TerreStar in March 2007. Mr. Freeman also served as Chief Executive Officer and Director of Leap Wireless International, Inc. from May 2004 to February 2005 and as President of the Public Communications Group of Verizon Communications Inc. from 2000 to February 2004. Mr. Freeman served on the Board of Directors of Summit Bancorp from 1999 to 2002. Mr. Freeman served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C. from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman was a founder and co-owner of Synthesis Security LLC, a closely held telecommunications company. Mr. Freeman currently serves, or during the preceding five years served, on the Board of Directors of TerreStar Corporation, the Board of Trustees of Drew University, and as a director of Value Added Holdings, Inc., a privately held communications company, is the Executive Chairman and shareholder of General Waters Inc., a privately held beverage marketing and distribution company, and Chairman of Celadon Global Inc., a privately held mergers and acquisitions research firm.

Qualifications: Mr. Freeman provides the Board with extensive experience in managing organizations of various sizes and extensive experience in the telecommunications industry, a key market for CIT’s lending products.

Steven T. Mnuchin Age: 53	Board Committees: • None	Other Public Directorships: • Sears Holdings Corporation

Director Since: August 2015
Prior Senior Leadership Positions:
• Chairman and Chief Executive Officer of IMB Holdco, LLC
• Chairman & Chief Executive Officer of OneWest Bank Group LLC and Chairman of OneWest Bank N.A.
• Partner and Chief Information Officer of Goldman Sachs
Senior Leadership Positions: • Chairman and Chief Executive Officer of Dune Capital Management LP • Director of CIT Bank, N.A.

Mr. Mnuchin served as Vice Chairman of CIT until March 31, 2016 and served as Chairman of CIT Bank, N.A. from August 2015 until December 2015. Prior to joining CIT, he was Chairman and Chief Executive Officer of IMB Holdco LLC, a Bank Holding Company owned by him and a consortium of private investors, and Chairman of OneWest Bank N.A. Mr. Mnuchin is also Chairman and Chief Executive Officer of Dune Capital Management LP, a private investment firm. He has extensive experience in investing and financing the entertainment business. He has financed major blockbusters such as American Sniper, Gravity, Avatar, and Life of Pi. Prior to this, Mnuchin spent 17 years at Goldman Sachs, where he was a Partner in the firm and served as the firm’s Chief Information Officer and a member of the firm’s Management Committee. He is a member of the Board of the Museum of Contemporary Art Los Angeles (MOCA), the Los Angeles Police Foundation, the UCLA Health System Board and a Life Trustee of New York Presbyterian Hospital. He is also a member of the Board of Directors of Sears Holding Corporation and Chairman of its Corporate Governance Committee.

Qualifications: Mr. Mnuchin provides the Board with extensive experience in executive management, investment banking, financial services, capital markets and the media and entertainment industry. His extensive experience provides the Board with invaluable insight into key areas of CIT’s business.

R. Brad Oates Age: 62	Board Committees: • Risk Management	Other Public Directorships: • None

Director Since: December 2009
Prior Senior Leadership Positions:
• Chairman of the Board of Directors of NFC Global, LLC
• President and Chief Operating Officer of Bluebonnet Savings Bank FSB
• Director of GearingStone, LLC
• Director of Neways Inc.
Senior Leadership Positions: • Chairman and Managing Partner of Stone Advisors, LP • Director of CIT Bank, N.A.

Mr. Oates has served as a director of CIT since December 2009. He currently serves as Chairman and Managing Partner of Stone Advisors, LP, a strategic advisory firm specializing in distressed asset situations, which is currently engaged as a contractor by the Federal Deposit Insurance Corporation (“FDIC”) to assist in resolving bank receiverships. Prior to joining Stone Advisors, Mr. Oates served from 1988 until 2003 as President and Chief Operating Officer of Bluebonnet Savings Bank FSB, responsible for bank operations and strategic planning in a bank turnaround situation, and as Executive Vice President of Stone Holdings, Inc., the holding company for Bluebonnet Savings Bank and a private investment company specializing in banking, information services, risk management and emerging technologies. Mr. Oates currently serves, or during the preceding five years served, as Chairman of the Board of Directors of Stone Advisory Holdings, LLC and NFC Global, LLC, a privately owned provider of due diligence, risk consulting and compliance services, and as a director of each of GearingStone, LLC, a special servicing company for distressed bank assets, and Neways Inc., a privately owned dietary supplement and personal care products company.

Qualifications: Mr. Oates provides the Board with in-depth experience in successfully managing the turnaround of troubled financial institutions and a strong background in operating regulated commercial banks and strategic planning. His extensive experience in interacting with the FDIC and other bank regulators during his career provides the Board with insight into bank regulatory matters and supervisory expectations and communications. He also has experience in information technology and risk management.

John J. Oros Age: 69	Board Committees: • N/A	Other Public Directorships: • None

Director Since: N/A	Prior Senior Leadership Positions: • Executive Chairman of Enstar Group Limited • General Partner of Goldman Sachs • Director of OneWest Bank N.A.	Senior Leadership Positions: • Managing Director of J.C. Flowers & Co. LLC • Director of Cabot Group Holdings Limited

Mr. Oros is currently a Managing Director at J.C. Flowers & Co. LLC (“JCF”) and a member of JCF’s Management Committee. Prior to joining JCF in 2006, Mr. Oros held a number of executive positions at Enstar Group Limited, including the role of Executive Chairman from 2000 to 2010. Prior to that, Mr. Oros was an investment banker in the Financial Institutions Group of Goldman Sachs for almost 20 years, where he became a General Partner in 1986. In addition, Mr. Oros was appointed Chairman of the Federal Savings and Loan Council in 1987, where he served for two years. Mr. Oros currently serves on the board of Cabot Group Holdings Limited. Previously, he served on the boards of Flowers National Bank, OneWest Bank N.A., Encore Capital Group Inc., Banco BTG Pactual and Enstar Group Limited. Mr. Oros received a B.B.A. from the University of Wisconsin School of Business and served as a lieutenant in the United States Army and Army Reserves from 1968 to 1974.

Qualifications: Mr. Oros provides the Board with experience in executive management, finance, asset management and expertise in capital markets and capital management and experience in finance, key areas for certain of CIT’s businesses.

Marianne Miller Parrs Age: 71	Board Committees: • Audit (Chair) • Regulatory Compliance	Other Public Directorships: • Stanley Black & Decker, Inc. • Signet Jewelers Limited

Director Since: January 2003	Prior Senior Leadership Positions: • Executive Vice President and Chief Financial Officer of International Paper Company	Senior Leadership Positions: • Board Member, United Way of the Mid-South • Board Member, Rise Foundation • Board Member, New Memphis Institute • Director of CIT Bank, N.A.

Ms. Parrs has served as a director of CIT since January 2003. Ms. Parrs retired at the end of 2007 from International Paper Company where she had served as Executive Vice President and Chief Financial Officer since November 2005 and as interim Chief Financial Officer from May 2005 to November 2005. Ms. Parrs also has served as Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain — Delivery, a major supply chain project, and Investor Relations since 1999. From 1995 to 1999, Ms. Parrs served as Senior Vice President and Chief Financial Officer of International Paper Company. Previously, she served in a number of other executive and management positions at International Paper Company since 1974, and was a security analyst at a number of firms prior to joining International Paper Company. Ms. Parrs currently serves, or during the preceding five years served, on the Board of United Way of the Mid-South, the Board of Rise Foundation in Memphis, Tennessee, on the Board of the New Memphis Institute, Memphis, on the Board of Directors, the Audit and Compensation Committee of Stanley Black & Decker, Inc., and on the Board of Directors, the Audit Committee and Social Responsibility Committee of Signet Jewelers Limited.

Qualifications: Ms. Parrs provides the Board with financial and operational expertise as a result of her significant experience in those roles in industry, particularly in her roles as Chief Financial Officer and as the senior executive in charge of information technology and global supply chain management at a major industrial company, which provide a valuable perspective on financial and accounting issues and on processes and technology. She also has extensive audit committee experience and is an “Audit Committee Financial Expert,” as defined by the SEC.

Gerald Rosenfeld Age: 69	Board Committees: • Risk Management (Chair)	Other Public Directorships: • None

Director Since: January 2010
Prior Senior Leadership Positions:
• Deputy Chairman of Rothschild North America
• President of G Rosenfeld & Co LLC
• Head of Investment Banking and a member of the Management Committee of Lazard Freres

Senior Leadership Positions:
• Vice Chairman of U.S. Investment Banking of Lazard Ltd.
• Director of Continental Grain Company
• Board of Overseers, New York University Stern School of Business
• Board Member, American Academy of Arts and Sciences
• Board Member, Catalist LLC
• Board of Trustees, City College of New York Foundation
• Trustee, New York University School of Law
• Director of CIT Bank, N.A.

Mr. Rosenfeld has served as a director of CIT since January 2010. Mr. Rosenfeld re-joined Lazard Ltd. as Vice Chairman of United States investment banking effective March 1, 2011. He was Deputy Chairman of Rothschild North America from 2007 to 2011 and served as its Chief Executive Officer from 1999 to 2007. Prior to joining Rothschild, he was President of G Rosenfeld & Co LLC, an investment banking firm. Prior to founding G Rosenfeld & Co LLC in 1998, he was Head of Investment Banking and a member of the Management Committee of Lazard Freres & Co. LLC. Mr. Rosenfeld joined Lazard in 1992 after holding significant management positions at Bankers Trust Company, Salomon Inc. and its Salomon Brothers subsidiary and McKinsey & Company. Prior to joining McKinsey, Mr. Rosenfeld was a member of the faculty of the City College of New York, New York University and the University of Maryland. Mr. Rosenfeld currently serves, or during the preceding five years served, as a member of the Board of Directors of Continental Grain Company, on the Board of Overseers of New York University’s Stern School of Business, where he also serves as an Adjunct Professor of Finance, as a Board member of the American Academy of Arts and Sciences, as a Board member of Catalist LLC, on the Board of Trustees of City College of New York Foundation, as a Trustee of the New York University School of Law, where he is also a Professor of Practice, and as a Director of the Charles H. Revson Foundation.

Qualifications: Mr. Rosenfeld provides the Board with extensive experience and expertise in risk management and sophisticated financial matters gained by both practical experience in a regulated environment and through research and teaching finance-related courses at several prominent universities. He also has management experience as a senior executive in commercial banking, investment banking and capital markets.

Vice Admiral John R. Ryan, USN (Ret.) Age: 70	Board Committees: • Compensation • Nominating & Governance	Other Public Directorships: • Cablevision Systems Corporation • Barnes & Noble Education, Inc.

Director Since: July 2003 Lead Director Since: May 2008
Prior Senior Leadership Positions:
• Chancellor of the State University of New York
• President of the State University of New York Maritime College
• Superintendent of the U.S. Naval Academy
• Commander of the Fleet Air Mediterranean, U.S. Navy
• Commander of the Patrol Wings for the U.S. Pacific Fleet, U.S. Navy
• Director of Logistics for the U.S. Pacific Command, U.S. Navy
Senior Leadership Positions: • President and Chief Executive Officer of the Center for Creative Leadership • Chairman of the Board of Directors of the U.S. Naval Academy Foundation

Vice Admiral Ryan has served as a director of CIT since July 2003 and was appointed lead director (“Lead Director”) by the Board in May 2008. Mr. Ryan has been President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since May 2007. Previously, Mr. Ryan served as Chancellor of the State University of New York from June 2005 to June 2007. Mr. Ryan also served as President of the State University of New York Maritime College from June 2002 until June 2005 while also serving as the Interim President of the State University of New York at Albany from February 2004 until February 2005. From 1998 to 2002, Mr. Ryan was Superintendent of the U.S. Naval Academy, Annapolis, Maryland. Mr. Ryan served in the U.S. Navy from 1967 to July 2002, including as Commander of the Fleet Air Mediterranean in Naples, Italy from 1995 to 1998, Commander of the Patrol Wings for the U.S. Pacific Fleet in Pearl Harbor from 1993 to 1995, and Director of Logistics for the U.S. Pacific Command in Aiea, Hawaii from 1991 to 1993. Mr. Ryan currently serves as a Director and member of the Audit Committee of Cablevision Systems Corporation, as Lead Director and member of the Compensation Committee and Chair of the Corporate Governance Committee of Barnes & Noble Education, Inc., and has previously served as Chairman of the Board of the U.S. Naval Academy Foundation.

Qualifications: Vice Admiral Ryan provides the Board with experienced leadership and an expertise in managing large complex organizations, primarily in academia and the military. In addition, Mr. Ryan provides the Board with extensive experience in strategic planning, logistics, talent development and succession planning. He has substantial experience serving on public company boards undergoing strategic transactions, including serving as a director of Cablevision during its 2010 spinoff of Madison Square Garden, L.P., its 2011 spinoff of AMC Networks, Inc., and its 2013 sales of Clearview Cinemas and Optimum West to Bow Tie Cinemas and Charter Communications, respectively. His tenure as a director, and as Lead Director, of CIT enables him to provide the Board with valuable experience in overseeing CIT’s business and providing leadership to the Board.

Sheila A. Stamps Age: 58	Board Committees: • Risk Management • Regulatory Compliance	Other Public Directorships: • None

Director Since: February 2014
Prior Senior Leadership Positions:
• Executive Vice President, Dreambuilder Investments, LLC
• Director of Pension Investments and Cash Management at the New York State Common Retirement Fund
• Managing Director, FleetBoston Financial Corporation (now part of Bank of America Corporation)
• Managing Director & Head of European Asset-Backed Securitization, Bank One Corporation (now part of JPMorgan Chase & Co.)
Senior Leadership Positions: • Director of CIT Bank, N.A. • Board of Directors, IES Abroad • Commissioner, New York State Insurance Fund

Ms. Stamps currently serves as a Commissioner and Audit Committee Chair on the board of the New York State Insurance Fund, the largest worker’s compensation insurance provider in the State of New York, and on the Board of Directors of IES Abroad. She previously served as Executive Vice President of Corporate Strategy and Investor Relations at Dreambuilder Investments, LLC, a private mortgage investment company, from 2011 to 2012. She served from 2008 to 2011 as Director of Pension Investments and Cash Management at the New York State Common Retirement Fund, and from 2004 to 2005 as a Fellow at the Weatherhead Center for International Affairs at Harvard University. Prior to this, Ms. Stamps served as Managing Director and Head of Relationship Management, Financial Institutions at FleetBoston Financial (now part of Bank of America Corporation). From 1982 to 2003, she held a number of executive positions with Bank One Corporation (now part of JPMorgan Chase & Co.) and First Chicago Corporation including Managing Director and Head of European Asset-Backed Securitization and Managing Director and Senior Originator of Asset-Backed Securitization. She holds an M.B.A. from the University of Chicago.

Qualifications: Ms. Stamps provides the Board with in-depth knowledge of middle market commercial banking and capital markets in both the US and European markets. She is a senior financial executive with strategy, risk and business development expertise, and also is an experienced banker to the financial services industry. Her experience as a Director at the New York State Common Retirement Fund also enables her to provide the Board with an investor relations perspective and experience serving as a fiduciary in a complex financial environment.

Peter J. Tobin Age: 71	Board Committees: • Regulatory Compliance (Chair) • Risk Management	Other Public Directorships: • None

Director Since: July 2002
Prior Senior Leadership Positions:
• Director of AllianceBernstein Corporation (General Partner of AllianceBernstein Holding L.P.)
• Interim Chief Executive Officer of CIT Group Inc.
• Dean of the Peter J. Tobin College of Business at St. John’s University
• Director of H.W. Wilson
• Director of AXA Financial • Director of Rock Valley Tool • Chief Financial Officer of The Chase Manhattan Corporation

Mr. Tobin has served as a director of CIT since July 1, 2002, and previously from May 1984 to June 1, 2001. Mr. Tobin served as CIT’s Interim Chief Executive Officer from January 19, 2010 through February 7, 2010. He retired from St. John’s University in May 2005, after serving as Special Assistant in Corporate Relations and Development to the President of St. John’s University since September 2003, and previously as Dean of the Peter J. Tobin College of Business at St. John’s University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. Mr. Tobin currently serves, or during the preceding five years served, as a director of AXA Financial, AllianceBernstein Corporation, a subsidiary of AXA Financial that manages mutual funds, H.W. Wilson, a publishing company, and as an officer and director of Rock Valley Tool.

Qualifications: Mr. Tobin provides the Board with expertise and experience on various financial and accounting issues as a former Chief Financial Officer with several large and diverse commercial banking institutions. He is also a certified public accountant. In addition, Mr. Tobin provides the Board with insight from a customer’s perspective as an officer and/or director of two privately held companies.

Laura S. Unger Age: 55	Board Committees: • Nominating & Governance (Chair) • Audit	Other Public Directorships: • CA, Inc. • Navient Corporation

Director Since: January 2010
Prior Senior Leadership Positions:
• Director of Ambac Financial Group Inc.
• Acting Chairperson of the U.S. Securities and Exchange Commission
• Commissioner of the U.S. Securities and Exchange Commission
• Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs • Director of MBNA Corporation • Board Member, Children’s National Medical Center Foundation

Ms. Unger has served as a director of CIT since January 2010. She served as Commissioner of the SEC from November 1997 to February 2002, including Acting Chairperson of the SEC from February to August 2001. Subsequently, she served as a Regulatory Expert for CNBC. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs. Prior to working on Capitol Hill, she was an attorney with the Enforcement Division of the SEC. Ms. Unger currently serves, or during the preceding five years served, as a director of CA, Inc., Navient Corporation, certain privately-held affiliates of Nomura Holding America Inc., Ambac Financial Group, Inc., the IQ Funds Complex, MBNA Corp. and Children’s National Medical Center. She also has acted as Special Adviser to Promontory Financial Group and as an Independent Consultant to JP Morgan Chase for the Global Analyst Conflict Settlement.

Qualifications: Ms. Unger provides the Board with insight about regulatory policy as well as operating in a regulatory environment, based on her experience as both a former Commissioner and a former enforcement attorney with the SEC. In addition, Ms. Unger provides the Board with insight into the political and legislative process, based on her experience as a staff counsel in the U.S. Senate. She also has significant corporate governance expertise.

New Director Nominees

CIT has two new nominees for director in 2016: Michael A. Carpenter and John J. Oros. Mr. Carpenter previously served on the Board of the Company in 2009, a position he left to become Chief Executive Officer of Ally Financial, Inc. Mr. Oros previously served as a director of OneWest Bank N.A. prior to its acquisition by CIT in August 2015. For more information, see “Directors — Nominees” and “Corporate Governance — Appointment of Directors”.

Retiring CIT Directors

At the time of our Annual Meeting, John A. Thain, who has served as a director since February 2010, Michael J. Embler, who has served as director since December 2009, David M. Moffett, who has served as director since July 2010, and Seymour Sternberg, who has served as director since December 2005, are retiring from the Board and will not stand for re-election. We thank Messrs. Thain, Embler, Moffett and Sternberg for their dedicated leadership and service to CIT.

Mr. Thain served as Chief Executive Officer of CIT and Chairman of CIT Bank, N.A. until March 31, 2016 and will continue to serve as Chairman of CIT until May 10, 2016.

Director Qualifications and Experience

The table below includes the qualifications and experience of each director that assisted the Board in determining the directors are qualified to serve on the Board and that the Board is composed of directors with diverse backgrounds and experiences.

Summary of Director Qualifications and Experience	Ellen Alemany	Michael Carpenter	Alan Frank	William Freeman	Steven Mnuchin	R. Brad Oates	John Oros	Marianne Parrs	Gerald Rosenfeld	John Ryan	Sheila Stamps	Peter Tobin	Laura Unger
Business Head/Administration experience is important as directors with such experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	Ö	Ö	Ö	Ö	Ö	Ö		Ö	Ö	Ö	Ö	Ö
Business Operations experience gives directors a practical understanding of developing, implementing and assessing our operating and business strategy.	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö	Ö
Corporate Governance experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.	Ö	Ö	Ö	Ö	Ö	Ö		Ö	Ö	Ö		Ö	Ö
Finance/Capital Allocation experience is important in evaluating our financial statements and capital structure.	Ö	Ö	Ö		Ö	Ö	Ö	Ö	Ö		Ö	Ö
Banking Expertise is important because it assists our directors in understanding and overseeing our banking activities, regulatory requirements and environment and financial reporting and internal controls.
	Ö	Ö	Ö		Ö	Ö	Ö				Ö	Ö
Financial Services Industry experience is important in understanding and reviewing our business strategy and financial statements.	Ö	Ö	Ö		Ö	Ö	Ö		Ö		Ö	Ö
Government/Public Policy experience is relevant to CIT as it operates in a regulated industry that is directly affected by governmental actions.										Ö			Ö
Risk Management experience is critical to the Board’s role in overseeing the risks facing CIT.	Ö	Ö	Ö		Ö	Ö	Ö	Ö	Ö		Ö	Ö

Summary of Director Qualifications and Experience	Ellen Alemany	Michael Carpenter	Alan Frank	William Freeman	Steven Mnuchin	R. Brad Oates	John Oros	Marianne Parrs	Gerald Rosenfeld	John Ryan	Sheila Stamps	Peter Tobin	Laura Unger
Marketing/Sales experience is relevant to CIT as it seeks to identify and develop new markets for its products and services and new products and services for its customers.				Ö							Ö
Technology Systems experience is relevant to CIT as it looks for ways to enhance CIT’s customer experience and retention and internal operating efficiencies and controls.					Ö	Ö		Ö
Academia/Education experience brings perspective regarding organizational management relevant to our business.				Ö					Ö	Ö		Ö	Ö

CORPORATE GOVERNANCE

CIT is committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values promote long-term performance and reevaluates our governance policies on an ongoing basis to ensure they sufficiently meet CIT’s needs and our stockholders’ interests. Listed below are some of the significant corporate governance practices and policies we have adopted.

Ö Majority Voting in Director Elections. If an election is uncontested, each of our director-nominees has agreed to tender his or her irrevocable contingent resignation if he or she is not elected by a majority of the votes cast by stockholders. Our Governance Committee will promptly consider the director’s resignation and recommend to our Board whether to accept or reject the resignation. Our Board will act on the Governance Committee’s recommendation within 90 days of the applicable stockholder meeting and will then publicly disclose its decision.
Ö Lead Director. Our Corporate Governance Guidelines establish the role of an independent lead director who is elected annually by a majority vote of the independent directors. More information about the role of the lead director and our Board structure may be found in this Proxy Statement under the heading “Board Leadership Structure”.
Ö Absence of a Stockholder Rights Plan. We do not have a stockholder rights plan and are not currently considering adopting one.

Ö Related Person Transactions Policy. Our Governance Committee is responsible for approving or ratifying transactions involving CIT and related persons and determining if the transaction is in, or not inconsistent with, the best interests of CIT and our stockholders. More information about our Related Person Transactions Policy may be found below under the heading “Related Person Transactions Policy”.
Ö Executive Sessions. Our Board meets regularly in executive sessions without the presence of management, including our Chairman. These sessions are led by our Lead Director.
Ö Limitations on Participation on Other Boards. To ensure that our directors have sufficient time to devote proper attention to their responsibilities as directors of CIT, unless otherwise approved by the Governance Committee, employed directors are limited to service on one board of another publicly traded company, while other directors may not serve on the boards of more than four other public companies.

Ö Stock Ownership Requirements. Both our directors and senior executive officers are required to own a minimum amount of CIT’s common stock at all times while they remain with CIT.
Ö Political Contributions. CIT believes that an important part of responsible corporate citizenship is participation in the political and public policy process. However, even where legally permitted, CIT’s policy is not to use any company funds or property for any candidate campaign funds including candidate campaign committees, political parties, caucuses, or independent expenditure committees (superPACs).
Ö Proxy Access. CIT believes that it is appropriate for certain stockholders to be able to use our proxy statement and proxy card to nominate one or more director candidates. In 2016, we amended our By-Laws to generally allow stockholders owning 3% or more the Company’s total voting stock for three years to use the Company’s proxy statement to nominate the greater of two or 20% of the director positions subject to vote at an annual meeting.

Ö Hedging, Margin Accounts and Pledged Securities. CIT’s directors and employees are prohibited from entering into financial transactions to hedge their ownership interest in CIT’s securities, holding CIT’s securities in a margin account, or otherwise pledging CIT’s securities as collateral for a loan.
Ö Board and Committee Evaluations. Each year, each director completes a questionnaire reflecting his or her assessment of the effectiveness of the Board and the committees on which he or she serves. The General Counsel confidentially summarizes the directors’ responses for review by the Governance Committee, the Board and Committees. The Board and Committees review the summary in executive session and considers what actions, if any, to take as a result.

Additional information is provided below regarding these and certain other key corporate governance policies which we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interests of our stockholders. Investors can find a copy of CIT’s Corporate Governance Guidelines and other governance policies on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. Information contained on the CIT website does not constitute part of this Proxy Statement.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that neither the director nor any of such director’s immediate family has a material relationship with CIT (either directly, or as a partner, stockholder, or officer of an organization that has a relationship with CIT). In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation, including immediate family members. The Board also considers the specific independence criteria for directors as defined by the NYSE.

In furtherance of our Board’s commitment to maintain the independence of our independent directors, the Board implemented a charitable contributions policy. The policy requires that if any charitable contribution proposed to be made by CIT to an organization in which a director is affiliated exceeds the lesser of (i) $25,000 or (ii) 2% of the charitable organization’s most recently reported annual consolidated gross revenues, such contribution is subject to the approval of the Governance Committee. In determining whether to approve any such contribution, the Governance Committee considers whether the donation would impair the director’s independence.

Based on the foregoing considerations, the Board has determined that, except for Mr. Thain, our CEO until March 31, 2016, and Chairman until May 10, 2016, Ms. Alemany, our Vice Chairman (until March 31, 2016), Chairwoman-elect (effective May 10, 2016) and CEO (effective April 1, 2016), and Mr. Mnuchin, our Vice Chairman (until March 31, 2016), all of CIT’s directors are independent and, other than the Regulatory Compliance Committee, each of the Board Committees are composed solely of independent directors. In making this determination, the Board considered the transactions described below under the heading “Related Person Transactions Policy”.

Mr. Mnuchin currently serves on the Board of Directors of Sears Holding Corporation (“Sears Holdings”). CIT has had and continues to have various business dealings with Sears Holdings, including commercial services transactions. At its February 18, 2016, meeting, the Governance Committee of the Board reviewed the existing relationships between CIT and Sears Holdings for purposes of considering any potential impact on Mr. Mnuchin’s independence and other governance matters. The Governance Committee determined that Mr. Mnuchin should recuse himself from any CIT Board decisions that could reasonably have an impact on Sears

Holdings, as well as Ratpac Dune, Dune Capital and Relativity. The Governance Committee of the Board has determined that Mr. Mnuchin is not independent as defined by the NYSE and applicable law. For more information, see “Corporate Governance — Related Person Transactions Policy”.

Related Person Transactions Policy

The Board has adopted a “Related Person Transactions Policy” for the review and approval of “related person transactions,” which is defined under such policy as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which CIT was or is to be a participant, the amount involved exceeds or is expected to exceed $120,000 in a single calendar year, and an executive officer, director, director nominee, or a 5% beneficial owner of any class of CIT’s voting securities (or any of their respective immediate family members) had or will have a direct or indirect material interest, other than the following:

•	interests arising solely from the related person’s position as a director or limited partner, or from the direct or indirect ownership by the related person, and all other related persons, in the aggregate of less than a 10% equity interest in another corporation or organization that is a participant in the transaction;

•	amounts due from related persons to CIT for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments, and for other indebtedness transactions in the ordinary course of business;

•	interests arising solely from the ownership of a class of CIT’s equity securities, if all holders of that class of equity securities receive the same benefit on a pro rata basis;

•	transactions where price is determined by competitive bid, or where the service is rendered as a common carrier or public utility at rates fixed pursuant to law;

•	transactions that involve compensation to a director, or compensation to executive officers, approved by the Board;

•	interests arising solely from the related person’s position as an executive officer or director of another entity that is a participant in the transaction, where (a) the related person and his or her immediate family members own in the aggregate less than a 5% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction, and (c) the amount involved in the transaction equals less than 2% of the annual gross revenues of each of CIT and the other entity that is a participant in the transaction.

Under this written policy, any proposed related person transaction will be considered at the next meeting of the Governance Committee, but if it is not desirable for CIT to wait until the next meeting, the transaction will be submitted to the Chairperson of the Governance Committee for approval, subject to reporting any such approval at the next Governance Committee meeting. In either case, the benefits to CIT, the availability of other sources of comparable products or services, the terms of the transaction, the terms available to unrelated third parties, and whether the transaction was undertaken in the ordinary course of business, will be considered. The Governance Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of CIT and its stockholders, as the Governance Committee determines in good faith. In certain circumstances, if the Chief Executive Officer, Chief Financial Officer or General Counsel of CIT becomes aware of a related person transaction that has not been previously approved or ratified under the policy, the Governance Committee will determine if rescission of the transaction is appropriate, and will request that the Chief Financial Officer evaluate CIT’s controls and procedures to ascertain the reason the transaction was not submitted to the Governance Committee or its Chairperson for prior approval.

We have in the past and may in the future enter into certain transactions with affiliates, other than directors and executive officers. Such transactions have been, and it is anticipated that such transactions will continue to be, entered into on an arm’s length basis at a fair market value for the transaction.

Following is a description of a series of transactions reviewed by the Governance Committee under the Related Person Transactions Policy in 2015:

Mr. Mnuchin, a director of CIT (and Vice Chairman of CIT until March 31, 2016) and CIT Bank, N.A. (“CIT Bank”) and previously the Chairman and CEO of IMB Holdco LLC (“IMB”) and Chairman of OneWest Bank N.A. (“OneWest Bank”), is also Chairman, CEO, and principal owner of Dune Capital Management LP, a privately owned investment firm (“Dune Capital”). Mr. Mnuchin is also a member of the Board of Directors of Sears Holdings. Sears Holdings is an obligor to CIT on certain commercial services facilities, including loans and committed lines, factored receivables, and leases. In addition, through Dune Capital, Mr. Mnuchin owns or controls interests in several entities that have made various investments in the media and entertainment industry, including Ratpac-Dune Entertainment LLC, a film investment business (“Ratpac-Dune”) and Relativity Media LLC, a media production and distribution company (“Relativity”). CIT Bank was a lender and participant in a credit facility provided to Ratpac-Dune, which was led by Bank of America and was entered into prior to the OneWest Bank acquisition. CIT Bank sold its interest in such loan in October 2015.

In October 2014, Mr. Mnuchin purchased certain classes of equity interests in and was appointed as co-chairman of the Board of Directors of Relativity. As a result, several revolving credit facilities and term loan facilities that previously existed among OneWest Bank and certain other banks, as lenders, and certain subsidiaries and affiliates of Relativity (the “Borrowers”), including one revolving credit facility that was increased in size, and certain deposits of the Borrowers with OneWest Bank, were considered to be related party transactions. After Mr. Mnuchin joined the Board of Directors of Relativity in October 2014, all subsequent actions between OneWest Bank and the Borrowers were approved by the Board of Directors of OneWest Bank, excluding Mr. Mnuchin. Effective May 2015, Mr. Mnuchin ceased to be co-chairman and Member of the Board of Directors of Relativity. Relativity filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code on July 30, 2015 seeking protection for itself and certain of its subsidiaries.

Appointment of Directors

Eleven of CIT’s thirteen nominees for director are current directors of CIT. Two nominees, Mr. Carpenter and Mr. Oros are new nominees for director of CIT. Mr. Carpenter previously served on the Board of the Company in 2009, a position he left to become Chief Executive Officer of Ally Financial, Inc. For more information, see “Directors — Nominees”.

On February 18, 2016, the Company and J.C. Flowers & Co. LLC (“JCF”), who collectively with its affiliates and associates beneficially owned as of such date 7,007,345 shares of the Company’s common stock, entered into a Nomination and Support Agreement pursuant to which the Company agreed to nominate John J. Oros, Managing Director of JCF as part of the Company’s slate of director nominees for election at the Annual Meeting. The Nomination and Support Agreement includes, subject to limited exceptions, customary standstill restrictions, voting commitments and other support obligations of JCF that continue through the earlier of (x) the date that is fifteen days following the first date that both Mr. Oros ceases to be a member of the Board and JCF has irrevocably waived its right to appoint a substitute for Mr. Oros and (y) thirty days following the deadline for shareholder nominations for the election of directors at the Company’s 2017 annual meeting of shareholders or any subsequent annual meeting of shareholders if the Company has not confirmed prior to such date that Mr. Oros will be included on the Company’s slate of directors for such meeting. During the standstill period, JCF has agreed that it will not acquire beneficial ownership of more than 9.9% of the Company’s outstanding common stock. In addition, if at any time JCF ceases to hold an aggregate “net long” position of at least one million shares of the Company’s outstanding common stock, Mr. Oros will tender his resignation to the Board, subject to acceptance by the Board. Pursuant to the Nomination and Support Agreement, JCF has also entered into a confidentiality agreement with the Company.

Diversity of Directors

Under our Corporate Governance Guidelines, the Board has adopted a diversity policy and seeks diversity in its members with respect to background, skills and expertise, industry knowledge, and experience. Our Corporate Governance Guidelines set forth general criteria for nomination and re-nomination to the Board, including:

•	judgment, integrity, commitment, and candor;

•	leadership and decision-making experience in complex organizations, including corporations, banking and financial institutions, and government, education, and military institutions;

•	expertise, knowledge, and skills useful for overseeing our business; and

•	diversity of background, perspectives, skills and experience.

When considering directors for re-nomination, the Governance Committee also considers attendance, preparedness, participation and candor.

The Governance Committee reviews with the Board the skills, characteristics and diversity of background appropriate for CIT’s directors. When seeking to fill Board vacancies, the Governance Committee evaluates the skills and characteristics of the existing directors, including the diversity of background, perspectives, and experience of the directors, to identify any gaps that should be filled. The Governance Committee then utilizes that information to guide its search for new director nominees.

Majority Voting for Directors

Under our By-Laws and Corporate Governance Guidelines, if the nominees are all nominated by CIT, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election; however, directors are elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Corporate Secretary of CIT receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees set forth in our By-Laws, and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before CIT first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, as permitted under Delaware law and our By-Laws, stockholders shall not be permitted to vote “against” a nominee. Votes cast shall not include abstentions with respect to the election of directors. Under our Corporate Governance Guidelines, if a majority vote is required, any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Governance Committee will consider all factors that it deems relevant in making its recommendation, including any stated reasons why stockholders voted “against” the director, the length of service and qualifications of the director, the director’s contributions to CIT and CIT’s Corporate Governance Guidelines.

The Board will act on the recommendation of the Governance Committee no later than 90 days following the date of the stockholders’ meeting at which the election occurred. The Board will review the factors considered by the Governance Committee and such other information and factors as the Board deems relevant. We will promptly disclose the Board’s decision whether to accept the resignation as tendered, and provide a full explanation of the process by which the decision was reached and, if applicable, the reasons the Board rejected the tendered resignation, in a Current Report on Form 8-K filed with the SEC.

If one or more directors’ resignations are accepted by the Board, the Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Board Leadership Structure

Until March 31, 2016, the positions of Chief Executive Officer and Chairman were held by one person, John A. Thain. Effective April 1, 2016, Ellen R. Alemany assumed the role of Chief Executive Officer and Mr. Thain continues to serve as Chairman until the conclusion of the Annual Meeting, at which time Ms. Alemany will also assume the role of Chairwoman. Therefore, as of May 10, 2016, the positions of Chief Executive Officer and Chairwoman will be held by one person, Ellen R. Alemany. In deciding to continue CIT’s practice of combining the Chief Executive Officer and Chairman positions, the primary factors considered by the Board were the importance of a unified strategic and operating focus, the benefits of clarity in the management structure of the organization, and the need for consistent communications to stockholders, customers, regulators and other constituencies. This structure also best assures that Ms. Alemany will be able to use her in-depth knowledge and perspective gained from running CIT to effectively and efficiently guide our Board. By being closely connected with both CIT’s senior level managers and the Board, Ms. Alemany is better able to appreciate and balance the perspectives of both groups.

To establish a liaison between the non-management directors and the Chairman and Chief Executive Officer and foster effective communication between them, the independent directors on CIT’s Board also appoint a Lead Director who is independent of management. This position is currently held by Vice Admiral John R. Ryan, USN (Ret.). The Board has structured the role of our independent Lead Director to strike an appropriate balance with the combined Chairman and Chief Executive Officer role and to fulfill the important requirements of independent leadership on the Board. As Lead Director, Mr. Ryan:

•	presides over all meetings of the Board at which the Chairman is not present;

•	presides at executive sessions of the Board;

•	develops and approves meeting agendas for the Board to ensure that management is addressing all matters of concern or interest to the Board and that sufficient time for discussion is allocated for each matter; and

•	serves as a liaison between the Chairman and the independent directors.

The Board’s Role in Risk Oversight

The Board believes that evaluating how CIT’s executive team manages the various risks confronting CIT is one of the most important areas of its oversight responsibilities and that effectively balancing risk and return is critical to the long-term success of CIT. CIT has a comprehensive enterprise risk management program that governs the policies and procedures used by management to monitor, evaluate and manage the risks we assume in conducting our business activities. Our Board’s oversight of this risk management process is conducted primarily by our Audit Committee and our Risk Management Committee; however, each of the other Board Committees also considers risk within its area of responsibility.

Audit Committee

The duties of the Audit Committee include reviewing and discussing with the appropriate members of management CIT’s major financial risk exposures, including interest rate, liquidity, foreign currency exposure, cash investment, funding, swap-counterparty, and asset-liability management risks, as well as overseeing CIT’s internal controls over financial reporting. In addition, the Audit Committee is responsible for the oversight of, and receives regular reports regarding, CIT’s internal audit and compliance functions and risks related to litigation, compliance and legal matters as well as enterprise, operations and market risks. The Audit Committee and Risk Management Committee meet together quarterly in joint sessions to ensure appropriate communications regarding areas of overlap in overseeing risk.

Risk Management Committee

The duties of the Risk Management Committee include overseeing CIT’s risk management functions and processes, including (a) reviewing and recommending to the Board an annual risk appetite statement, and reviewing management’s risk appetite limits report to confirm that CIT is operating within its risk appetite statement, (b) ensuring that management has established processes and an enterprise risk management framework and governance structures designed to identify, bring to the Board’s and/or the Risk Management Committee’s attention, and appropriately manage, monitor, control and report exposures to the major risks affecting CIT, including risk management deficiencies and the timely implementation of corrective actions to address such deficiencies, (c) monitoring the performance, quality and trends associated with CIT’s credit portfolio, (d) assessing, jointly with the Audit Committee, the adequacy of CIT’s allowance for loan losses and management’s methodology for determining such allowance, (e) receiving, jointly with the Compensation Committee, management’s assessment of the effectiveness of the design and operation of CIT’s incentive compensation programs, and (f) overseeing CIT’s stress testing process. The Risk Management Committee also oversees CIT’s loan review function, information security processes, business continuity planning, and the use of insurance to manage certain of CIT’s risks.

Compensation Committee

The duties of the Compensation Committee include regularly assessing risks related to our compensation programs, including our executive compensation practices. Management provides information on a regular basis to the Compensation Committee regarding compensation elements and features that could mitigate or encourage excessive risk-taking. In assessing compensation related risks, the Compensation Committee, together with the Risk Management Committee, considers the balance between annual and longer-term performance incentives, performance measures that motivate sustained performance while prudently managing risk, stock ownership guidelines that align executives’ interests with those of our stockholders, and our clawback policy to recoup compensation.

Nominating & Governance Committee

The duties of the Governance Committee include reviewing and minimizing risks by ensuring appropriate policies and practices exist and are implemented to avoid or manage conflicts of interest by and among CIT, its executive officers, directors, director nominees and stockholders, overseeing an effective succession planning process, overseeing CIT’s Political Contributions Policy and lobbying practices, and adopting prudent governance policies. For more information, see “Corporate Governance” above for a list of significant corporate governance practices and policies.

Regulatory Compliance Committee

The duties of the Regulatory Compliance Committee include monitoring and overseeing CIT’s relationships with regulators and its compliance with and resolution of any significant issues or matters identified by any banking regulatory authority.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s human resources strategy in support of its business strategy at least annually. This process includes a detailed discussion of the Company’s leadership bench strength and succession plans with a focus on key positions at the senior officer level. In addition, the Board Committees regularly discuss the talent depth for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. For more information on CIT’s Board Committees, see “Corporate Governance — Board Committees” below.

Director and Senior Executive Officer Stock Ownership Policy

CIT believes that significant stock ownership by its directors and senior executive officers further aligns their and CIT stockholders’ interests. Accordingly, under our Corporate Governance Guidelines, within a specified period of time, directors are required to own shares of CIT’s common stock at least equal in value to five times the amount of the directors’ annual retainer fee. “Value” is generally calculated as the number of shares owned multiplied by the greater of (i) the current stock price or (ii) the 3-year average stock price of CIT’s common stock. This minimum stock ownership must be maintained for as long as both (a) such director remains on the Board and (b) CIT’s common stock is publicly traded on a national securities exchange. Senior executive officers of CIT are also required to own a minimum amount of CIT shares as further described in the “Compensation Discussion and Analysis” portion of this Proxy Statement.

Board Committees

During 2015, our Board maintained an Audit Committee, a Compensation Committee, a Governance Committee, a Risk Management Committee and a Regulatory Compliance Committee as standing committees. Each Board Committee is currently comprised of four directors. Each director serving on the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Management Committee, and (other than with respect to Ms. Alemany who became Vice Chairman of CIT in October 2015 and CEO and President of CIT Bank in December 2015 and, effective April 1, 2016, began serving as Chief Executive Officer of CIT and, effective May 10, 2016, will also serve as Chairwoman), the Regulatory Compliance Committee, is independent as defined by the NYSE and applicable law. Each Board Committee has a separate chair and operates under a written charter. The current version of the written charter of each standing Board Committee is available on our website at http://www.cit.com/about-cit/corporate-governance /board-committees/index.htm.

Board Committee Assignments

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee	Risk Management Committee	Regulatory Compliance Committee
Ellen R. Alemany					•
Michael J. Embler*	•		•
Alan Frank**	•
William M. Freeman		•	•
Steven T. Mnuchin**
David M. Moffett*		•
R. Brad Oates				•
Marianne M. Parrs	CHAIR				•
Gerald Rosenfeld				CHAIR
Vice Admiral John R. Ryan, USN (Ret.)		•	•
Sheila A. Stamps				•	•
Seymour Sternberg*		CHAIR
Peter J. Tobin				•	CHAIR
Laura S. Unger	•		CHAIR
2015 Meetings	9	7	11	5	4

*	Until May 10, 2016.

**	Became a director in August 2015.

Board Committee Duties, Generally

Each Board Committee:

•	conducts its duties consistent with its written charter, which it reviews and updates (if appropriate) at least annually;

•	conducts a self-evaluation annually;

•	cooperates and coordinates with the other Board Committees on areas where the substance of their activities overlap; and

•	regularly reports to the Board.

Audit Committee

The Audit Committee’s duties include:

•	monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting;

•	monitoring compliance with our “Code of Business Conduct,” other compliance policies, and legal and regulatory requirements;

•	reviewing the budget, plan and activities of the Internal Audit Department and the appointment, performance and replacement of the Chief Auditor;

•	reviewing the budget, plan and activities of the Compliance Department and the appointment, performance, and replacement of the Chief Compliance Officer;

•	retaining, determining the compensation of, and monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements;

•	overseeing the management of our financial, litigation and compliance risks; and

•	approving the “Audit Committee Report” for inclusion in our annual proxy statement.

The Board has determined that Ms. Parrs meets the standard of “Audit Committee Financial Expert,” as defined by the rules of the SEC, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NYSE listing standards.

Compensation Committee

The Compensation Committee evaluates, oversees and approves the compensation and benefits for our executive officers and other employees, and is responsible for the following:

•	overseeing, reviewing and approving the overall goals and purposes of CIT’s incentive compensation programs for all employees, to ensure that such programs appropriately balance risk and financial results and do not encourage excessive risk taking;

•	reviewing and recommending to the Board for approval the corporate goals and objectives relevant to CEO compensation;

•	recommending to the Board the compensation and benefits for the CEO considering CIT’s and our CEO’s performance relative to financial, strategic and other goals and objectives approved by the Board and the value of compensation granted to the CEO at comparable or peer companies;

•	approving the compensation for our executive officers and reviewing the compensation for all employees (other than our executive officers) whose annual compensation exceeds $1 million;

•	meeting at least annually to discuss and evaluate employee compensation plans with CIT’s Chief Risk Officer in light of an assessment of any risk posed to CIT, to ensure that such plans do not encourage employees to take unnecessary and excessive risks and to ensure that such plans do not encourage the manipulation of CIT’s reported earnings to enhance the compensation of any of CIT’s employees;

•	receiving and reviewing, jointly with the Risk Management Committee, management’s assessment of the effectiveness of the design and operation of CIT’s incentive compensation programs in providing risk-taking incentives that are consistent with the safety and soundness of CIT;

•	maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

•	approving significant amendments to the retirement, severance and other compensation and benefit plans in which our executive officers participate;

•	discussing, reviewing with management and approving the disclosure regarding compensation and benefit matters and the “Compensation Discussion and Analysis” in CIT’s annual proxy statement; and

•	approving the “Compensation Committee Report” for inclusion in our annual proxy statement.

The Compensation Committee may form and delegate authority to subcommittees comprised of one or more members of the Compensation Committee. It may also delegate to CIT’s employee benefits committee the responsibility to review and recommend material revisions to retirement plans, severance plans, plans permitting deferral of compensation, or any other benefit plan in which the executive officers are participants. The Compensation Committee also has the authority to engage such consultants and independent counsel as it determines is appropriate to assist it in the performance of its responsibilities.

In 2015, the Compensation Committee engaged the independent, external consulting firm Pay Governance LLC (“Pay Governance”) to advise the Compensation Committee on all matters relating to the compensation of our executive officers. The Compensation Committee directly retained Pay Governance independently from CIT management, and CIT does not utilize Pay Governance for any other purpose. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance’s work for the Compensation Committee does not raise a conflict of interest.

Nominating & Governance Committee

The Governance Committee oversees CIT’s governance policies and processes for nominating directors, which duties include:

•	identifying and recommending qualified candidates to fill positions on the Board and its Board Committees;

•	reviewing and recommending to the Board the compensation and benefits for directors (other than directors who are also employees of CIT);

•	overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Board Committees;

•	overseeing the self-evaluation of the Board and its Board Committees;

•	overseeing CIT’s Corporate Governance Guidelines and related policies;

•	overseeing the succession planning process for CIT’s Chief Executive Officer, executive officers and senior managers; and

•	reviewing disclosures in CIT’s annual proxy statement regarding the Governance Committee and the director nominating process, as well as any stockholder proposals and statements in opposition.

The Governance Committee considers and evaluates all director candidates recommended by our stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines. Stockholders may propose qualified nominees for consideration by the Governance Committee by submitting the names and supporting information in writing to: Office of the General Counsel, CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039. Such supporting information shall include (1) a statement containing the notarized signature of the nominee whereby such nominee consents to being nominated to serve as a director of CIT and to serving as a director if elected by the stockholders; (2) information in support of the nominee’s qualifications to serve on the Board and the nominee’s independence from management; (3) the name or names of the stockholders who are submitting such proposal, the number of shares of CIT common stock held by each such stockholder, and the length of time such shares have been beneficially owned by such stockholders; and (4) any other information that the stockholder believes to be pertinent. To be considered for nomination, any such nominees shall be proposed as described above no later than December 15th of the calendar year immediately preceding the applicable annual stockholders meeting. Our Corporate Governance Guidelines provide that no person shall qualify for service as a director if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than CIT, or has received any such compensation or other payment from any person or entity other than CIT, in each case in connection with candidacy or service as a director of CIT.

Regulatory Compliance Committee

The Regulatory Compliance Committee oversees CIT’s compliance with all significant bank regulatory matters, including:

•	overseeing and monitoring CIT’s significant bank regulatory matters, including CIT’s progress in addressing the action items noted by banking regulators in examination and similar reports, and in annual and periodic assessment reports; and

•	overseeing and monitoring other regulatory oversight matters not specifically handled by other Board committees or the Board itself.

Risk Management Committee

The Risk Management Committee oversees CIT’s risk management functions and processes, which address many of the major risks inherent to CIT’s business, including credit risk, market risk, reputation risk, business continuity, and operational risk and is responsible for the following:

•	overseeing our enterprise risk management functions and processes, including reviewing and recommending to the Board an annual risk appetite statement and reviewing management’s risk appetite limits report to confirm that CIT is operating within its risk appetite statement, overseeing CIT’s risk monitoring programs and processes, monitoring the performance and quality of CIT’s credit portfolio, reviewing and assessing CIT’s risk grading methodology, confirming that sufficient and appropriate resources are dedicated to risk management, overseeing CIT’s stress testing process, and managing, monitoring, controlling and reporting exposures to the major risks affecting CIT, including risk management deficiencies and the timely implementation of corrective actions to address such deficiencies;

•	reviewing the plan, budget, activities, organizational structure, staffing, scope of authority and qualifications of the loan review organization responsible for auditing compliance with CIT’s credit policies and practices;

•	reviewing and ensuring the adequacy of CIT’s business continuity and disaster recovery plans, training programs, and threat analysis;

•	reviewing and ensuring the adequacy of CIT’s information security policies and technology risk management program; and

•	reviewing CIT’s corporate insurance program at least annually.

Stockholder Communications with the Board

Any person who has a concern about CIT’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the non-management directors. In addition, CIT’s stockholders may communicate with the Board regarding any topic of current relevance to CIT’s business. Any of the foregoing communications should be submitted in writing to the Lead Director, the Audit Committee, or the non-management directors as a group by writing to them, c/o CIT’s General Counsel and Secretary, One CIT Drive, Livingston, New Jersey 07039, or by email to directors@cit.com. Concerns and stockholder communications may also be directed to the Board by calling the CIT Hotline in the U.S. or Canada at 1-877-530-5287. To place calls from other countries in which CIT has operations, individuals may call the toll free numbers listed in our Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. These concerns can be reported confidentially or anonymously. Concerns and issues communicated to the Board will be addressed through CIT’s regular procedures:

•	depending on the nature of the concern or issue, your communication may be referred to CIT’s Chief Auditor, General Counsel, Chief Human Resources Officer or other appropriate executive for processing, investigation, and follow-up action;

•	concerns relating to CIT’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee; and

•	other concerns may be referred to either CIT’s Lead Director or to one or more non-management members or Board Committee.

CIT’s General Counsel reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials or any other communications intended solely to market services or products to directors or CIT.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under SEC rules. No member of our Compensation Committee is a current or former officer or employee of CIT. No member of our Board and none of our “senior executive officers” (as defined in 12 C.F.R. §303.101) is a management official of an unaffiliated depository organization.

Legal Proceedings

There are no known legal proceedings or events in the past ten years that are material to an evaluation of any director, executive officer, or person nominated to become a director or executive officer of CIT, other than CIT’s bankruptcy in 2009.

CIT Political Contributions Policy

CIT believes that an important part of responsible corporate citizenship is participation in the political and public policy process. The focus of these efforts is on issues that affect the company, our operations, employees, customers, shareholders and local communities. Our business is subject to extensive laws and regulations at the federal, state and local levels, and changes to these laws can significantly affect how we serve our customers and the costs we incur. It is important for CIT to engage in the political dialogue to advance the interests of our company. The CIT Government Relations Department works closely with all of our lines of business to manage our legislative and political activities in a manner consistent with good corporate governance practices and in compliance with all legal requirements.

•	Even where legally permitted, CIT’s policy is not to use any company funds or property for any candidate campaign funds including candidate campaign committees, political parties, caucuses, or independent expenditure committees (superPACs).

•	CIT may use its on-staff government relations professionals, contract lobbyists, and trade associations to monitor and provide comments on proposed legislation and regulations that may affect how our customers can be served. The Director of Government Relations must approve any lobbying activities by employees or the use of company funds for lobbying.

•	CIT’s Political Action Committee (PAC) is a non-partisan committee that provides an opportunity for company employees to participate in the political process. The PAC is funded entirely through voluntary contributions from eligible CIT employees, and uses those funds to support candidates running for elective office, political parties, and other political action committees that are supportive of CIT’s public policy goals.

•	CIT’s Code of Business Conduct encourages employees to participate in civic and political activities on their own time based on their individual desires and political preferences, including making personal contributions to political candidates or activities, as long as they do not express or imply that they are acting on behalf of CIT.

Hedging, Margin Accounts and Pledged Securities

CIT’s directors and employees are prohibited from entering into financial transactions to hedge their ownership interest in CIT’s securities, including trading in publicly traded options, puts, calls, collars or other derivative instruments related to CIT’s stock or debt. CIT’s directors and employees are also prohibited from holding CIT’s securities in a margin account or otherwise pledging CIT securities as collateral for a loan.

DIRECTOR COMPENSATION

The Governance Committee recommends to the Board the compensation and benefits for CIT’s non-employee directors. The objectives of the director compensation program are to attract highly qualified individuals to serve on the Board and to align their interests with our stockholders. Employee directors do not receive compensation for their services as a director.

CIT’s director compensation plan (the “Director Compensation Plan”) is described below. Directors’ compensation is earned for each twelve-month period beginning in May and ending in April, but is disclosed in the annual proxy statement on a fiscal year basis. During 2015, CIT amended its Director Compensation Plan to introduce meeting fees payable for attendance at meetings of the CIT Bank, N.A. Board of Directors, as described below under the heading “Meeting Fees”.

Initial Equity Awards

A one-time grant of restricted stock units (“RSUs”) valued at $100,000 at the time of grant is awarded to directors in connection with their appointment to the Board, subject to applicable black-out periods and applicable vesting terms.

Annual Compensation

The following table outlines the elements of compensation paid annually to directors for each twelve-month period beginning in May and ending in April of the following calendar year, and determined by each director’s role on the Board, pursuant to the Director Compensation Plan.

	Lead Director, Board Committee Chairs and Directors Serving on more than one Board Committee	All Other Directors
Cash Retainer	$60,000	$60,000
Equity-Based Award (1)	$105,000 to $145,000	$95,000
Total	$165,000 to $205,000	$155,000

(1)	CIT’s Director Compensation Plan provides for supplemental director equity-based awards in the form of restricted stock units (“RSUs”) as follows: $25,000 for serving as Audit Committee Chair, $15,000 for serving as Risk Management, Compensation or Special Compliance Committee Chair, $10,000 for serving as Governance Committee Chair, $25,000 for serving as Lead Director and $10,000 for serving on more than one Board Committee. The range of compensation listed in the “Equity-Based Award” and “Total” rows of the table represent the foregoing amounts. The maximum amounts in such ranges presume that a director serves as Audit Committee Chair and Lead Director and serves on more than one Board Committee.

Annual Cash Retainer

An annual cash retainer of $60,000 is payable semi-annually in May and October of each year. Alternatively, directors may elect to receive their cash retainer in any combination of cash and RSUs that settle 100% in shares of CIT stock. RSUs granted in lieu of cash as part of the annual retainer vest in full on the first anniversary of the grant date.

Annual Equity Awards

Directors’ equity-based awards are granted in May of each year in the form of RSUs that settle 50% in cash and 50% in shares and vest in three equal installments beginning on the first anniversary of the date of the grant. Directors may elect to receive 100% of vested RSUs in shares of CIT stock.

Pro-Ration Upon Joining the Board

Annual cash retainers and the value of annual equity-based awards payable to directors with respect to the compensation year during which they are named to the Board are prorated, based on the number of months remaining in the compensation year at the time they are appointed to the Board divided by twelve.

Meeting Fees

CIT Group directors who also serve on the Board of Directors of CIT Bank (the “CIT Bank Board”) receive $1,000 for each meeting of the CIT Bank Board in which they participate in person, and $500 for each meeting of the CIT Bank Board in which they participate by telephone. Such fees are payable quarterly in arrears, in cash. No additional fees are paid for attendance at Board or Board Committee meetings.

Out-of-Pocket Expenses

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board or Board Committee meetings and functions and for continuing education related to serving as a director of CIT.

2015 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (5) ($)	Stock Awards (6)(7) ($)	All Other Compensation (8) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
John A. Thain (1)	$–	$–	$–	$–
Ellen R. Alemany (2)	$–	$–	$–	$–
Steven T. Mnuchin (3)	$–	$–	$6,560,838	$6,560,838
Michael J. Embler	$60,000	$105,000	$–	$165,000
Alan L. Frank	$46,000	$171,250	$–	$217,250
William M. Freeman	$60,000	$105,000	$–	$165,000
David M. Moffett	$61,000	$95,000	$–	$156,000
Marianne Miller Parrs	$61,000	$130,000	$–	$191,000
R. Brad Oates (4)	$61,000	$95,000	$–	$156,000
Gerald Rosenfeld	$61,000	$110,000	$–	$171,000
Vice Admiral John R. Ryan	$60,000	$130,000	$–	$190,000
Sheila A. Stamps	$61,000	$105,000	$–	$166,000
Seymour Sternberg	$60,000	$110,000	$–	$170,000
Peter J. Tobin	$60,000	$120,000	$–	$180,000
Laura S. Unger	$60,000	$115,000	$–	$175,000

(1)	Mr. Thain’s compensation during 2015 was based solely on his role as CEO of CIT, as disclosed in the “Summary Compensation Table” and discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)	Ms. Alemany’s compensation for 2015 reflects both her role as a director of CIT and as Vice Chairman of CIT and CEO and President of CIT Bank during 2015, as disclosed in the “Summary Compensation Table” and discussed in the “Compensation Discussion and Analysis” section in this Proxy Statement.

(3)	Mr. Mnuchin was an executive officer through December 7, 2015, and his compensation during 2015 was based on his role as Vice Chairman of CIT and continued employment through December 31, 2015.

(4)	Mr. Oates also serves as a director of CIT Bank and in 2014 received total compensation of $27,250 for his services, which was paid in cash, in addition to the compensation listed in the table above that he received for his service as a director of CIT.

(5)	During 2015, non-employee directors received an annual retainer of $60,000, which was payable in cash or converted to a number of RSUs at each director’s election. Mr. Frank received a prorated retainer based on when he became a director during 2015. The grant date fair value of RSUs received at each director’s election did not exceed the value of the foregone cash retainer, and no amount related to such awards is therefore included in the “Stock Awards” column. All of the non-employee directors, other than Mr. Rosenfeld who elected to receive 100% of their retainer as RSUs, received their retainers as cash. Mr. Rosenfeld’s 2015 retainer was converted to a number of RSUs based on the closing price of CIT common stock on the respective grant dates, and are scheduled to vest 100% on the first anniversary of the date of each award, respectively. The number of RSUs granted and the grant date fair value of awards granted at Mr. Rosenfeld’s election, are as follows: Mr. Rosenfeld, 648 RSUs granted on 5/12/15 ($30,000) and 708 granted on 11/4/15 ($30,000).

The amounts shown for Messrs. Frank, Moffett and Oates, as well as Ms. Miller Parrs and Ms. Stamps, each include $1,000 representing meeting fees received during 2015.

(6)	Represents the aggregate grant date fair value of RSUs granted during 2015 for each non-employee director, other than for RSUs granted as part of the annual retainer and described in footnote 5 above. These amounts do not represent the actual value realized by each director. The grant date fair value is determined in accordance with FASB ASC 718 (“ASC 718”) based on the closing price of CIT common stock on the date of grant. The number of RSUs granted during 2015 was determined based on the closing price of CIT common stock on each grant date and are scheduled to vest in equal installments on the first, second, and third anniversaries of the date of the award. The number of RSUs and grant date fair value of awards granted to each non-employee director are as follows:

	Grant Date	# RSUs	Grant Date Fair Value
Messrs. Embler and Freeman, and Ms. Stamps	5/12/15	2,269		$105,000
Mr. Frank	8/3/15 8/3/15	2,124 1,513	$ $	100,000 71,250
Ms. Miller Parrs	5/12/15	2,810		$130,000
Messrs. Moffet and Oates	5/12/15	2,053		$95,000
Messrs. Rosenfeld and Sternberg	5/12/15	2,377		$110,000
Mr. Ryan	5/12/15 7/29/15	2,593 220	$ $	120,000 10,000
Mr. Tobin	5/12/15	2,593		$120,000
Ms. Unger	5/12/15	2,485		$115,000

The RSUs listed above are scheduled to either settle 50% in cash and 50% in shares, or 100% in shares based on director elections, other than the initial grant for Mr. Frank which is scheduled to settle 100% in shares.

(7)	The following table sets forth the aggregate number of equity-based awards to each non-employee director outstanding at December 31,2015:

	Stock Options	RSUs
Mr. Embler	7,506	4,729
Mr. Frank	–	3,637
Mr. Freeman	4,558	7,307
Ms. Miller Parrs	4,558	5,856
Mr. Moffett	–	11,317
Mr. Oates	7,506	5,713
Mr. Rosenfeld	7,870	14,470
Mr. Ryan	4,558	11,188
Ms. Stamps	–	6,249
Mr. Sternberg	5,217	4,954
Mr. Tobin	4,902	14,321
Ms. Unger	5,815	11,040

The use of stock options was discontinued in April 2010, and RSUs were the only form of equity-based awards granted to directors during 2015. The number of RSUs that are vested as of December 31, 2015 but deferred at the election of the directors, included in the number of RSUs outstanding presented above, are as follows: Mr. Freeman — 2,654; Mr. Moffett — 11,317; Mr. Oates — 2,152; Mr. Rosenfeld — 13,113; Mr. Ryan — 8,375; Mr. Tobin —14,321; Ms. Unger —11,040; Mses. Stamps and Miller Parrs, and Messrs. Embler, Frank and Sternberg — 0 (none).

(8)	Pursuant to the Agreement and Plan of Merger entered into on July 21, 2014, as amended, by and among CIT, IMB HoldCo LLC, Carbon Merger Sub LLC, a wholly owned subsidiary of CIT and JCF III HoldCo I L.P., in its capacity as the holders’ representative, CIT entered into a retention letter agreement with Mr. Mnuchin, which provides for a total target annual compensation opportunity in the amount of $4.5 million for each of 2015, 2016 and 2017 (including base salary at an annual rate of $800,000, short-term incentive of $1.4 million and long-term incentive of $2.3 million). The amount shown in the All Other Compensation column above includes: (1) $333,333 of base salary earned for service to CIT following the completion of the acquisition of OneWest through December 31, 2015; (2) and also includes a 2015 short-term cash incentive award of $925,000, representing 66% of target; and (3) $595 representing company-paid life insurance premiums, which is described more fully in footnote 7 of the Summary Compensation Table. Mr. Mnuchin did not receive any long-term incentive awards for the 2015 performance year.

The amount shown for Mr. Mnuchin also includes a payment by CIT of $5,231,098 in settlement of the obligation of IMB HoldCo LLC (the parent company of OneWest Bank) to pay Mr. Mnuchin a tax gross-up in respect of his options to purchase IMB HoldCo LLC Common Interests, which obligation was entered into by IMB HoldCo LLC prior to CIT agreeing to acquire OneWest Bank and which amount was fully reserved for by IMB Holdco LLC.

Prior to its acquisition by CIT, OneWest Bank determined to provide residential security services and equipment to Mr. Mnuchin based on the recommendations of an independent security study which the Company agreed to provide until the termination of the employment agreement. The amount shown includes $70,812 representing the actual costs incurred by the Company for providing such services and equipment following the completion of the acquisition of OneWest through December 31, 2015.

Severance

Pursuant to Mr. Mnuchin’s employment agreement, in the event of the termination of his employment without cause or for good reason prior to the third anniversary of the closing of the acquisition, subject to the execution of a release of claims, Mr. Mnuchin would be entitled to a lump sum severance payment approximately equal to the remaining total target annual compensation opportunity, plus 102% of COBRA medical premiums, for the three-year period following the closing of the acquisition, or such greater amount as would be payable to senior executives under CIT’s Employee Severance Plan. Mr. Mnuchin’s employment has been terminated effective March 31, 2016. The amount of his severance compensation is approximately $10.9 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table shows the name and address of each person or company known to CIT that beneficially owns more than 5% of any class of voting stock. Information in this table is as of December 31, 2015, based upon reports on Schedule 13G filed with the SEC on or before February 16, 2016.

Title of Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

Common Stock	Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	(1) 15,226,500	7.60%

Common Stock	Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	(2) 14,346,111	7.10%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	(3) 13,554,252	6.74%

(1)	Capital Research Global Investors reports sole voting power over 15,226,500 shares and sole dispositive power over 15,226,500 shares.

(2)	Franklin Mutual Advisers, LLC reports sole power to vote or direct the vote over 14,346,111 shares and sole power to dispose or direct the disposition of 14,346,111 shares.

(3)	The Vanguard Group reports sole voting power over 168,218 shares, shared power to vote over 16,200 shares, sole dispositive power over 13,375,079 shares and shared dispositive power over 179,173 shares.

Security Ownership of Directors and Executive Officers

The table below shows, as of March 1, 2016, the number of shares of CIT common stock owned by each director, by the named executive officers, and by the directors and executive officers as a group.

Name of Individual	Amount and Nature of Beneficial Ownership (CIT Common Stock and Exchangeable Shares) (1)(2)(3)(4)(5)	Percentage of Class
John A. Thain (6)	511,647	*
Ellen R. Alemany	23,594	*
Michael J. Embler	24,196	*
Alan Frank (6)	13,648	*
William M. Freeman	9,541	*
Steven T. Mnuchin (6)	2,466,493	1.201%
David M. Moffett	3,823	*
R. Brad Oates	16,842	*
Marianne Miller Parrs	12,274	*
Gerald Rosenfeld	17,551	*
John R. Ryan	10,789	*
Sheila A. Stamps	1,300	*
Seymour Sternberg	29,164	*
Peter J. Tobin	8,261	*
Laura S. Unger	10,452	*
E. Carol Hayles	34,872	*
James L. Hudak	36,477	*
C. Jeffrey Knittel	94,322	*
All Directors and Executive Officers as a group (28 persons)	3,456,059	1.683%

*	Represents less than 1% of our total outstanding Common Stock.

(1)	Includes RSUs awarded under our equity compensation plans which have voting rights due to the expiration of the holding period and their settlement in stock (less shares withheld to cover tax obligations), in the following amounts: Mr. Thain — 259,162, Ms. Alemany — 3,945, Mr. Embler — 9,139, Mr. Freeman — 3,463, Mr. Moffett — 3,823, Mr. Oates — 6,835, Ms. Parrs — 6,196, Mr. Rosenfeld — 7,157, Mr. Ryan — 4,711, Ms. Stamps — 1,297, Mr. Sternberg — 9,127, Mr. Tobin — 1,360, Ms. Unger — 2,698, Ms. Hayles — 34,872, Mr. Hudak — 36,477, Mr. Knittel — 85,557 and 141,583 to all other executive officers as a group.

(2)	Includes PSUs awarded under our equity compensation plans which have voting rights due to the certification of the performance measurements upon expiration of the holding period and their settlement in stock (less shares withheld to cover tax obligations), in the following amounts: Mr. Thain — 35,170, Mr. Knittel — 8,765 and 6,132 to all other executive officers as a group.

(3)	Includes shares of CIT common stock issuable pursuant to stock options awarded under our equity compensation plan that have vested or are scheduled to vest within 60 days after March 1, 2016 in the following amounts: Mr. Embler — 7,506, Mr. Freeman — 4,558, Mr. Oates — 7,506, Ms. Parrs — 4,558, Mr. Rosenfeld — 7,870, Mr. Ryan — 4,558, Mr. Sternberg — 5,216, Mr. Tobin — 4,902, and Ms. Unger — 5,815.

(4)	Excludes RSUs issued under our equity compensation plans that will settle 100% in stock, for which the holders do not have voting rights, and for which ownership has not vested, in the following amounts: Mr. Thain — 89,651, Ms. Alemany — 65,358, Mr. Frank — 2,124, Mr. Rosenfeld — 1,356, Ms. Stamps — 1,947, Ms. Hayles — 110,072, Mr. Hudak — 14,406, Mr. Knittel — 85,557 and 132,234 to all other executive officers as a group.

(5)	Excludes RSUs issued under our equity compensation plans, for which the holders do not have voting rights, for which ownership has not vested, and for which settlement shall be made 50% in cash and 50% in stock, in the following amounts: Ms. Alemany — 3,935 (all of which Ms. Alemany elected to settle 100% in stock), Mr. Embler — 4,729 (all of which Mr. Embler elected to settle 100% in stock), Mr. Frank — 2,499, Mr. Freeman — 7,307 (2,653 of which Mr. Freeman elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Mr. Moffett — 11,317 (all of which Mr. Moffett elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Mr. Oates — 5,712 (all of which Mr. Oates elected to settle 100% in stock, and 2,152 of which Mr. Oates elected to defer settlement until he is no longer a member of the Board), Ms. Parrs — 5,855, Mr. Rosenfeld — 13,112 (all of which Mr. Rosenfeld elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Mr. Ryan — 11,188 (8,375 of which Mr. Ryan elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), Ms. Stamps — 4,670 (2,821 of which Ms. Stamps elected to settle 100% in stock), Mr. Sternberg — 4,954 (2,576 of which Mr. Sternberg elected to settle 100% in stock), Mr. Tobin — 14,320 (all of which Mr. Tobin elected to settle 100% in stock and to defer settlement until he is no longer a member of the Board), and Ms. Unger — 11,040 (all of which Ms. Unger elected to settle 100% in stock and to defer settlement until she is no longer a member of the Board).

(6)	Includes shares of CIT common stock held in various trusts for which the director or officer has disclaimed beneficial ownership, in the following amounts: Mr. Thain — 57,135, Mr. Frank — 9,097 and Mr. Mnuchin — 530,920.

EXECUTIVE OFFICERS

The following table sets forth certain information as of February 22, 2016 regarding CIT’s executive officers. The executive officers were appointed by and hold office at the discretion of the Board. No family relationship exists among CIT’s executive officers or with any director. The executive officers, like all directors and employees, are subject to CIT’s Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/code-of-conduct/index.htm. Certain executive officers may also be directors or trustees of privately held or not-for-profit organizations that are not referred to below.

Name	Age	Position
John A. Thain (1)	60	Chairman of the Board and Chief Executive Officer (2)
Ellen R. Alemany (1)	60	Vice Chairman, Chairwoman and Chief Executive Officer-Elect (3) and CEO and President of CIT Bank, N.A.
Bryan D. Allen	48	Executive Vice President and Chief Human Resources Officer
Matthew Galligan	62	President, Real Estate Finance
Stacey Goodman	53	Chief Information and Operations Officer
E. Carol Hayles	55	Executive Vice President and Chief Financial Officer
James L. Hudak	52	President, Commercial Finance
Robert J. Ingato	55	Executive Vice President, General Counsel and Secretary
C. Jeffrey Knittel	57	President, Transportation and International Finance
Raymond D. Matsumoto	60	Executive Vice President and Chief Administrative Officer
Kelley Morrell	36	Executive Vice President and Chief Strategy Officer
Robert C. Rowe	54	Executive Vice President and Chief Risk Officer
Steven Solk	61	President, Business Capital
Edward K. Sperling	51	Executive Vice President & Corporate Controller
Margaret D. Tutwiler	65	Executive Vice President, Communications and Government Relations (4)

(1)	See “Directors — Nominees” in this Proxy Statement for Mr. Thain’s and Ms. Alemany’s biographical information.

(2)	Mr. Thain served as Chief Executive Officer until March 31, 2016 and will continue to serve as Chairman until May 10, 2016.

(3)	Ms. Alemany began serving as Chief Executive Officer effective April 1, 2016 and will also serve as Chairwoman effective May 10, 2016.

(4)	Ms. Tutwiler retired on March 31, 2016.

Bryan D. Allen has served as Executive Vice President and Chief Human Resources Officer since July 2012. He is responsible for overseeing the human resources function, including the development and implementation of the Company’s global employee talent programs, employment policies, compensation and benefits. Prior to CIT, he served as Chief Human Resources Officer for Hanover Insurance Group. Previously, he was Managing Director, Head of Human Resources at U.S. Trust. Prior to U.S. Trust, he held a number of leadership positions at Morgan Stanley, including serving as Global Chief of Staff for Human Resources. He received a BS in Industrial and Labor Relations from Cornell University and an MBA from Columbia University.

Matthew Galligan has served as President of Real Estate Finance since December 2015. Prior to that, Mr. Galligan was Executive Vice President of Real Estate Finance since November 2011. Previously, Mr. Galligan served as Managing Director and Head of U.S. Property Finance for Bank of Ireland where, under his leadership, his team negotiated and closed more than 30 transactions totaling $2 billion. Before joining Bank of Ireland, he served as Executive Vice President for Real Estate Capital Markets at DebtX. He has also worked for Fleet Boston Financial, Bank of Boston and Chase Manhattan in executive level positions in credit, real estate lending, debt distribution and capital markets. Galligan sits on the Commercial Real Estate Board of Governors for the Mortgage Bankers Association. Mr. Galligan received a BA in Economics/Accounting from the College of the Holy Cross and an MBA in Finance from the New York University Graduate School of Business Administration.

Stacey Goodman has served as Chief Information and Operations Officer since December 2015. She has oversight of all aspects of technology and operations at CIT globally. She is responsible for identifying opportunities for improved efficiencies and determining key areas for innovation and investment. Prior to that, Ms. Goodman served as Executive Vice President and Chief Information Officer since April 2012. Prior to CIT, Ms. Goodman served as Managing Director of Global Technology & Operations at Bank of America. Before that, she was Managing Director, Information Technology at UBS. She also served as Department Head, Global Fixed Income at BT Alex Brown and has held other senior level positions with various financial institutions over the course of her career. Ms. Goodman holds a BA in Liberal Arts from Syracuse University.

E. Carol Hayles has served as Executive Vice President and Chief Financial Officer since November 2015. Prior to that, she was Executive Vice President and Corporate Controller since July 2010. Prior to that, she spent 24 years at Citigroup Inc., including serving as Deputy Controller of Citigroup, Inc. since January 2008, leading the SEC and regulatory reporting functions. Before that, she held various leadership positions at Citigroup, including Chief Operating Officer of Citigroup Commercial Business, Senior Analyst in Investor Relations, Chief Financial Officer of Citibank’s e-Business, CFO of Citigroup’s Global Relationship Bank and CFO of Citibank Canada. Ms. Hayles began her career at PricewaterhouseCoopers LLP in Toronto, Canada. Ms. Hayles received her BBA from York University.

James L. Hudak has served as President of CIT Commercial Finance since December 2015. Prior to that, he served as President and Co-Head of Corporate Finance since October 2008. Previously, Mr. Hudak was President of CIT’s Communications, Media and Entertainment business since 2001. In 1994 he co-founded the Telecom Financing Group at AT&T Capital, a predecessor of CIT. Mr. Hudak originally joined AT&T Capital in 1991 in its Capital Markets Division, focusing on large project financings and leveraged leases. He started his career at Philadelphia National Bank, completing a formal bank training program and initially concentrated on commercial real estate projects, and thereafter had roles at both Merrill Lynch and Citibank, where he worked in the Leveraged Finance division. Mr. Hudak received a BA from Bucknell University and an MBA from Cornell University. He is a former officer in the U.S. Army and Army Reserves.

Robert J. Ingato has served as Executive Vice President and General Counsel since June 2001, and as Secretary since August 14, 2002. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999. Mr. Ingato also served as Executive Vice President of Newcourt Credit Group Inc., which was acquired by CIT, since January 1998, as Executive Vice President, General Counsel and Secretary of AT&T Capital Corporation, which was acquired by Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988. Mr. Ingato received his JD degree with honors from Cornell Law School and his BS in Business Administration with honors from Bucknell University.

C. Jeffrey Knittel has served as President of Transportation and International Finance since January 2014. Previously, Mr. Knittel served as President of Transportation Finance since 2007 and CIT Aerospace since 1997 and Executive Vice President of CIT Group/Capital Finance since 1992, and in several other senior management positions within CIT Group/Capital Finance since 1986. Mr. Knittel also served in various senior management positions with Manufacturers Hanover Leasing Corporation since 1982 and Cessna Finance since 1980. Mr. Knittel received a BS in Aviation Management from Embry-Riddle Aeronautical University. He also attended the University of Pennsylvania’s Wharton School of Business Advanced Management Program.

Raymond D. Matsumoto has served as Executive Vice President and Chief Administrative Officer since January 2016. Previously, Mr. Matsumoto served as Executive Vice President and Head of Corporate Services and Client On-Boarding for CIT Bank, N.A. Prior to that, Mr. Matsumoto served as Executive Vice President and Chief Information Officer for OneWest Bank N.A. until its acquisition in August 2015 by CIT. Before that, Mr. Matsumoto worked at Indymac from 1995 to 2008 filling various executive roles including credit, administration, human resources and information technology. From 1977 to 1995, Mr. Matsumoto worked as a senior manager at KPMG for 13 years and then as Chief Financial Officer for five years of a consumer food products company. Mr. Matsumoto earned a BS in Accounting and Finance from the University of California, Berkeley.

Kelley Morrell has served as Executive Vice President and Chief Strategy Officer since December 2015. She is responsible for leading the evaluation and execution of a wide range of strategic initiatives, including large-scale strategic mergers and acquisitions, as well as for partnering with senior leaders across the organization to develop the Company’s strategy and execute its strategic priorities. Prior to joining CIT, Ms. Morrell served as a Senior Director of the U.S. Treasury’s Automotive Industry Financing Program, the Federal government’s $81 billion portfolio of investments in the American automotive industry, which originated during the 2008 Financial Crisis. She oversaw the Government’s investments in Chrysler Financial, and in Chrysler Group following its emergence from bankruptcy, and through its restructuring and successful exit from government ownership. Morrell also led the development of strategic alternatives for Ally Financial, and was part of the team that executed the initial public offering of General Motors after its emergence from bankruptcy. Previously, Ms. Morrell was an investment professional at Hellman & Friedman, the San Francisco-based private equity firm. She began her career as an investment banker at Goldman Sachs in its Financial Institutions Group. Ms. Morrell graduated magna cum laude from Harvard College and received her MBA with distinction from Harvard Business School.

Robert C. Rowe has served as Executive Vice President and Chief Risk Officer since December 2015. Mr. Rowe previously served as Executive Vice President and Chief Credit Officer of CIT since June 2010. Prior to that, Mr. Rowe served as Senior Credit Officer — Commercial Banking of FirstMerit Bank until May 2010. Prior to that, Mr. Rowe also served as Chief Credit Officer of National City Bank after spending 20 years in various roles of increasing responsibility in its Corporate Banking and Credit departments. While at National City, he also served as Division Head of the Equity Sponsor Group and had transaction approval responsibility for various segments that included Leveraged Finance and Asset-Based Lending. Before National City, Mr. Rowe served as Account Officer and Assistant Treasurer of Irving Trust (now Bank of New York Mellon). He received a BA degree in Economics from Boston College and an MBA in Finance from Indiana University.

Steven Solk has served as President of CIT Business Capital since December 2015. He is responsible for CIT’s Direct Capital, Capital Equipment Finance, Equipment Finance, and Commercial Services businesses. Previously, Mr. Solk was an Executive Vice President of Commercial Finance at RBS Citizens Bank and a member of Citizens’ Executive Leadership Group. In this role, he was responsible for executing growth strategies for four commercial banking specialty businesses, which included Franchise Finance, Business Capital, Asset Finance and Commercial Real Estate. Prior to RBS, Solk served in several executive roles in the financial sector, including more than 20 years at Citigroup. At Citigroup, he managed multiple lending and leasing specialty businesses and attained leading market positions in core target markets. Solk began his career at Bank of America, where he underwrote and managed corporate relationships. Mr. Solk earned a BA in Finance from Arizona State University.

Edward K. Sperling has served as Executive Vice President and Corporate Controller since November 2015. Prior to being named to this position, Mr. Sperling was Senior Vice President and Deputy Controller since 2011. Mr. Sperling has held numerous leadership roles at CIT in corporate accounting, internal audit, credit, financial planning and analysis, investor relations, technology and treasury. Mr. Sperling holds a BS in Accounting from Rutgers University and an MBA in Finance from Seton Hall University.

Margaret D. Tutwiler served as Executive Vice President and Head of Communications and Government Relations from August 2010 until her retirement on March 31, 2016. Prior to joining CIT, Ms. Tutwiler served as Senior Vice President and Head of Global Communications and Public Affairs of Merrill Lynch and Bank of America Corporation from December 2007 to February 2009. Before that she was Head of Global Communications and Government Relations of NYSE Euronext and its predecessor company NYSE Group, Inc. from 2004 to December 2007. Ms. Tutwiler has also spent 16 years in government service, including various senior level positions in the Reagan and both Bush Administrations. Ms. Tutwiler received a BA from the University of Alabama.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires CIT’s directors, certain officers and persons who own more than 10% of a registered class of CIT’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Certain officers, directors and greater than 10% stockholders also are required by SEC rules to furnish CIT with copies of all Section 16(a) forms they file.

Ms. Morrell filed a Form 3 late in 2015 reporting her ownership of CIT common stock in connection with her appointment as an executive officer of CIT. This late filing resulted from an administrative error by CIT. Based solely upon a review of the copies of Forms 3, 4 and 5 and any amendments thereto furnished to CIT and written representations made to CIT, CIT believes that all other Section 16(a) filing requirements were timely met during 2015.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our 2015 financial and business results, how these results were reflected in earned short-term and long-term incentive compensation programs, and the changes we are making to our 2016 program as a result of stakeholder feedback and to better align with our go-forward strategic initiatives:

2015 Business & Financial Milestones (page 37)
■ Completed acquisition of OneWest Bank (“OneWest”) in August 2015, delivering on our strategic agenda and creating a commercial bank holding company with more than $65 billion in assets and $30 billion in deposits
■ Grew financing and leasing assets, with combined North America Banking and Transportation & International Finance financing and leasing assets growing 27% from a year ago (5% excluding assets acquired from OneWest Bank)
■ Continued progress towards bank-centric model:
–  65% of total financing and leasing assets in CIT Bank; deposits represent 64% of total funding, reducing weighted average cost of funds by 100 basis points from 2014
– Completed sale of non-strategic businesses in Brazil and Mexico (UK Equipment Finance sold on January 1, 2016), and began sale process for other international businesses while exploring strategic alternatives for Commercial Air Business

■ Announced senior management succession plan, with Ms. Alemany becoming CEO and President of CIT Bank effective December 7, 2015; CEO of CIT Group effective April 1, 2016 upon Mr. Thain’s retirement on March 31; and becoming Chairwoman of the Board of Directors upon his retirement as Chairman following the 2016 Annual Meeting of Stockholders

2015 Compensation Program (pages 38 to 41)
n Restructured in 2015 to shift a significant portion of incentive opportunity from short-term to long-term
–  CEO target pay remained unchanged from 2014
– However, under SEC rules, restructuring causes significant, one-time misalignment with our program in the Summary Compensation Table due to the reporting of both 2014 and 2015 equity-based awards in the same year (see chart on page 36)

n Short-term Incentive (“STI”)
– Target limited to 175% of base salary
– Pre-established goals reflect our continuing evolution, with highest weighted goals for our CEO being strategic (30%), pre-tax income (15%), funded new business volume (15%) and risk / regulatory compliance (10%)
– Actual award earned from 0-150% of target and paid in cash (unless additional deferral is necessary to meet our requirement of at least 50% of total incentive deferred)

n Long-term Incentive (“LTI”)
–  Entirely in form of performance share units (PSUs), earned from 0-150% of target
– Two types of PSUs granted: (1) 50% PSUs — EPS/ROA, which are based on fully diluted earnings per share (weighted 75%) and adjusted pre-tax return on assets* (weighted 25%) and subject to 3-year cliff vesting, and (2) 50% PSUs — ROTCE based on adjusted pre-tax return on tangible common equity* (“ROTCE”) and a modifier based on provision for credit losses (as a % of AEA, “Credit Provision”*) to enhance risk balancing, vesting ratably over 3 years

2015 Performance Determinations (pages 41 to 46)
■ Based on 9 month stand-alone CIT performance, to avoid subjective adjustments for the impact of OneWest
■ Our CEO earned 70% of his short-term incentive target (and other continuing named executives earned from 73% to 150%)
■ Our 2013-2015 PSUs were earned at 124%, based on total average adjusted net finance margin* of 3.53% (relative to a target of 3.19%) and aggregate committed lending volume of $35.0 billion (relative to a target of $30.9 billion)
■ The first installment of our 2015 PSUs-ROTCE were earned at 97%, based on pre-tax ROTCE of 7.2% (relative to a target range of 7.5%-9.5%) and a credit provision of 27bps (relative to a target range of 68-45bps)
– We removed the above-target impact of the credit provision (consistent with 2015 STI scorecard results), and the resulting earnout is based entirely on pre-tax ROTCE

2016 Changes (pages 47 to 51)
■ 2016 Short-Term Incentive Pool for executive officers based on a pre-established percentage of pre-tax income under the 2015 Executive Incentive Plan (intended to be compliant with Section 162(m) of the U.S. Tax Code), resulting in maximum awards which may be reduced at the discretion of the Compensation Committee to reflect the individual performance of each executive officer; and
■ To take into account our go-forward strategic initiatives and in response to stakeholder feedback, we modified our 2016 Long-Term Incentive to include 50% PSUs (based on after-tax ROTCE) and 50% performance-based RSUs (“PBRSUs”)
–  PSUs — ROTCE, based on average after-tax ROTCE over 3 years and a credit provision modifier to enhance risk balancing, subject to 3-year cliff vesting and a credit provision modifier to enhance risk balancing
– PBRSUs vest ratably 1/3 per year over 3 years, subject to a performance hurdle (minimum Common Equity Tier 1 for well-capitalized banks)

■ In response to shareholder feedback, beginning with the 2017 performance year, we intend to introduce as part of our long-term incentive program, together with the PSUs — ROTCE and PBRSUs, PSUs — TSR, based on the Company’s 3-year cumulative total shareholder return (“TSR”) relative to the component companies of the KBW Nasdaq Bank Index.

*	This Compensation Discussion and Analysis contains non-GAAP financial measures, which are identified with an asterisk in the first place in which they appear. For information about how these measures are calculated, see “Non-GAAP Financial Measures and Other Definitions” beginning on page 57.

SUMMARY OF TOTAL DIRECT COMPENSATION HISTORY
For 2015 Continuing Named Executive Officers

CEO Total Direct Compensation Target, Awarded and Reported1

Although target total direct compensation (“TDC”) for our CEO was unchanged from 2014, the shift in compensation for our CEO and other Named Executive Officers (“NEOs”) from short-term incentive to long-term incentive during 2015 impacted our SEC disclosure because we are required to report both 2014 PBRSUs and 2015 PSUs in the same year, as shown in the chart below.

[1]	Total Direct Compensation reflects salary, annual incentive and long-term incentive for the applicable year.

[2]	Target and award determinations reflect (1) salary rate, (2) annual incentive, which is based on performance during the year and ultimately awarded after year-end and (3) long-term incentive, which is awarded in the first quarter and ultimately earned based on performance over three years.

[3]	SEC Reported reflects salary, stock awards and non-equity incentive plan compensation reported in the Summary Compensation Table set forth on page 60. SEC Reported does not reflect how our Compensation sets targets and determines awards, largely due to timing requirements for reporting equity-based pay and our pay-for-performance enhancements.

Total Direct Compensation Awarded

			Awarded Based on Annual Performance							% of TDC
2015 Continuing Named Executive Officers ($000s)	Year	Annual Salary	Cash	PBRSUs	Total	% of Target	Long- Term Incentive		Total Direct Comp.	Perf- Based	Deferred Equity
John A. Thain	2015	$1,000	$1,225	–	$1,225	70%	$5,250		$7,475	87%	70%
Chairman and CEO	2014	$1,000	$1,362	$3,888	$5,250	105%	$2,000		$8,250	88%	71%
C. Jeffrey Knittel	2015	$600	$1,090	–	$1,090	104%	$2,350		$4,040	85%	58%
President, Transportation and International Finance	2014	$500	$1,210	$1,540	$2,750	122%	$750		$4,000	88%	57%
Ellen Alemany Vice Chairman of CIT Group, and CEO and President of CIT Bank	2015	$800	$300	–	$300	150%	$2,700	[1]	$3,800	N/A	71%
E. Carol Hayles EVP and CFO	2015	$600	$698	$98	$795	95%	$600		$1,995	70%	35%
James L. Hudak President, Commercial Banking	2015	$500	$495	–	$495	73%	$825		$1,820	73%	45%

[1]	Restricted stock units awarded to compensate Ms. Alemany for equity awards she forfeited from her prior employer and that vest from the date of grant through March 2018.

We believe that the Total Direct Compensation values above, which are consistent with those communicated to the NEOs for the respective performance years but which differ from the values for 2014 and 2015 in the Summary Compensation Table on page 60, fairly represent the components of compensation awarded to each 2015 continuing named executive officer in respect of performance during 2014 and 2015. Additional information regarding compensation for each NEO for 2015 is further described below, as well as in the footnotes and narrative accompanying the 2015 Summary Compensation Table and other required tables that follow.

2015 BUSINESS & FINANCIAL MILESTONES

In August 2015, we completed the acquisition of OneWest, creating a commercial bank holding company with more than $65 billion in assets and $30 billion in deposits. Through the combination of our pre-existing national lending and leasing platform with OneWest’s wholesale lending and branch banking franchise, we have created a differentiated provider of banking services for small and middle market businesses. Our banking subsidiary now operates an Internet banking franchise, as well as a network of 70 retail branches throughout Southern California.

Later in the year, we announced our senior management succession plan, with Board Member Ellen Alemany becoming a member of the management team as Vice Chairman of CIT Group effective November 1, 2015 (and CEO and President of CIT Bank effective December 7, 2015), and succeeding as Chief Executive Officer of CIT Group on Mr. Thain’s retirement effective March 31, 2016 and Chairwoman of the Board of Directors upon his retirement as Chairman following the 2016 Annual Meeting of Stockholders. On November 1, Ms. Hayles also became Chief Financial Officer, succeeding Scott Parker.

Growing CIT Bank and Deposit Capability

Our 2015 performance and business highlights also included the following achievements:

Expand Commercial Banking Franchise
■ OneWest acquisition closed August 3, 2015 adding 70 retail branches in Southern California and over $20 billion of assets and $14 billion of deposits.
■ Enhanced products and service offerings by adding consumer banking, private banking, and corporate cash management, as well as additional deposit products and capabilities.
■ CIT Bank, N.A. funded most of our U.S. lending and leasing volume.

Maintain Strong Risk Management Practices
■  Allowance for loan losses was $360 million (1.14% of finance receivables, 1.35% excluding loans subject to loss sharing agreements with the FDIC).
■ Maintained stable liquidity, with cash, investments, and the unused portion of the revolving credit facility representing 16% of assets.
■ Strong capital ratios with Common Equity Tier 1 ratio of 12.7%.
■ Continued strengthening our ability to meet the enhanced prudential standards applicable to Systemically Important Financial Institutions (“SIFIs”).

Grow Business Franchises
■  Financing and leasing assets increased significantly, reflecting the acquisition of OneWest.
■ Completed Mexico and Brazil exits, U.K. Equipment Finance closed January 2016.
■ Strategic sales of Canada and China businesses underway.

Realize Embedded Value
■  Accelerate the utilization of U.S. net operating loss carry-forward.
■ Cash and investment portfolio positioned to benefit from rising interest rates.
■ Exploring strategic alternatives for Commercial Air business.

Return Excess Capital	■ Returned nearly $650 million of capital to shareholders through dividends and the repurchase of 11.6 million shares.

2015 COMPENSATION PROGRAM

Summary of Compensation Components and 2015 Program Enhancements

In 2015, the Compensation Committee revised our executive compensation program to use the following total direct compensation components:

The changes, which we discussed in last year’s CD&A, are illustrated for our CEO in the accompanying graphic. The changes were based on shareholder feedback we received during 2014 and the beginning of 2015 reflecting a preference to see greater, direct alignment between standard performance metrics for our industry (such as ROTCE) and the components of our executive compensation program and greater weighting towards long-term versus short-term goals. The changes did not affect our CEO’s total direct compensation opportunity, which remained unchanged from 2014.

■ Changed our short-term incentive structure to reduce the target opportunity to no more than 175% of salary and to provide that it will be entirely cash-based, unless payment in part in the form of performance-based restricted stock units (PBRSUs) is necessary to meet our requirement of at least 50% of total incentive deferred.
■ Replaced the reduced short-term incentive opportunity with long-term incentive opportunity
■ Structured long-term opportunity to be earned through two different forms of PSUs: (1) 50% in PSUs—EPS/ROA, based on fully diluted EPS and pre-tax ROA, and (2) 50% in PSUs-ROTCE, based on pre-tax ROTCE, with a credit provision modifier to further strengthen our risk balancing.
■ As a result, 66% of target TDC for our CEO (up from 25% in 2014) and 49% for our other continuing NEOs, other than Ms. Alemany (up from 13% in 2014) was in the form of PSUs.

Base Salary

n About 12.5% to 30% of target TDC n Fixed n Cash
Base salary amounts are intended to provide a level of predictable income that reflects each executive’s level of responsibility, expertise and experience. The Compensation Committee (also referred to as the “Committee”) reviewed base salary recommendations in connection with the changes to our executive compensation program. As discussed in last year’s proxy statement, the Committee determined that the base salary and total compensation target of our CEO should remain unchanged.

Short-Term Incentive

nAbout 25% to 35% of target TDC n Performance-based n Cash (or PBRSUs, to meet requirement of 50% deferral of total incentive) n Granted after performance year in Q1 2016
Short-term incentive awards are determined at year end based on annual performance and paid in cash. However, a portion of the short-term incentive is issued in PBRSUs if necessary to achieve at least 50% deferral of an executive’s total incentive.
Short-term incentives were earned only to the extent individual performance met or exceeded in aggregate the executive’s annual goals and objectives, which were set at the beginning of the year. An individual’s short-term incentive award can be earned between 0% to 150% of target based on a year-end assessment of performance against his or her annual scorecard, as described further below.

Long-Term Incentive

n Performance-based n Two types of PSUs n Earned over 3 years n Subject to forfeiture and/or recoupment
A greater proportion of our executives’ total direct compensation has continued to shift to long-term incentives, with a renewed focus on the performance metrics we use to align with our go-forward strategy and continued long-term growth, as well as appropriate risk balancing.
In particular, PSUs link executive compensation with the Company’s financial performance over a three-year period while maintaining a significant portion of total compensation in equity ownership. PSUs complement our other compensation elements by incentivizing our NEOs to focus on growth and profitability over the three-year period, with clawbacks designed to discourage inappropriate or excessive risk. Both our Chief Risk Officer (“CRO”) and independent compensation consultant, Pay Governance LLC (“Pay Governance”), provided direct input into the design of our PSUs.

Grant of 2015 PSU Awards

As disclosed in last year’s proxy statement, for 2015, the Compensation Committee granted PSUs for the 2015-2017 performance period with the following grant date target values to our named executives: Mr. Thain – $5,250,000, Mr. Chai – $2,300,000, Mr. Knittel – $2,300,000 and Mr. Parker – $1,950,000. The Compensation Committee also granted PSUs for the 2015-17 performance period with the following grant date target values to Mr. Hudak – $825,000 and Ms. Hayles – $600,000. Ms. Alemany and Mr. Otting did not receive a 2015-2017 PSU award, as Ms. Alemany received a make-whole award of restricted stock units (to compensate her for equity awards she forfeited from her prior employer) upon joining the management team as Vice Chairman (as detailed further under “2015 Special Awards”) and Mr. Otting received an award of performance-based restricted stock units under his employment letter as described below. As described above, for 2015, the Compensation Committee determined to increase executive officers’ (including our NEOs’) target long-term incentive opportunity to emphasize the importance of delivering sustained financial performance results.

The 2015 PSU awards become payable only if CIT achieves the applicable performance targets for the 2015-2017 performance period, while also managing risk. PSU share payouts may increase or decrease from the target grant, with the actual number of shares payable ranging from 0% to a maximum of 150% of target. The number of PSUs that ultimately may vest is based on performance against the following pre-established performance measures: (i) 50% based on fully diluted EPS (weighted 37.5%) and pre-tax ROA (weighted 12.5%), subject to 3-year cliff vesting; and (ii) 50% based on pre-tax ROTCE with a credit provision modifier to enhance risk balancing, subject to ratable vesting over the 3-year performance period.

Each performance measure has a minimum threshold level of performance that must be achieved to trigger any payout; if the threshold level of performance is not achieved for either performance measure, then no portion of the PSU target will be payable. Achievement against each performance measure is calculated independently, and when added together results in a maximum of 150% of target.

All or a portion of PSUs may be canceled during the performance period, and vested PSUs may be recovered for a period following the performance period, as described more fully below under “Our Pay Practices — Clawback Provisions.”

2015 Special Awards

n Entirely in CIT equity-based awards n Earned over 3 years n Subject to forfeiture and/or recoupment
As disclosed in last year’s proxy statement, in connection with entering into the agreement to acquire OneWest, we entered into a retention letter agreement on July 21, 2014 with Mr. Chai, who became Co-President of the Company upon the completion of the acquisition. The letter agreement provided that, upon completion, we would grant to Mr. Chai a retention award of PBRSUs with a grant date fair market value of $5 million that vest in full on the third anniversary of grant, subject to a pre-tax income performance hurdle and Mr. Chai’s continued employment. The distribution of these PBRSUs was not accelerated in connection with Mr. Chai’s termination of employment, and will be distributed in accordance with the original vesting schedule.
Pursuant to the agreement to acquire OneWest, we also entered into a retention letter agreement on July 21, 2014 with Mr. Otting. Under the terms of the letter agreement, upon completion of the acquisition, Mr. Otting was appointed Co-President of the Company and Chief Executive Officer and President of CIT Bank, received an initial CIT PBRSU award with a grant date fair market value of $7.5 million, vesting ratably on the first three anniversaries of grant subject to a pre-tax income performance hurdle and Mr. Otting’s continued employment, and a retention CIT PBRSU award with a grant date fair market value of $5 million, vesting in full on the third anniversary of grant subject to a pre-tax income performance hurdle and Mr. Otting’s continued employment. The distribution of these PBRSUs was not accelerated in connection with Mr. Otting’s termination of employment, and will be distributed in accordance with the original vesting schedule.

In connection with Ms. Alemany’s appointment as Vice Chairman of the Company and her designation as successor to Mr. Thain as Chief Executive Officer of the Company and Chairman of the Board of Directors of CIT Bank, effective April 1, 2016, the Company made a one-time grant to her of restricted stock units with a grant date fair value of $2.7 million to compensate her for equity awards she forfeited from her prior employer. This make-whole RSU award will vest ratably in March of 2016, 2017 and 2018, subject to her continued employment with the Company.

2015 Performance Determinations

Funding of CIT Short-Term Incentive Pool Based on Pre-Tax Income

In February 2015, the Compensation Committee determined that aggregate 2015 annual short term incentive pool funding for all employees globally would be calculated based on a specified achievement of pre-tax income. The Committee believes that using pre-tax income provides an objective measure that strengthens the link between the Company’s overall performance and overall employee compensation levels. Annual short-term incentive pool funding covers all employees (including the NEOs), other than employees who participate in commission-based sales incentive plans (less than 15% of total incentive expense). For performance below threshold, the Committee maintains the discretion to award up to the threshold amount of STI funding, after consideration of relevant facts and circumstances.

Because of the significant impact of the acquisition of OneWest on our financial performance and since the timing of the acquisition was uncertain, the 2015 target was based on the stand-alone CIT business and with the expectation that targets would be adjusted as necessary to take the acquisition into account. Following the closing of the acquisition, the Compensation Committee considered a number of potential approaches to measuring performance for the year. One of the significant factors considered by the Committee was that the accelerated pace of integration prevented the preparation of reasonable stand-alone CIT financial performance for the full year. The Committee ultimately concluded to measure actual results versus plan for stand-alone CIT for the first three quarters of 2015. The Committee also determined to separately evaluate full year performance to ensure that the results for the two periods were consistent. The adjustment resulted in the following matrix:

	Threshold	Target	Maximum	Performance (as adjusted)
1Q-3Q Pre-Tax Income	$365M	$504M	$639M	$444.5M
2015 STI Pool Funding	$85M	$131M	$174M	$114.7M

For the first three quarters of 2015, our adjusted pre-tax income (“Adjusted Pre-Tax Income”*) was $444.5 million, representing 88% of target. Adjustments were made to reduce the benefit of restructuring charges that were lower than plan and the exclusion of one-time losses (OneWest transaction costs, international portfolio impairment, impairment on certain assets held for sale and currency translation adjustment on the UK and Mexico portfolio sales). The final allocation of short-term incentives was based on individual performance assessments against pre-determined goals and objectives, and ultimately the final pool allocation was about 85% of target. For 2015, a separate incentive pool was maintained for legacy OneWest personnel.

Short-Term Incentive Annual Scorecard Goals & Determinations For 2015 Continuing Named Executive Officers

■ Capped at 150% of target ■ Earned based on achievement of pre-established goals
In order to provide transparency to shareholders, the Compensation Committee continued to base a significant portion of the 2015 goals and objectives for each executive officer on measurable, objective goals. Goals (and any sub-goals), whether quantitative or qualitative, were assigned a weighting, and rated on a scale from “Does Not Meet” to “Significantly Exceeds,” with each rating corresponding to an associated payout level for that goal (0% to a maximum of 150%, interpolated for quantitative goals).

Our NEOs’ 2015 goals and objectives, along with associated weightings, were set at the beginning of the year and directly align with the Company’s primary goals. After the end of the performance year (in February 2016), the Compensation Committee (and its independent adviser) reviewed Mr. Thain’s and Ms. Alemany’s performance and in turn discussed its assessment with the full Board. For 2015, the Committee did not establish a performance scorecard for Ms. Alemany because she did not become a CIT employee or executive until November.

For members of the Executive Management Committee (“EMC”), which includes our other NEOs, Mr. Thain and Ms. Alemany reviewed the performance of each member of the EMC, and their respective assessment of performance across each goal/objective category was reviewed and approved by the Compensation Committee. The Compensation Committee’s assessment of performance against those goals and objectives, as well as pay determinations, is provided below. As described above, in light of the OneWest acquisition, the Compensation Committee used the 2015 targets and results for quantitative goals to reflect the first nine months of 2015 for stand-alone CIT and business units, consistent with the methodology and approach adopted by the Committee for the 2015 short-term incentive pool funding formula. Qualitative performance assessments for each continuing named executive officer are for the full 2015 calendar year. In exercising discretion, the Compensation Committee rounded the amount of the calculated short-term incentive to the nearest $5,000.

Mr. Thain (Chairman and Chief Executive Officer)

Mr. Thain’s 2015 short-term incentive target was $1,750,000 (down from $5,000,000 in 2014 due to the shift in target incentive opportunity from short-term to long-term), and his 2015 short-term incentive award was $1,225,000, representing 70% of target. As a result, his 2015 total direct compensation was $7,475,000 (down 9% from $8,250,000 in 2014).

Mr. Thain’s short-term incentive scorecard is shown below.

2015 CEO Performance Assessment & Compensation Scorecard
(Blue shading indicates achieved performance)

Goal & Weighting	Target 1Q–3Q	Performance (as adjusted) 1Q–3Q	Rating Scale (vs. Expectations) Multiplier						Weighted % Achieved
			Does Not Meet	Partially Meets	Mostly Meets	Meets	Exceeds	Significantly Exceeds	
			0.0x	0.5x	0.75x	1x	1.25x	1.5x	
Quantitative [50%]									**43%**
A. Pre-Tax Income ($M)[1] [15%]	$504	**$444.5**	<$365	$365	$438	$504	$548	$584	12%
B. Provision for Credit Losses (% of AEA)[2] [10%]	0.68%-0.45%	**0.27%**	>1.4%	1.1%	0.9%	0.68%-0.45%	n/a	n/a	10%
C. Funded New Business Volume ($B) [15%]	$8.0	**$7.5**	<$5.5	$5.5	$6.9	$8.0	$8.9	$9.9	13%
D. CIT Bank Assets ($B) [10%]	$23.0	**$21.6**	<$17.5	$19.5	$21.4	$23.0	$24.3	$26.3	8%
Qualitative [50%]									**27%**
A. Risk / Regulatory / Compliance [10%}									
– Maintain "tone at the top" focus on compliance [5%]						✓			5%
– Maintain balance of growth and risk taking [5%]						✓			5%
B. Strategic Vision [30%]									
– Close and begin integration of OneWest [20%]			✓						2%
– Develop/acquire new lending/leasing products or businesses [10%]				✓					5%
C. Talent Management [10%]									
– Maintain employee engagement [5%]						✓			5%
– Emphasize diversity in hiring, retention & promotion [5%]						✓			5%
Total Short-Term Incentive									**70%**

In determining his award, in addition to the company’s financial and operating performance, the Committee noted the following 2015 key accomplishments:

Quantitative Criteria (50%)

■	Performance results were between mostly meets and meets for three out of four pre-established goals: pre-tax income, funded new business volume and CIT Bank assets, resulting in below target payout for these goals.

■	While the goal for provision for credit losses was exceeded, payout was capped at 100% (as in 2014).

■	Overall payout for this category was approximately 43%.

[1]	Actual result represents Adjusted Pre-Tax Income.

[2]	Payout for Provision for Credit Losses capped at 100%.

Qualitative Criteria (50%)

■	Risk / Regulatory / Compliance (10%): Launched new, company-wide mandatory compliance program; grew portfolio assets while maintaining strong credit including corporate credit upgrade Resulted in payout of 10% for this category.

■	Strategic Vision (30%): Partially met goals, reflecting the assessment by the Board that the management team and the cultures of the two organizations were not successfully integrated in a timely manner; and the limited development of significant new products. Resulted in a payout of 7% for this category.

■	Talent Management (10%): Fostered the ongoing development and expansion of management and leadership programs, as well as new business education and acumen programs; continued progress on diversity hiring and promotions across the company, resulting in a payout of 10% for this category.

■	Overall payout for this category was approximately 27%.

Ms. Alemany (Vice Chairman of CIT Group, and CEO and President of CIT Bank)

Ms. Alemany’s 2015 short-term incentive target was $200,000 (annual target of $1,200,000, prorated for her two months of employment during 2015); her 2015 short-term incentive award was $300,000, representing 150% of target. In determining her 2015 short-term incentive award, the Committee noted her contributions in successfully transitioning to CEO of CIT Bank; progressing the integration of OneWest; reorganizing the business segments and corporate functions to better align with the go-forward strategy; streamlining the senior management team and reporting structure; and her partnership and collaboration with Mr. Thain during the transition. In addition, Ms. Alemany was awarded a one-time grant of restricted stock units with a grant date fair value of $2.7 million to compensate her for equity awards she forfeited from her prior employer, as noted above. Her total direct compensation for 2015 was $3,800,000.

Other 2015 Continuing Named Executive Officers

For our continuing EMC members other than Mr. Thain and Ms. Alemany, goals were grouped into quantitative (financial/credit) and qualitative (strategic /operational, risk/regulatory/compliance, and talent management) goal categories. Within the financial/credit goal category, shared, company-wide goals represented 30% of the total for Messrs. Knittel and Hudak (with 70% aligned with individual business segment/unit performance); for Ms. Hayles, shared, company-wide goals represented 80% of the total (with 20% aligned to business segment performance).

The following table shows performance against the shared, company-wide goals applicable to the NEOs, which resulted in the following payout percentages:

Shared, Company-Wide Goals 1Q–3Q	Weighting (% of Financial/ Credit)	Threshold	Target	Maximum	Performance (as adjusted)	Payout Percentage
Pre-Tax Income	10–30%	$365M	$504M	$584M	$444.5M	77%
Provision for Credit Losses (% of AEA)	10–20%	1.4%	0.68%–0.45%	n/a	0.27%	100%
Funded New Business Volume	10–30%	$5.5B	$8.0B	$9.9B	$7.5B	89%

For those NEOs who were continuing executive officers at year end, the Committee also evaluated their individual goals. The table below summarizes the weighted payouts for each of these NEOs based on performance against their annual scorecard.

	Weighting	Target STI	Weighted % Achieved	Calculated STI Value	Actual STI Value
Mr. Knittel		$1,050,000	104%	$1,087,805	$1,090,000
A. Financial/Credit (incl. Shared/Company)	50%	$525,000	54%
B. Strategic/Operational	30%	$315,000	30%
C. Risk/Regulatory/Compliance	10%	$105,000	10%
D. Talent Management	10%	$105,000	10%
Ms. Hayles		$840,000	95%	$795,718	$795,000
A. Financial/Credit (incl. Shared/Company)	50%	$420,000	45%
B. Strategic/Operational	20%	$168,000	20%
C. Risk/Regulatory/Compliance	20%	$168,000	20%
D. Talent Management	10%	$84,000	10%
Mr. Hudak		$675,000	73%	$495,369	$495,000
A. Financial/Credit (incl. Shared/Company)	50%	$337,500	23%
B. Strategic/Operational	30%	$202,500	30%
C. Risk/Regulatory/Compliance	10%	$67,500	10%
D. Talent Management	10%	$67,500	10%

In particular, the Committee noted the following 2015 accomplishments:

Mr. Knittel

■	Financial/Credit (including Shared/Company): Performance targets for Transportation and International Finance (“TIF”) were exceeded, with pre-tax income, funded new business volume achieved at better than plan, and provision for credit losses (as a % of average earning assets) also achieved at better than plan (but capped at 100% of target). Based on a weighting of 30% shared, company-wide goals/70% TIF, payout for this category was 54%.

■	Strategic/Operational: Met goals through the integration and growth of Nacco Rail in Europe; the expansion of TC-CIT Aviation joint venture, growth in Maritime Finance; and the sales of the UK business and planned exit from China, which resulted in a payout of 30% for this category.

■	Risk/Regulatory/Compliance: Met goals by maintaining proactive compliance culture, successfully limiting risk exposure in multiple jurisdictions; supported overall audit and compliance initiatives, resulting in a payout of 10% for this category.

■	Talent Management: Met goals by continuing to strengthen employee engagement levels through implementation of targeted action plans. Implemented employee skill assessment program, providing employees with targeted areas for development to improve their effectiveness, resulting in a payout of 10% for this category.

Ms. Hayles

■	Financial/Credit (including Shared/Company): Based on a weighting of 80% shared, company-wide goals/20% business segment (equally weighted to North America Banking (“NAB”) and TIF); payout was 45% for this category reflecting TIF financial performance above plan, and NAB below plan.

■	Strategic/Operational: Streamlined and consolidated legal entity structure across legacy CIT and OneWest; integrated OneWest finance team and reorganized to align with strategic initiatives; achieved corporate rating upgrades from S&P and DBRS, including BBB- CIT corporate credit rating from S&P, which resulted in a payout of 20% for this category.

■	Risk/Regulatory/Compliance: Continued to improve regulatory reporting processes and completed quarterly and annual financials for newly combined entity; incorporated OneWest into control evaluation processes, which identified the preexisting material weakness in Financial Freedom that was not remediated by year end. Resulting payout for this category was 20%.

■	Talent Management: Continued employee development through talent mobility and rotations and OneWest integration-related projects; executed on succession plan, filling key leadership roles internally following promotion to CFO, resulting in a payout of 10% for this category.

Mr. Hudak

■	Financial/Credit (including Shared/Company): Performance targets (pre-tax income, funded new business volume and provision for credit losses) for Commercial Banking were all below plan. Based on a weighting of 30% shared, company-wide goals/10% NAB (below plan)/60% Commercial Banking, payout for this category was 23%.

■	Strategic/Operational: Entered into strategic relationship with TPG Special Situations Partners (TSSP) to advance efforts to grow commercial lending, and provide opportunities to increase agency roles and sponsor relationships; improved positioning against relevant middle-market league tables. Payout for this category was 30%.

■	Risk/Regulatory/Compliance: Met goals by operating within Risk Appetite and Limit Framework; maintained strong compliance and control culture in support of overall audit and compliance initiatives. Resulting payout for this category was 10%.

■	Talent Management: Integrated legacy OneWest businesses and structured combined teams for operating efficiencies and appropriate for overall market opportunities. Resulting payout for this category was 10%.

Earned 2013 PSU Awards

We first introduced PSUs in 2012 at a time when we remained focused on returning to profitability, following our emergence from bankruptcy. The 2013 PSUs were designed to continue to reward growth and profitability over a three-year period (2013-2015), with clawbacks for discouraging excessive risk-taking. The performance metrics (Average Net Finance Margin, weighted 50% and Aggregate Committed Lending Volume, weighted 50%) and targets were established in 2013 consistent with the Company’s strategic plan and after direct input from both our CRO and Pay Governance. As described above, the performance targets were adjusted to reflect targets and results for the first nine months of 2015 for standalone CIT. In addition, performance targets also were adjusted to take into account the change we made to the calculation of average earning assets3 in connection with the acquisition of OneWest:

Goal	Threshold (25%)	Target (100%)	Maximum (150%)	Performance (as adjusted)
Average Adjusted Net Finance Margin	2.45%	3.19%	3.68%	3.53%
Aggregate Committed Lending Volume	$15.3 billion	$30.9 billion	$46.5 billion	$35 billion

3	The components of average earning assets prior to adjustment (financing receivables, operating leases, assets held for sale and credit balances of factoring clients) were revised to add interest-bearing cash, investment securities, securities purchased under agreements to resell and indemnification assets.

The 2013 PSUs were earned at 124% of target based on these results.

Over time, we have increased the portion of target total direct compensation tied to long-term performance and revised the performance goals. The 2013 PSUs represented 20% of Mr. Thain’s target 2013 total direct compensation; in comparison, the 2015 PSUs represent 66% of his target 2015 total direct compensation.

Earned 2015 PSUs-ROTCE (1st Tranche)

As disclosed in last year’s CD&A, in 2015, the Compensation Committee granted PSUs to our named executive officers (including our CEO), 50% of which vest based on achievement of EPS/ROA targets and 50% of which vest based on achievement of ROTCE performance goals. The PSUs-EPS/ROA cliff vest at the end of the three-year performance period and the PSUs-ROTCE vest one-third at the end of each year of the three-year performance period.

The 2015 PSUs-ROTCE will be earned each year during the 2015-2017 performance period between 0% to a maximum of 150% of target based on pre-tax ROTCE, as shown below, subject to a credit provision modifier which was included by the CRO to enhance risk-balancing:

2015: 1/3 earned based on 2015 pre-tax ROTCE	2016: 1/3 earned based on average 2015 & 2016 pre-tax ROTCE	2017: 1/3 earned based on average 2015, 2016 & 2017 pre-tax ROTCE

If the minimum threshold level pre-tax ROTCE is not met, no PSUs-ROTCE will be earned by their terms, although the Compensation Committee has the discretion to determine that a portion of the PSUs-ROTCE, not to exceed 50% of target, are earned after taking into consideration relevant facts and circumstances. In addition, earnout of the PSUs-ROTCE will be adjusted upwards or downwards by up to 25% based on a modifier that measures provision for credit losses as a percentage of average earning assets (but not below 50% if threshold ROTCE is achieved and not above 150% in any case).

The first installment of our 2015 PSUs – ROTCE vested at the end of 2015. For the three-year performance period, the Committee established a target ROTCE range of 7.5%-9.5%, a threshold of 4.0% and a maximum of 13.0%. A target range was implemented to enhance risk balancing, based on input from our CRO and feedback from our regulators, in part by eliminating the leverage up or down for potential payouts around an appropriate range above and below the company’s 3-year plan target.

Goal	Threshold	Target	Maximum	Performance (as adjusted)
Adjusted Pre-tax ROTCE*	4.0%(50% earned)	7.5%-9.5% (100% earned)	13.0% (150% earned)	7.2%
Credit Provision (modifier)*	=>136bps (-25%)	68bps-45bps (+0%)	22.6bps (+25%)	27bps

For the reasons previously discussed, the Compensation Committee determined 2015 performance on the basis of stand-alone CIT performance for the first 9 months of 2015 (and adjusted goals accordingly) and, as contemplated by the terms of the award, after considering restructuring changes and one-time gains and losses. The adjusted 2015 ROTCE was 7.2%, slightly below the target range, resulting in 97% of target payout for 2015. In addition, the Committee determined not to give effect to the credit provision modifier, in light of the current economic and credit environment. The credit provision was favorable relative to target and would have otherwise resulted in a payout of approximately 117% absent the Compensation Committee’s adjustment.

STAKEHOLDER FEEDBACK

We received majority support from shareholders in 2015 for our Say-on-Pay vote (approximately 88% of the votes cast were in favor of our program), and the result was significantly increased from 2014.

We believe the improved result of our Say-on-Pay vote in 2015 was attributable to the Company’s outreach and the Compensation Committee’s responsiveness to stakeholders — shareholders, proxy advisory firms and our regulators — which resulted in the changes we made to our compensation program for 2015, including: shifting the balance from short-term to long-term pay; selection of more standard performance measures for annual and long-term goals; and increased transparency of performance targets.

The Compensation Committee took into consideration the shareholder support in 2015 for our compensation program as well as other stakeholder feedback in determining the changes to our 2016 executive compensation structure, as outlined in more detail below. CIT and the Compensation Committee intend to continue to evaluate our executive compensation program annually and take into account stakeholder feedback.

CHANGES WE ARE IMPLEMENTING

2016 Program Changes

The Compensation Committee has revised our 2016 executive compensation program by:

■	Introducing a 2016 STI formula for executive officers set at a maximum of 2% of pre-tax income under our shareholder approved 2015 Executive Incentive Plan, intended to allow for the tax deductibility of performance-based compensation above $1 million (under Section 162(m) of the U.S. Tax Code);

■	Changing the mix of our 2016 LTI to include 50% PSUs (based on after-tax ROTCE) and 50% PBRSUs — to better align with our peer group’s pay practices and take into account our go-forward strategic initiatives:

–	PSUs — ROTCE based on three-year average after-tax return on tangible common equity (ROTCE) with 3-year cliff vesting and earned at the end of the three-year performance period from 0% to a maximum of 150% of target, subject to a credit provision modifier to enhance risk balancing; and

–	PBRSUs vest ratably 1/3 per year over 3 years, subject to a performance hurdle (minimum Common Equity Tier 1 for well-capitalized banks).

■	In response to shareholder feedback, beginning with the 2017 performance year, we also plan to introduce, together with the PSUs — ROTCE and PBRSUs, PSUs-TSR based on the Company’s 3-year cumulative TSR relative to the component companies of the KBW Nasdaq Bank Index.

2016 Target Total Direct Compensation

The changes described above are reflected in the following 2016 target total direct compensation for our continuing named executive officers, other than for Mr. Thain, who retired on March 31, 2016:

		Target
Name and Position	Base Salary (% of total)	Short-Term Incentive (% of total)	Long-Term Incentive (% of total)	Total Direct Compensation	% Change from 2015
Ellen R. Alemany Chief Executive Officer (as of April 1, 2016)	$900,000 (13%)	$1,350,000 (20%)	$4,500,000 (67%)	$6,750,000	n/a4
E. Carol Hayles Chief Financial Officer	$600,000 (24%)	$800,000 (32%)	$1,100,000 (44%)	$2,500,000	+23%[5]
C. Jeffrey Knittel, President, Transportation and International Finance	$600,000 (15%)	$1,050,000 (26%)	$2,350,000 (59%)	$4,000,000	unchanged
James L. Hudak President, CIT Commercial Finance	$550,000 (26%)	$700,000 (33%)	$850,000 (41%)	$2,100,000	+5%

As part of approving 2016 total direct compensation targets in February 2016, the Compensation Committee reviewed total compensation targets for the company’s proxy peer group (for the CEO and CFO), as well as competitive market compensation surveys from McLagan and other publicly available information. The Committee decided to increase the total compensation targets for Ms. Hayles and Mr. Hudak, while Mr. Knittel’s target remained unchanged from 2015. For Ms. Alemany, the target total compensation reflects an increase in base salary, with the target short-term incentive remaining at 150% of salary; Ms. Hayles’ total compensation target was increased significantly in recognition of her promotion to Chief Financial Officer from Corporate Controller; and Mr. Hudak’s total compensation target was also increased as a result of additional responsibilities he acquired as President of CIT Commercial Finance.

4	In her offer letter dated October 23, 2015, Ms. Alemany’s compensation for 2015 was composed of an annualized base salary at the rate of $800,000 and a target short-term incentive (“STI”) of $200,000; for performance year 2016, Ms. Alemany’s target total compensation was $6.5 million, consisting of an annualized base salary of $800,000, STI of $1.2 million and long-term incentive of $4.5 million.

5	Percentage shown is calculated as compared to Ms. Hayles’ target total compensation of $2.04 million, as determined upon her appointment as CFO in November 2015.

2016 Short-Term Incentive Pool for Executive Officers

The 2016 performance year is the first full performance year in which we can operate under the CIT Group Inc. 2015 Executive Incentive Plan (the “EIP”), which was approved by stockholders at last year’s annual meeting. The EIP allows us to maximize corporate tax deductibility of executive compensation under Section 162(m) of the U.S. Tax Code by awarding “performance-based” compensation under a plan approved by stockholders.

For 2016, the aggregate STI pool for all executive officers will be determined under the EIP, with funding based on a pre-established percentage of 2016 Company pre-tax income. A percentage of the STI pool will be allocated to each individual participant at the start of the year, representing the maximum STI payable to each executive under the plan. The Committee (the Board of Directors, in the case of the CEO) may exercise negative discretion to pay lower amounts, but not higher, to reflect performance against separate annual quantitative and/or qualitative scorecard measures pre-established at the beginning of the year and consistent with our scorecard approach.

2016 CEO Short-Term Incentive Scorecard

Our CEO’s (as of April 1, 2016) 2016 short-term incentive goals and weightings are shown below.

Goal		Weighting
Quantitative		50%
A.	Pre-Tax Income	10%
B.	Net Revenue	10%
C.	Operating Expenses	10%
D.	CIT Bank Deposits	10%
E.	Provision for Credit Losses (% of AEA)	10%

Qualitative		50%
A.	Strategic/Operational	30%
–	Achieve successful separation of Commercial Air business	15%
–	Develop and communicate strategic plan and execute operating plan to enhance returns	10%
–	Institute cross-selling initiative	2.5%
–	Achieve Community Reinvestment Act goals	2.5%
B.	Risk/Regulatory/Compliance	10%
–	Maintain “tone at the top” focus on compliance and strong regulatory relations	3.3%
–	Ensure no outsized losses and achieve leveraged loan portfolio risk tolerance levels	3.3%
–	Ensure timely and responsive regulatory submissions	3.3%
C.	Talent Management	10%
–	Maintain employee engagement and retain top talent	3.3%
–	Emphasize diversity in hiring, retention & promotion	3.3%
–	Complete OneWest integration (culture, values, leadership appointments)	3.3%

PSUs — ROTCE

PSUs-ROTCE are broadly similar to the design of our 2015 PSU-ROTCE awards but will be earned at the end of the three-year performance period (rather than 1/3 per year) from 0% to a maximum of 150% of target based on performance against a pre-established 3-year average after-tax ROTCE target, subject to a credit provision modifier. The Committee determined to change the performance measure from pre-tax to after-tax ROTCE due to the transition to a more normalized corporate tax rate following the reversal in 2015 of the valuation allowances on certain domestic and international deferred tax assets.

If the minimum threshold level after-tax ROTCE is not met, no PSUs-ROTCE will be earned by their terms, although the Compensation Committee has the discretion to determine that a portion of the PSUs-ROTCE, not to exceed 50% of target, are earned after taking into account relevant facts and circumstances. In addition, earnout of the PSUs-ROTCE may be reduced by up to 15% based on a credit modifier that measures provision for credit losses as a percentage of average earning assets (changed from 2015, whereby the credit modifier could adjust earnout upwards or downwards by up to 25%).

Unvested PSU-ROTCE awards and awards that have vested but not yet been delivered, are subject to forfeiture, as applicable in the event of: (1) a material restatement of the Company’s financials; (2) circumstances resulting from “detrimental conduct”; (3) materially inaccurate financials or other performance metrics; (4) violation of CIT’s risk policies and practices; (5) failure to identify, raise or assess risks material to the Company or its business activities; and/or (6) breach of non-compete, non-solicit, confidential information or inventions or proprietary property covenants in any agreement. Unvested PSUs — ROTCE are also subject to forfeiture if the grantee retires from CIT to work for a competitor. Additionally, vested PSU-ROTCE awards may be recovered for two years following the end of the three-year performance period in the event of the following: (1) the same (1) — (6) events listed above; and/or (2) a consolidated, pre-tax GAAP loss occurs for either of the two years following the end of the performance period as a result of credit losses incurred with respect to loan and lease transactions originated and booked during the performance period. Pre-tax GAAP losses are defined under “Non-GAAP Financial Measures and Other Definitions.”

PBRSUs

PBRSUs, introduced as part of the 2016 long-term incentive, are deferred, performance-based restricted stock units that vest ratably over three years, but vesting for each tranche is subject to an additional performance hurdle (if the Company’s Common Equity Tier 1 Ratio falls below the threshold established by the Federal Reserve for well-capitalized banks, the Compensation Committee will determine whether a portion, if any, of the PBRSUs will vest). We believe that time-based vesting along with an additional performance hurdle aligns with long-term shareholder interests. PBRSUs are also subject to the same forfeiture and clawback provisions for the PBRSUs described below under the heading “Clawback Provisions.”

PSUs — TSR (to be introduced in 2017)

Beginning with the 2017 performance year, we expect to introduce as part of our long-term incentive program, together with PSUs-ROTCE and PBRSUs, PSUs-TSR, which will be earned at the end of the three-year performance period (2017 — 2019) from 0% to a maximum of 150% of target based on the Company’s 3-year cumulative TSR performance relative to that of the component companies of the KBW Nasdaq Bank Index.

Compensation Program Evolution

Our 2016 program changes build on the evolution of our compensation program, as we continue to consider shareholder, regulatory and other stakeholder feedback, as well as corporate governance best practices and market design guidance from Pay Governance. CIT and the Compensation Committee intend to continue to evaluate our executive compensation program annually and to take into account shareholder feedback, and encourage shareholders to participate in this year’s say-on-pay vote. Shareholders and other stakeholders may also communicate with the Board regarding any topic, as described above under “Corporate Governance — Stockholder Communications with the Board.”

Performance Year	Actions We Took

2011	■	Began to implement performance-based compensation structure after emerging from bankruptcy
	■	Established specific goals and weightings to measure Company and CEO performance
	■	Identified a specific group of peer companies for comparison to the competitive market

2012	■	Established STI targets and a maximum leverage of 200%, and introduced a rating scale for assessment of pre-established goals under the Annual Scorecard
	■	Introduced PSUs as long-term incentive tool with a maximum leverage of 200%, earned over three years based on Committed Lending Volume* and Net Finance Margin* targets aligned to our strategic plan
	■	Added broad-based clawbacks to PBRSUs, the deferred equity piece of the STI award, and PSUs

2013	■	Increased CEO’s quantitative STI goals and objectives from 40% to 60%, and established weightings for all goals and sub-goals as well as threshold, target and maximum levels for all quantitative goals
	■	Subjected the STI component to funding based on Adjusted Pre-Tax Income formula
■
Added performance-based vesting hurdle for PBRSUs (if cumulative Adjusted Pre-Tax Income for the three years preceding each scheduled vesting date is negative, the Compensation Committee may determine whether a portion, if any, of the PBRSUs will vest)

	■	Reduced maximum leverage on go-forward PSUs from 200% to 150% of target

2014	■	Reduced maximum leverage on STI from 200% to 150% of target
■
Revised performance-based vesting hurdle for PBRSUs (if cumulative Adjusted Pre-Tax Income for the year preceding each scheduled vesting date is negative, the Compensation Committee may determine whether a portion, if any, of the PBRSUs will vest)

	■	Revised PSU metrics to be earned based on fully diluted EPS and pre-tax ROA to better align with forward strategy and external reporting

2015	■	Reduced STI target to a maximum of 175% of base salary
	■	Increased LTI component of total compensation
■
Introduced new “PSUs-ROTCE” to be earned one-third each year based on pre-tax ROTCE (subject to a credit provision modifier), complementing the original “PSUs-EPS/ROA” that vest at the end of the three-year performance period based on fully diluted EPS and pre-tax ROA

■
Enhanced proxy disclosure to disclose (1) performance levels along each step of the rating scale, as well as actual results, for CEO’s quantitative STI goals and objectives and (2) PSU target and actual performance at the end of the relevant performance periods

2016	■
2016 STI for executive officers set at pre-established percentage of pre-tax income under stockholder-approved 2015 Executive Incentive Plan (intended to be compliant with Section 162(m) of the Tax Code)

	■	2016 LTI includes 50% PSUs and 50% PBRSUs.
■
PSUs-ROTCE based on after-tax ROTCE, to better align with our strategic initiative to increase return on equity and long-term shareholder value. PSUs-ROTCE are: (1) earned at the end of the three-year performance period (changed from one-third each year); and (2) subject to a credit modifier (which may adjust payout downward only), as well as additional clawback and recoupment provisions, to enhance risk balancing.

■
PBRSUs earned one-third per year, subject to performance-based vesting hurdle (minimum Common Equity Tier 1 for well-capitalized banks), as well as clawback and recoupment provisions, to enhance risk balancing.

2017	■
Beginning with the 2017 performance year, we intend to introduce as part of our long-term incentive, together with PSUs-ROTCE and PBRSUs, PSUs-TSR based on the Company’s 3-year cumulative TSR relative to the component companies of the KBW Nasdaq Bank Index.

The evolution of our long-term incentive program design is illustrated below:

OUR PAY PRACTICES

The following principles guide our executive compensation programs and compensation philosophy: attract, retain and motivate high quality executives and staff; pay for performance / meritocracy; reinforce long-term view of CIT performance and value creation; and make compensation decisions in accordance with strong governance, oversight, and risk management.

What We Do:
Ö    Short-term incentives are performance-based.
Ö    Short-term incentive pools are funded based on our Pre-Tax Income performance, and earned only if the individual attains minimum pre-established goals.
Ö    A significant portion of our NEOs’ short-term incentive is based on measurable, objective goals.
Ö    PSUs (long-term incentive) are deferred over three years, vest based on performance against pre-established goals, and are subject to clawback provisions that extend beyond vesting.
Ö    Executives are required to comply with stock ownership and retention requirements.
Ö    Our Compensation Committee receives input from an independent compensation consultant.

What We Don’t Do:
✗   No guaranteed bonus arrangements for our NEOs.
✗   No golden parachute tax gross-ups for our NEOs.
✗   No participation in executive pension arrangements for executives hired after 2006.
✗   No perquisites other than car and driver for the CEO.
✗   No repricing of underwater stock options, grants of discounted stock options or grants of stock options with reload provisions.
✗   No single-trigger change of control provisions in our equity-based awards granted after 2010.
✗   No hedging of CIT securities, including equity-based compensation awards, for our NEOs.

Clawback Provisions

CIT has had cancellation / recoupment provisions on equity-based awards in place since 2010. These provisions are broadly similar for each type of equity-based award and the provisions in the 2015 awards are summarized below:

PBRSUs — PBRSUs are deferred performance-based restricted stock units that were previously granted in connection with our STI program and are still granted if necessary to meet our requirement that at least 50% of our executive officer’s total incentive is deferred. Both unvested awards and awards that have vested within the prior 12 months are subject to forfeiture/recoupment in the event of: (1) a material restatement of the Company’s financials; (2) circumstances resulting from “detrimental conduct”; (3) materially inaccurate financials or other performance metrics; (4) violation of CIT’s risk policies and practices; (5) failure to identify, raise or assess risks material to the Company or its business activities; and/or (6) breach of non-compete, non-solicit, confidential information or inventions or proprietary property covenants in any agreement. Unvested PBRSUs are also subject to forfeiture if the grantee retires from CIT to work for a competitor.

PSUs — Unvested awards, awards that have vested but not yet been delivered, and vested 2015 PSUs-ROTCE for 12 months following vesting, are subject to forfeiture, as applicable, if any of the above (1) — (6) events applicable to PBRSUs listed above. Beginning with the 2015 awards, unvested PSUs are also subject to forfeiture if the grantee retires from CIT to work for a competitor.

Additionally, vested PSU awards, other than 2015 PSUs-ROTCE, which are described above, may be recovered for two years following the end of the three-year performance period in the event of the following: (1) the same (1) — (6) events applicable to PBRSUs listed above; (2) the Company’s Total Classified Exposure exceeds a pre-determined threshold; and/or (3) a consolidated, pre-tax GAAP loss occurs for either of the two years following the end of the performance period as a result of credit losses incurred with respect to loan and lease transactions originated and booked during the performance period. Total Classified Exposure and pre-tax GAAP loss are under “Non-GAAP Financial Measures and Other Definitions.”

In each case, any determination will be made in the sole discretion of the Compensation Committee or its designee based on the underlying facts and circumstances. For PBRSUs, “detrimental conduct” generally includes conduct that constitutes “cause,” fraud, gross negligence or other wrongdoing or malfeasance. For PSUs, “detrimental conduct” also generally includes a misdemeanor involving moral turpitude or a felony; any act or failure to act that may cause material injury to the Company; or violation of banking laws or regulations.

Severance and Change of Control Arrangements

Agreement with Ms. Alemany. In connection with Ms. Alemany’s appointment as Vice Chairman of the Company and her designation as successor to Mr. Thain as Chief Executive Officer of the Company and Chairman of the Board of Directors of CIT Bank, effective April 1, 2016, the Company entered into a letter agreement with Ms. Alemany. Her agreement provides for severance in the event the Company terminates her employment without “cause” or she terminates her employment for “Good Reason” (in each case, as defined in the letter agreement) in the amount of one times her base salary, plus a pro-rata bonus for the year of termination (based on her short-term and long-term incentive targets). If Ms. Alemany’s severance under the Company’s broad-based severance plan described below would be greater than the severance benefit under her letter agreement, Ms. Alemany would receive the severance plan benefit. The principal provisions of Ms. Alemany’s letter agreement are described under “Narrative Information Relating to Potential Payments upon Termination or Change of Control.”

Agreement with Mr. Knittel. Mr. Knittel’s employment agreement includes a provision that allows him to terminate his employment with CIT for “Good Reason,” including, but not limited to, failure by CIT to offer to renew his employment agreement prior to its expiration. On December 7, 2015, the Compensation Committee approved the extension of Mr. Knittel’s employment agreement until December 31, 2016 with no changes to any other provisions. Both the CEO and Compensation Committee intend to continue to review the employment agreement annually. The principal provisions of Mr. Knittel’s employment agreement are described under “Narrative Information Relating to Potential Payments upon Termination or Change of Control.”

Retention Letters with Messrs. Otting and Chai. As described above, in connection with the OneWest acquisition, we entered into a retention letter agreement with Messrs. Chai and Otting, pursuant to which Mr. Chai received a retention award of PBRSUs that vest in full on the third anniversary of grant, subject to a pre-tax income performance hurdle, with a grant date fair value of $5 million and Mr. Otting received an initial PBRSU award with a grant date fair value of $7.5 million with ratable vesting on the first three anniversaries of grant, and a retention CIT restricted stock unit award with a grant date fair market value of $5 million, vesting in full on the third anniversary of grant. Mr. Otting’s retention letter also provided for severance for the remainder of his three-year term of employment, as set forth in the Summary Compensation Table below. Messrs. Chai and Otting are also subject to one-year non-competition and client and employee non-solicitation covenants.

Broad-Based Employee Severance Plan. In the event of a qualifying termination of employment, our other NEOs are eligible to receive severance under the CIT Employee Severance Plan. The CIT Employee Severance Plan was adopted in 2013 to better align CIT with market practice, ensure continuity of management during mergers and acquisitions, and attract and retain highly valued employees. All of our U.S. employees participate in the Plan. Under the Plan, members of our EMC, which includes the NEOs, are generally eligible to receive a cash severance amount equal to 52 weeks of base salary, a prorated short-term incentive bonus, a payment equal to 102% of the cost of premiums for coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 52 weeks, which COBRA amount will be increased to cover applicable taxes, and certain outplacement services. Under the Plan, members of our EMC are generally eligible to receive written notice of termination for a minimum period of 12 weeks or, like other eligible participants and at the Company’s discretion, pay in lieu of written notice. In the event of a qualifying change of control termination, members of our EMC are generally eligible to receive a cash severance amount equal to two times the sum of base salary plus short-term incentive bonus, a prorated short-term incentive bonus, a payment equal to 102% of COBRA premiums for a maximum of 24 months (notwithstanding any statutory limitations on the length of COBRA coverage), which COBRA amount will be increased to cover applicable taxes, and certain outplacement services. For more detail about the CIT Employee Severance Plan, see “Narrative Information Relating to Potential Payments upon Termination or Change of Control” below.

Other Benefits

Our benefits programs are comparable to the programs provided generally by companies in our peer group and in the financial services industry. Executives participate on the same basis as other employees in CIT’s benefits plans, including retirement arrangements, healthcare coverage, life and accident insurance and disability coverage. CIT’s retirement arrangements are further described under “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” following the “Pension Benefits” table that appears later in this Proxy Statement. Mr. Knittel is the only 2015 NEO who participates in the Executive Retirement Plan, which has been closed to new participants since 2006. Other than grandfathered benefits under the Executive Retirement Plan, benefits payable under the CIT Retirement and Supplemental Retirement Plans were frozen as of December 31, 2012.

Since 2010, executive perquisites, such as financial planning, executive physicals and benefits programs have not been made available to executives. Other than a company-provided car and driver for Mr. Thain and security services for Mr. Mnuchin that were consistent with those provided by OneWest, no perquisites are provided to executives as part of the executive compensation program.

During 2015, the Board approved an amendment to existing, unvested equity award agreements under the Company’s Long-Term Incentive Plan to change the definition of retirement. Under the existing definition, “retirement” is defined as an employee electing to retire upon attaining age 55 with at least 11 years of service to the Company or age 65 with at least 5 years of service to the Company. The terms of the existing, unvested awards were amended to expand the definition of retirement eligibility to include employees attaining age 60 with at least 6 years of service to the Company. The Committee reviewed the retirement definition in the context of the pending retirement of Mr. Thain and considered the advice of its advisors before making the change.

Role of the Compensation Committee

The Compensation Committee is composed entirely of independent directors, as determined under the criteria established by NYSE and CIT corporate governance guidelines. The Compensation Committee oversees compensation and benefits policies for our executive officers and other employees, the performance and compensation of CIT’s executive officers, and succession planning. A key function of Compensation Committee oversight is to ensure, together with the Risk Management Committee, that such programs appropriately balance risk and financial results and do not encourage excessive risk taking. The responsibilities of the Compensation Committee are outlined in its charter, which can be found on CIT’s website at http://www.cit.com/about-cit/corporate-governance/board-committees/index.htm.

Compensation recommendations for our NEOs, other than for the CEO, are made by our CEO to the Compensation Committee. These recommendations reflect his assessment of each executive based on business or functional results, as well as the achievement of strategic corporate priorities, overall company results and individual performance. The role of management in supporting the CEO in making such recommendations is more fully described below under “Role of Senior Management.” The Compensation Committee reviews our CEO’s recommendations, assesses the recommendations for reasonableness, and approves all compensation changes affecting our executive officers in its sole discretion.

The Compensation Committee separately considers the performance of our CEO, and following a review and discussion, submits a compensation recommendation to the full Board for approval.

Role of Independent Compensation Advisers

The Compensation Committee engages Pay Governance, a compensation consulting firm, to advise it on all matters relating to our executive officers’ compensation and benefits, including the determination of annual NEO compensation described above. The Compensation Committee has determined that Pay Governance is independent, after assessing its provision of services, fees, conflict of interest policies, relationship with Compensation Committee members, company stock ownership and relationship with executive officers in accordance with SEC rules and the NYSE guidelines. The Compensation Committee directly retains Pay Governance independently from CIT management, and CIT does not utilize Pay Governance or any of its affiliates for any other purpose. No specific instructions or directions were provided to Pay Governance by CIT regarding the performance of their duties. Representatives from Pay Governance attend the Compensation Committee meetings regularly and conduct studies of compensation issues related to the design of our executive officer compensation programs at the request of the Compensation Committee. Pay Governance and the Compensation Committee rely on data from multiple sources to provide a frame of reference for compensation decisions, such as: multiple third-party competitive market surveys (which may include Equilar, McLagan, Mercer and Towers Watson); publicly available information (peer group proxy statements); and historical compensation data for executive officers.

The Compensation Committee has authorized Pay Governance to interact with CIT’s management to obtain or confirm information, as needed, on behalf of the Compensation Committee. During 2015, CIT did not engage any consulting firm to advise management in generating data and analysis for its presentations and recommendations to the Compensation Committee related to compensation decisions for our executive officers.

Role of Senior Management

The recommendation for overall 2015 annual short-term incentive funding was made by our senior management team, including our CEO, Chief Financial Officer (“CFO”), Chief Human Resources Officer, and CRO. Business segment and corporate function pool allocations were recommended based on management’s assessment of performance against pre-established 2015 goals and objectives, an overall risk assessment, as well as market competitiveness. Company-wide incentive funding and final pool allocations were approved by the Compensation Committee and reviewed by the CRO. Members of the EMC, as well as other senior managers, are responsible for making incentive recommendations for eligible employees. The annual recommendation process is coordinated by Corporate Human Resources personnel.

Role of Risk Management

Our CRO and other senior members of the Risk Management Group are fully integrated in the overall design and operation of the Company’s incentive compensation arrangements. In addition, Risk Management partners with Human Resources to coordinate regular joint interaction with the Compensation Committee and the Risk Management Committee to support strong governance and oversight regarding issues related to risk balancing within our incentive compensation practices. Risk Management and Human Resources work closely to maintain and evolve our approach to balancing risk and incentives. Our key areas of focus include:

■	Executive Management Goals — reviewing incentive compensation design and identifying specific risk goals for our senior executives, including our NEOs, and “covered employees” (as defined below under “Our Pay Practices — Identification of Covered Employees”);

■	Overall Short-Term Incentive Funding — identifying credit/risk metrics and other qualitative risk factors to be evaluated with financial performance, and to be used to determine overall incentive funding and allocation to businesses;

■	Executive Management Compensation — developing and enhancing the design of our equity awards, including appropriate revisions to performance measures, clawback triggers, leverage and vesting provisions;

■	Compensation Policies and Procedures — developing compensation policies and procedures supporting our business objectives that are consistent with our risk appetite and framework, and regulatory requirements;

■	Covered Employees — developing and maintaining a framework for identifying individual and groups of “covered employees” who may expose the Company to material risks, and foster strong awareness of risk balancing for incentive arrangements; and

■	Annual Assessment — reviewing and proactively identifying and/or assessing risks associated with the Company’s incentive compensation arrangements.

Since 2009, CIT has conducted an annual assessment of the risks associated with our incentive compensation arrangements. In 2014, we established a governing body within CIT management to oversee incentive compensation monitoring and validation (the Incentive Compensation Review Committee) and we also considered this theme when developing our 2016 compensation structure. During 2015, Risk Management, together with Internal Audit, evaluated each business segment focusing on outlier behaviors and performance across four broad categories: outsized losses, transparency, risk balancing, and support for risk initiatives. Overall rankings for each segment were determined based on the rating scale, with input solicited from across the risk and audit organizations, including: Credit Risk, Operational Risk, Credit Review, Problem Loan Management, Model Risk, Insurance Risk, Vendor Risk, Information Risk, Business Continuity and Disaster Recovery, Compliance and Internal Audit. Based on this assessment, as well as ongoing coordination with Human Resources in monitoring risk balancing activities, our CRO and the Head of Enterprise Risk Management independently determined that none of CIT’s incentive compensation plans encourage imprudent or excessive risk and presented their findings at two joint meetings of the Compensation and Risk Management Committees, prior to both the determination of initial short-term incentive pools and the finalization of the short-term incentive pools. Prior to finalizing incentive recommendations as described above, risks were assessed to determine if any employees: (1) failed to show due regard for the risk inherent in their business activity; (2) failed to balance risk with financial results; or (3) exposed the firm to imprudent risks.

CIT, the Compensation Committee and the Risk Management Committee have reviewed CIT’s compensation policies and plans for significant risks as they apply to all employees across our business segments to determine whether they encourage imprudent or excessive risk-taking that may expose CIT to material business risks. In addition to reviewing the annual short-term incentive structure funding and process, including CIT’s equity-based award design, they reviewed our long-term incentive structure and business segment sales incentive plans (which included a high-level review of legacy OneWest group incentive plans). Based on a discussion of the review, the Compensation and Risk Management Committees concluded that CIT’s compensation plans for employees do not encourage risk-taking that is reasonably likely to have a material adverse effect on CIT.

Peer Companies and Benchmarking

With the assistance of Pay Governance, in 2013 the Compensation Committee identified a group of 19 peer companies to use for benchmarking purposes. During 2015, the Compensation Committee reviewed the peer group again with Pay Governance, and no changes were made. This group of 19 companies, listed below, represents a cross section of U.S.-based, publicly traded financial services companies with a generally non-proprietary focus, i.e., whose primary business is to serve institutional and/or retail clients.

BB&T Corp.	Huntington Bancshares Inc.	People’s United Financial, Inc.
City National Corp.*	KeyCorp	Regions Financial Corp.
Comerica Inc.	Legg Mason	SLM Corp.
Discover Financial Services	M&T Bank Corp.	SunTrust Banks
Fifth Third Bancorp	New York Community Bancorp	TCF Financial
First Horizon National	Northern Trust Corp.	Zions Bancorporation
Fiserv, Inc.

*	City National Corp. was acquired by Royal Bank of Canada in 2015.

In particular, the peer group was used in our decision-making for 2015 actual and 2016 target total compensation levels for our CEO, and CFO (roles for which public information is readily available).

Due to the varied nature of CIT’s businesses, certain of the peer companies are classified differently from CIT under the Global Industry Classification Standard, which is broadly used in the financial community to group similar companies. To assess the competitiveness of our executive compensation program, we analyze compensation data for peer companies as it is presented in annual proxy materials, as well as multiple third-party competitive market surveys provided by compensation consulting firms such as McLagan, Mercer and Towers Watson (which we refer to as “market data”).

While the Compensation Committee considers external market data, it does not target a specific market position when determining executive compensation levels. In addition to referencing market data, as described above, the Compensation Committee considered current year performance and overall incentive pool funding, prior year compensation history and compensation levels of other Company executives to provide context for 2015 and 2016 compensation recommendations.

Use of Discretion

Our compensation philosophy incorporates a strong link between incentive pay and a combination of short-term and long-term Company, business and individual performance. Discretion plays a major role in many aspects of our incentive compensation arrangements, including pool funding and pool allocations. However, the use of discretion is not arbitrary, and generally should be supported by a clear link to performance and risk management. We maintain a Use of Discretion policy that covers the requirements governing the consistent use of discretion for incentive compensation, and related procedures applicable to all employees.

Identification of Covered Employees

We are subject to regulatory guidance and rules that focus on both the design and transparency of incentive compensation arrangements. It is important that incentive compensation be risk-sensitive and not encourage imprudent or excessive risk-taking. The primary objectives of the CIT’s Covered Employee Identification Framework (the “Framework”) are to provide a systematic methodology to identify: (1) risks inherent in job families and sub-families; (2) individual or groups of non-executive employees who have the potential to expose the firm to a material amount of risk (collectively, “covered employees”); and (3) duration of risks. The Framework is based on an assessment of six categories of inherent risk (i.e., market risk; liquidity risk; credit risk; operational risk; legal/compliance risk; and reputational risk), which align to the regulatory guidance on sound incentive compensation policies and appropriately categorize risks for the Company.

Equity Ownership and Retention

Our Executive Equity Ownership and Retention Policy requires executives to own a minimum level of CIT stock equal to the greater of: (1) a specific multiple of base salary (i.e., 6x for the CEO, 3x for other NEOs, and 1x for other executives), or (2) 50% of the shares received on vesting or exercise of CIT equity-based awards for the duration of his/her employment with CIT, after any shares withheld to cover income tax withholding obligations. The value of stock owned is calculated using the greater of: (1) the closing price of CIT common stock, or (2) a calculated per-share value based on the 3-year average closing price of CIT common stock (or the average stock price for such shorter period of time that CIT’s common stock has been continuously publicly traded on a national securities exchange) on any given measurement date.

The policy applies to a broad group of senior executives, including all of our executive officers. Executives have five years to meet the minimum ownership requirement. Each of our continuing NEOs meets the requirements of this policy.

Timing of Annual Equity Incentive Grants

Since 2006, CIT has maintained a written Equity Compensation Award Policy that governs the timing for granting all equity-based awards, which may be approved at any regularly scheduled meeting of the Compensation Committee or the Board. Grants approved at any meeting of the Compensation Committee or the Board that coincides with a quarterly earnings release will be granted effective as of the close of trading on the NYSE on the second trading day after CIT publicly announces such earnings.

Equity-based awards may also be granted in connection with hiring an employee. Such grants are generally made on the first day that the recipient is employed by us provided such date does not occur during a securities trading black-out period; in such case, the grant will be made on the day on which the applicable black-out period expires.

Tax Deductibility of Compensation Expense

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), limits the tax deduction for compensation in excess of $1 million paid to the Company’s CEO and to each of the other three highest paid executive officers, other than the Company’s CFO. The $1 million deduction limit generally does not apply, however, to compensation that is “performance-based” and provided under a shareholder-approved plan. The Compensation Committee considers the tax deductibility of compensation in our plan design, as appropriate. In 2015, our shareholders approved the CIT Group Inc. 2015 Executive Incentive Plan, which is intended to permit the Company to grant of cash- and equity-based awards intended to meet the deductibility requirements of Section 162(m). In addition, the Company maintains the Amended and Restated CIT Group Inc. Long-Term Incentive Plan, under which “performance-based” equity-based awards may be granted. The Company retains the discretion to award or pay non-deductible compensation if it deems it in the best interests of the Company.

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINITIONS

Adjusted Net Finance Margin is calculated as Adjusted Net Finance Revenue as a percentage of AEA. Net Finance Revenue and AEA are non-GAAP measures. The following table presents the reconciliation of Net Finance Revenue and Margin to Adjusted Net Finance Revenue and Margin for CIT, excluding the estimated impact of the OneWest transaction (for 2015).

(dollars in millions)	Nine Months Ended September 30 (CIT standalone)		Years Ended December 31[6]
	2015 (% annualized)		2014		2013
Net Finance Revenue	$1,162.2	3.79%	$1,420.8	3.49%	$1,388.0	3.69%
Est. Impact of OneWest Transaction	(134.7)	(0.44%)	n/a	n/a	n/a	n/a
Accelerated FSA Net Discount/(Premium) on Debt Extinguishments and Repurchases	n/a	n/a	34.7	0.09%	34.6	0.09%
Adjusted Net Finance Revenue (CIT standalone)	$1,027.5	3.35%	$1,455.5	3.58%	$1,422.6	3.78%

Adjusted Pre-Tax Income is calculated as Pre-Tax Income including discontinued operations. The following table presents the reconciliation of reported Pre-Tax Income to Adjusted Pre-Tax Income for the nine months of 2015 for CIT, excluding the estimated impact of the OneWest transaction.

(dollars in millions)	Nine Months Ended September 30 2015
Pre-Tax Income (Reported)	$437.5
Est. Impact of OneWest Transaction	(49.2)
Pre-Tax Income (CIT standalone)	388.3
Adjustments for benefit of restructuring charges lower than plan and other one-time losses[7]	56.2
Adjusted Pre-Tax Income (CIT standalone)	$444.5

Adjusted Pre-Tax ROTCE is computed by dividing adjusted pre-tax income for the period by average tangible common equity for the same period. The following table presents the calculation of adjusted pre-tax ROTCE for CIT, excluding the estimated impact of the OneWest transaction.

(dollars in millions)	Nine Months Ended September 30
2015 (% annualized)
Adjusted Pre-Tax Income (CIT standalone)	$444.5
Average Tangible Common Equity (CIT standalone)	$8,230
Adjusted Pre-Tax ROTCE	7.2%

AEA is computed using month end balances and is the average of the sum of finance receivables (defined below), operating lease equipment, financing and leasing assets held for sale, interest-bearing cash, securities purchased under agreements to resell, investments and indemnification assets less the credit balances of factoring clients.

Classified Assets means the Credit Exposure for all assets with a regulatory rating of “substandard” or worse, as determined by the Company under the Regulatory Credit Classifications process.

Committed Lending Volume represents the dollar amount of funding CIT is committed to lend under the terms of an agreement, including amounts that may be drawn down or due to be contractually funded in the future.

Credit Exposure means the sum of the book balance of loans and capital leases, any off balance sheet exposure, unused commitments to extend credit, scheduled lease term depreciation for operating leases, the carrying value of any equity investments and the carrying value of repossessed assets or off lease equipment.

6	In conjunction with the OneWest Transaction, we changed our approach of measuring our margin to include other revenue generating assets in AEA, such as interest-earning cash deposits, investments, and the newly acquired indemnification assets. These additional balances have grown in significance, or are new due to the acquisition, and are now included in our determination of AEA. Prior period balances and percentages have been updated to conform to the current period presentation.

7	One-time losses include: OneWest transaction costs, international portfolio impairment, impairment on certain assets held for sale and currency translation adjustment on UK and Mexico portfolio sales.

Credit Provision (provision for credit losses as % of AEA) reflects loss adjustments related to loans recorded at amortized cost, off-balance sheet commitments, and indemnification agreements as a percentage of AEA. AEA is a non-GAAP measure. In conjunction with the OneWest Transaction, the provision for credit losses also includes the impact of the mirror accounting principal related to the indemnification agreements. The following table presents the reconciliation of reported credit provision to adjusted credit provision for the nine months of 2015.

(dollars in millions)	Nine Months Ended September 30
	2015 (% annualized)
Provision for Credit Losses (Reported)	$102.9	0.34%
Est. Impact of OneWest Transaction	(20.7)	(0.07%	)
Provision for Credit Losses (CIT standalone)	$82.2	0.27%

Finance Receivables include loans, capital lease receivables and factoring receivables held for investment, and do not include amounts contained within Assets Held for Sale (“AHFS”).

Fully Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding, increased by the weighted average potential impact of dilutive securities. The Company’s potential dilutive instruments include unvested RSU and PBRSU grants, PSU grants and stock options.

Pre-Tax GAAP losses, for the clawback provisions under our PSUs, are determined after excluding the impact of (1) adjustments to or impairment of goodwill or other intangible assets; (2) changes in accounting principles during the performance period; (3) Fresh Start Accounting charges and prepayment charges related to the prepayment or early extinguishment of CIT’s debt; (4) restructuring or business recharacterization activities, including, but not limited to, terminations of office leases, or reductions in force, that are reported by CIT; and (5) any other extraordinary or unusual items as determined by the Compensation Committee.

Pre-Tax ROA is computed by dividing pre-tax income for the period by AEA for the same period.

Total Classified Exposure means consolidated credit exposure for all Classified Assets as a percentage of the Company’s total Consolidated Credit Exposure excluding loss share assets, i.e., OneWest acquired mortgages and reverse mortgages.

EXECUTIVE COMPENSATION TABLES

The following tables, accompanying footnotes and narrative provide information about compensation paid to our NEOs as described in the Compensation Discussion and Analysis.

2015 SUMMARY COMPENSATION TABLE

The table below sets forth compensation information for our NEOs relating to 2015, 2014, and 2013, as applicable, in accordance with SEC rules. Pursuant to these rules, NEOs may vary from year to year. In addition, the compensation of Nelson J. Chai and Joseph M. Otting is disclosed. Messrs. Chai and Otting were executive officers through December 7, 2015, and disclosure would have been provided in accordance with SEC rules but for the fact that they were not serving as executive officers at the end of 2015.

Pursuant to SEC rules, the 2015 Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after year-end, even if awarded for services in that year. SEC rules require disclosure of cash compensation to be included in the year earned, even if payment is made after year-end.

For 2013 and 2014, our short-term incentive had both a cash component and an equity-based component, which was granted shortly after year-end. For 2015, we revised our short-term incentive program to reduce the target opportunity to no more than 175% of salary and to pay earned awards entirely in cash (unless payment in part in the form of PBRSUs is necessary to meet our requirement of at least 50% of total incentive deferred). We replaced the lost 2015 short-term incentive opportunity with long-term incentive opportunity, which was granted in the first quarter of 2015. As a result, short-term and long-term annual compensation awards are disclosed in each row of the table as follows:

2015

■	“Non-Equity Incentive Plan” is the entire 2015 short-term incentive for each NEO other than Ms. Hayles. Due to our 50% total incentive deferral requirement, she received part of her incentive in the form of PBRSUs, which are required to be reported in the 2016 Summary Compensation Table.

■	“Stock Awards” includes both the PSUs awarded as 2015 long-term incentive and the PBRSUs awarded in 2015 as the equity component of 2014 short-term incentive.

2014

■	“Non-Equity Incentive Plan” is only the cash component of 2014 short-term incentive.

■	“Stock Awards” includes both the PSUs awarded as 2014 long-term incentive and the PBRSUs awarded in 2014 as the equity component of the 2013 short-term incentive.

2013

■	“Non-Equity Incentive Plan” is only the cash component of 2013 short-term incentive.

■	“Stock Awards” includes both the PSUs awarded as 2013 long-term incentive and the PBRSUs awarded in 2013 as the equity component of the 2012 short-term incentive.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)(5) ($)	All Other Compen- sation (6) ($)	Total ($)
(a)	(b)	(c)	(e)	(g)	(h)	(i)	(j)

John A. Thain (7)	2015	$1,007,051	$9,137,500	$1,225,000	$5,729	$64,840	$11,440,120
Chairman of the Board and	2014	$1,003,846	$6,387,500	$1,362,500	$9,075	$73,302	$8,836,223
Chief Executive Officer	2013	$1,003,847	$5,727,500	$1,362,500	$4,789	$68,263	$8,166,899
Ellen R. Alemany (8)	2015	$161,795	$2,805,000	$300,000	$0	$4,757	$3,271,552
Vice Chairman of CIT Group, and CEO
and President of CIT Bank
E. Carol Hayles	2015	$520,000	$1,129,000	$697,500	$2,061	$16,365	$2,364,926
Executive Vice President & Chief Financial Officer
Scott T. Parker (9)	2015	$496,154	$3,447,500	$—	$2,634	$16,751	$3,963,039
Former Executive Vice President &	2014	$501,923	$2,082,000	$1,152,500	$3,843	$19,051	$3,759,317
Chief Financial Officer	2013	$501,923	$1,915,000	$1,118,000	$2,316	$21,360	$3,558,599
C. Jeffrey Knittel	2015	$590,385	$3,890,000	$1,090,000	$1,191,107	$16,751	$6,778,243
President, Transportation &	2014	$501,923	$2,087,500	$1,210,000	$982,832	$19,051	$4,801,306
International Finance	2013	$501,923	$1,652,500	$1,037,500	$—	$21,360	$3,213,283
James L. Hudak	2015	$503,526	$1,475,000	$495,000	$18,045	$16,751	$2,508,322
President, Commercial Banking
Nelson J. Chai (10)	2015	$798,718	$9,417,500	$—	$3,448	$4,226,641	$14,446,307
Former Co-President of CIT Group Inc., and	2014	$752,885	$2,750,000	$1,132,500	$5,174	$19,051	$4,659,609
Vice Chairman of CIT Bank	2013	$752,885	$2,590,000	$1,075,000	$2,999	$21,360	$4,442,244
Joseph M. Otting (11)	2015	$333,333	$12,500,000	$—	$—	$12,043,773	$24,877,106
Former Co-President of CIT Group Inc. & Chief Executive Officer of CIT Bank, N.A.

(1)	Mr. Thain, Ms. Alemany and Mr. Hudak receive annual base salaries at the rate of $1,000,000, $800,000 and $500,000, respectively. Mr. Knittel and Ms. Hayles each received an increase resulting in an annual base salary rate of $600,000 effective February 18, 2015 and November 1, 2015, respectively. Messrs. Chai and Parker each received an increase resulting in an annual base salary of $800,000 and $600,000 effective February 18, 2015, respectively. Mr. Otting received an annual base salary at the rate of $800,000. The amounts shown represent the salaries earned through December 31 of each year. The amount shown for Ms. Alemany reflects an annual base salary at the rate of $800,000, plus Ms. Alemany’s annual retainer based solely on her role as a director of CIT during 2015. As discussed in the “Director Compensation” section of this Proxy Statement, CIT directors receive an annual retainer of $60,000, which is payable in cash or converted into restricted stock units at each director’s election. Ms. Alemany received $30,000 of the amount shown as a semi-annual retainer, the entire amount of which was converted into restricted stock units at her election based on the closing price of CIT common stock on the grant date. The grant date value of restricted stock units received at Ms. Alemany’s election did not exceed the value of her foregone cash retainer and no amount related to such award is therefore included in the “Stock Awards” column.

(2)	Amounts in this column represent the aggregate grant date fair value of stock awards (PBRSUs and PSUs at target, as applicable) granted during 2015, 2014 and 2013 and computed in accordance with ASC 718. The amount shown for Ms. Alemany reflects a one-time grant of RSUs with a grant date value of $2,700,000, as described in the CD&A, and RSUs with a grant date value of $105,000 in connection with her service as a director of CIT prior to becoming an executive officer. The amounts shown do not represent the actual value realized by each named executive officer in each year. The number of PBRSUs and target number of PSUs awarded to each NEO was determined by dividing the dollar amount of each award by the closing price of CIT common stock on the respective date of grant. If performance against pre-established EPS and Pre-Tax ROA targets, or Pre-Tax ROTCE targets, result in the maximum number of PSUs vesting, as more fully described in the Compensation Discussion and Analysis, the NEOs would be entitled to a maximum award at 150% of target, with grant date fair values as follows: Mr. Thain — $7,875,000; Ms. Alemany — $0; Ms. Hayles — $900,000; Mr. Parker — $2,925,000; Mr. Knittel — $3,525,000; Mr. Hudak — $1,237,500; Mr. Chai — $3,450,000; and Mr. Otting — $0.

(3)	2015 amounts shown represent the cash component of the 2015 short-term incentive, described in the Compensation Discussion and Analysis.

(4)	2015 amounts shown represent the difference between the cumulative actuarial present value of accumulated pension benefits on December 31, 2015 and December 31, 2014 under three retirement arrangements maintained by CIT: the New Executive Retirement Plan of CIT Group Inc. (the “Executive Retirement Plan” which has been closed to new participants since 2006), of which Mr. Knittel is the only named executive officer to participate, the CIT Group Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), and the CIT Group Inc. Retirement Plan (the “Retirement Plan”). The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible salaried employees in the United States. Effective December 31, 2012, participation in and employer contributions to the Retirement Plan and Supplemental Retirement Plan was frozen for all employees, including the NEOs. These retirement arrangements are discussed in further detail under the heading “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” that follows the 2014 Pension Benefits Table in this Proxy Statement.

(5)	None of our NEOs received any above-market or preferential earnings in respect of any plan or benefit provided by the Company.

(6)	The following supplemental table sets forth for 2015 the components of income reported as All Other Compensation above, based on the incremental cost to CIT of providing the benefit:

Name	Severance	Car and Driver	Executive Security	401(k) Match / Supplemental Employer Contribution	Life Insurance	Total
John A. Thain	$—	$48,089	$—	$15,900	$851	$64,840
Ellen R. Alemany	$—	$—	$—	$4,615	$851	$4,757
E. Carol Hayles	$—	$—	$—	$15,900	$465	$16,365
Scott T. Parker	$—	$—	$—	$15,900	$851	$16,751
C. Jeffrey Knittel	$—	$—	$—	$15,900	$851	$16,751
James L. Hudak	$—	$—	$—	$15,900	$851	$16,751
Nelson J. Chai	$4,209,890	$—	$—	$15,900	$851	$4,226,641
Joseph M. Otting	$12,037,158	$—	$3,020	$3,000	$595	$12,043,773

Car and Driver

The amount shown above for Car and Driver represent the proportional cost to CIT associated with the personal usage of a company-provided car and driver. For income tax purposes, income is imputed without any tax gross-up reimbursement.

Executive Security

Prior to its acquisition by CIT, OneWest Bank determined to provide residential security services and equipment to Mr. Otting based on the recommendations of an independent security study. The amount shown above represents actual costs incurred by the Company for providing such services and equipment following the completion of the acquisition of OneWest through Mr. Otting’s last day of employment.

401(k) Match / Supplemental Employer Contribution

Matching employer contributions under the CIT Group, Inc. Savings Incentive Plan, our 401(k) plan (the “Savings Incentive Plan”), consist of up to a 6% match of pre-tax and Roth contributions by each executive, up to the annual limits established by the Internal Revenue Service, as well as a supplemental employer contribution feature. The amounts shown represent matching contributions only, as no supplemental contribution was made for 2015.

Life Insurance

Amounts shown above represent company-paid life insurance premiums on behalf of each named executive officer. The named executive officers are covered by life insurance policies under the same terms as other full-time and part-time U.S. employees working at least 20 hours per week. The life insurance benefit for covered employees is equal to one times annual benefits pay up to a maximum benefit of $500,000. Benefits pay is generally equal to a covered employee’s base salary plus an average of other pay during the preceding 36 months.

Severance

Amount shown represents the severance benefits payable to Mr. Otting, under the provisions of his retention letter agreement, and to Mr. Chai under the provisions of the CIT Employee Severance Plan. See “Severance and Change of Control Arrangements” in the Compensation Discussion and Analysis for more detail.

(7)	Mr. Thain’s compensation was based solely on his role as CEO of CIT. Mr. Thain did not receive additional compensation for serving as a director of CIT.

(8)	Ms. Alemany’s compensation shown in the Summary Compensation Table reflects both her role as a director of CIT Group Inc., and as Vice Chairman of CIT Group and CEO and President of CIT Bank, pursuant to SEC disclosure rules. As such, no compensation amounts for Ms. Alemany are reported in the Director Compensation tables that appear earlier in this Proxy Statement. Compensation for Ms. Alemany in her role as Vice Chairman of CIT Group and CEO and President of CIT Bank is described in the CD&A. Compensation for directors of CIT Group Inc. is described under the heading “Director Compensation” that appears earlier in this Proxy Statement.

(9)	Mr. Parker was an executive officer through the date of his resignation, on November 3, 2015.

(10)	Mr. Chai was an executive officer through December 7, 2015.

(11)	Mr. Otting was an executive officer through December 7, 2015.

2015 GRANTS OF PLAN BASED AWARDS

The table below sets forth equity and non-equity compensation awards granted to our named executive officers during the year ended December 31, 2015. In accordance with SEC rules, the table does not include awards granted during 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (9) ($)
Name	Grant Date	Award Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
John A. Thain	1/28/15	1/21/15							88,554 (4)	$3,887,500
	2/19/15	2/19/15				14,304	57,214	85,821		$2,625,000
	2/19/15	2/19/15				28,607	57,214	85,821		$2,625,000
	2/19/15	2/19/15	$—	$1,750,000	$2,625,000
Ellen R. Alemany	11/4/15	10/20/15							63,769 (5)	$2,700,000
	5/12/15								2,269 (6)	$105,000
	5/12/15								648 (6)	$30,000
E. Carol Hayles	1/28/15	1/20/15							12,050 (4)	$529,000
	2/19/15	2/19/15				1,635	6,539	9,808		$300,000
	2/19/15	2/19/15				3,269	6,539	9,808		$300,000
	2/19/15	2/19/15	$—	$600,000	$900,000
Scott T. Parker	1/28/15	1/20/15							34,112 (4)	$1,497,500
	2/19/15	2/19/15				5,313	21,251	31,877		$975,000
	2/19/15	2/19/15				10,626	21,251	31,877		$975,000
	2/19/15	2/19/15	$—	$1,050,000	$1,575,000
C. Jeffrey Knittel	1/28/15	1/20/15							35,080 (4)	$1,540,000
	2/19/15	2/19/15				6,403	25,610	38,415		$1,175,000
	2/19/15	2/19/15				12,805	25,610	38,415		$1,175,000
	2/19/15	2/19/15	$—	$1,050,000	$1,575,000
James L. Hudak	1/28/15	1/20/15							14,806 (4)	$650,000
	2/19/15	2/19/15				2,248	8,991	13,486		$412,500
	2/19/15	2/19/15				4,495	8,991	13,486		$412,500
	2/19/15	2/19/15	$—	$675,000	$1,012,500
Nelson J. Chai	8/3/15	7/21/14							106,202 (7)	$5,000,000
	1/28/15	1/20/15							48,235 (4)	$2,117,500
	2/19/15	2/19/15				6,266	25,065	37,598		$1,150,000
	2/19/15	2/19/15				12,533	25,605	37,598		$1,150,000
	2/19/15	2/19/15	$—	$1,400,000	$2,100,000
Joseph M. Otting	8/3/15	7/21/14							159,303 (8)	$7,500,000
	8/3/15	7/21/14							106,202 (7)	$5,000,000
	8/3/15	7/21/14	$—	$1,400,000	$2,100,000

(1)	Plan-based compensation awards are granted to employees by action of the Compensation Committee and/or the full Board of Directors. During 2015, approvals for 2015 target short-term incentive, 2014 PBRSU and 2015 PSU awards and the associated grant dates are shown in the table above. The table also shows a one-time grant of RSUs to compensate Ms. Alemany for equity awards she forfeited from her prior employer, as noted in the CD&A, as well as PBRSU awards granted to Messrs. Chai and Otting in connection with the completion of the acquisition of OneWest Bank.
(2)	Represents target 2015 short-term incentive awards. As discussed in the Compensation Discussion and Analysis, short-term incentive targets are payable in cash, and may increase or decrease from the target value with actual payouts ranging from 0% to 150%. Actual amounts paid in cash for 2015 performance are included in the Non-Equity Incentive Plan Compensation column of the 2015 Summary Compensation Table.

(3)	Represents two forms of PSUs granted in 2015 for the 2015 — 2017 performance period. PSU payouts may increase or decrease from the target grant, with actual payouts ranging from 0% to 150% of the target grant based on performance against pre-established Pre-Tax ROA and EPS targets (PSUs-ROA/EPS) subject to 3-year cliff vesting, and Pre-Tax ROTCE (PSUs-ROTCE) vesting ratably over 3 years. The threshold amount shown assumes the lowest thresholds attainable are met, resulting in a payout of 25% of the target number of PSUs-ROA/EPS granted and 50% of the target number of PSUs-ROTCE granted. If performance thresholds are not met, then the payout would be 0% of the PSUs granted.
(4)	Represents the portion of 2014 annual short-term incentives in the form of PBRSUs, granted during 2015. These PBRSUs are scheduled to vest one-third per year over three years subject to an additional performance hurdle (if cumulative Adjusted Pre-Tax Income for the prior three years is negative, the Compensation Committee will determine whether a portion, if any, of the PBRSUs will vest). PBRSUs granted during 2016, if any, in respect of 2015 performance are not included in the table above in accordance with SEC rules.
(5)	Represents a one-time equity award in the form of Restricted Stock Units, which will vest pro rata on each of March 8, 2016, March 8, 2017, and March 8, 2018, to compensate Ms. Alemany for equity awards from a prior employer that she forfeited.
(6)	The amounts shown represent RSUs granted to Ms. Alemany in connection with her service as a director of CIT and prior to her appointment as Vice Chairman of the Company, as follows: (1) a semi-annual retainer payment of $30,000, converted to a number of RSUs at Ms. Alemany’s direction; and (2) an annual award reflecting her service on more than one Board Committee, which is payable 100% in shares of CIT stock at Ms. Alemany’s direction. The RSUs are scheduled to vest in equal installments on the first, second, and third anniversaries of the grant date.
(7)	Represents retention CIT PBRSU which will vest in full on the third anniversary of grant date.
(8)	Represents an initial CIT PBRSU award which will vest pro rata on each of December 31, 2015, December 31, 2016 and December 31, 2017. Each vested tranche of PBRSUs remain subject to transfer restrictions through August 3 in the year following the respective vesting date.
(9)	Stock awards are valued in accordance with ASC 718, based on the closing price of CIT common stock on each respective date of grant and awards subject to performance conditions are determined based on the probable outcome of such conditions.

NARRATIVE DISCLOSURE TO 2015 SUMMARY COMPENSATION TABLE AND 2015 GRANTS OF PLAN-BASED EQUITY AWARDS TABLE

Total Compensation

Total Compensation values shown in the 2015 Summary Compensation Table are presented in accordance with SEC rules. The Total Direct Compensation amounts approved by the Compensation Committee, and/or Board of Directors, and awarded to our continuing NEOs for 2015 performance, regardless of when paid or granted, are presented in and further described in the Compensation Discussion and Analysis.

Performance-Based Restricted Stock Units

Each of our NEOs, other than Ms. Alemany and Mr. Otting, received a grant of PBRSUs on January 28, 2015 in respect of performance during 2014. Unvested awards are forfeited on termination of employment, except in certain circumstances, such as death, disability, following a qualifying termination within two years of a Change of Control, or if employment is terminated by Mr. Knittel for “Good Reason” or by CIT “Without Cause” (in each case, as defined in Mr. Knittel’s employment agreement and more fully described below under the heading, “Employment Agreements, Non-Competition, Non-Solicitation and Confidentiality Agreements and Double Trigger Change of Control”), in which case awards will immediately vest in full. For employees who resign and meet “retirement” criteria, or who are terminated involuntarily without cause, awards continue to vest over time on their original schedules.

Each PBRSU includes a dividend equivalent right, pursuant to which the holder of the award is entitled to receive a cumulative amount upon vesting/settlement equal to any dividends paid to the holder of a share of CIT common stock during the vesting period. PBRSU awards are also subject to forfeiture during the vesting period and to a clawback for a period of 12 months following vesting. Such forfeiture and clawback provisions are further described in the Compensation Discussion and Analysis.

Performance Share Units

Each of the named executive officers received a target grant of two forms of PSUs (PSUs — ROE/EPS and PSUs — ROTCE) on February 19, 2015 for the 2015 — 2017 performance period. PSUs — ROE/EPS are not earned or vested until the end of the three-year performance period and only if certain pre-tax ROA and fully diluted EPS performance metrics are met. PSUs — ROTCE are earned each year during the three-year performance period based on pre-tax ROTCE, subject to a credit provision modifier. Actual payouts will range from 0% to 150% of target. Unvested awards are forfeited on termination of employment, except in certain circumstances, such as death, disability, or following a qualifying termination within two years of a Change of Control, in which case the target number of awards will immediately vest in full.

PSU awards for 2015 — 2017 are subject to forfeiture during the performance period, and the PSUs — ROA/EPS are also subject to clawback for a period of two years following the end of the performance period. Such forfeiture and clawback provisions are further described in the Compensation Discussion and Analysis.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes information on equity-based awards that were unvested and outstanding for each NEO at December 31, 2015. The table does not include PBRSUs granted to Mr. Otting that vested on December 31, 2015, and underlying shares have not yet been delivered.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
(a)	(g)		(h)	(i)		(j)
John A. Thain	182,778	(3)	$7,256,287	191,549	(4)	$7,604,495
Ellen R. Alemany	70,234	(5)	$2,788,290	—		$—
E. Carol Hayles	25,772	(6)	$1,023,148	16,218	(7)	$643,855
Scott T. Parker	—		$—	—		$—
C. Jeffrey Knittel	63,716	(8)	$2,529,525	75,734	(9)	$3,006,640
James L. Hudak	28,248	(10)	$1,121,446	26,869	(11)	$1,066,699
Nelson J. Chai	197,294	(12)	$7,832,572	43,041	(13)	$1,708,728
Joseph M. Otting	212,404	(14)	$8,432,439	—		$—

(1)	Shares are valued based on a $39.70 share price, the closing price of CIT common stock on December 31, 2015, and assumes achievement of performance conditions at 100% of target.
(2)	The amounts shown represent PSU awards, assuming a payout at 100% of target. Actual payouts will be determined at such time that the Compensation Committee certifies, following the end of each respective performance period, that the relevant performance measures were achieved. PSU awards are generally expected to be reviewed by the Committee no later than March 15 of the year immediately following the end of the respective performance period.
(3)	The amount shown includes 88,554 RSUs granted on January 28, 2015 that are scheduled to vest in three equal installments in 2016, 2017 and 2018, 61,231 RSUs representing two unvested installments granted on February 20, 2014 that are scheduled to vest in equal installments in 2016 and 2017, and 32,994 RSUs representing the final installment granted on January 30, 2013 that is scheduled to vest on February 1, 2016. Installments are scheduled to vest on February 1 in each respective year.
(4)	The amount shown includes 114,428 PSUs granted during 2015 and linked with the 2015-2017 performance period, 41,867 PSUs granted during 2014 and linked with the 2014-2016 performance period, and 35,253 PSUs granted during 2013 and linked with the 2013-2015 performance period.
(5)	The amount shown includes: 63,769 RSUs granted on November 4, 2015, that are scheduled to vest in three equal installments on March 8 in 2016, 2017 and 2018; 2,269 RSUs granted on May 12, 2015, that are scheduled to vest in three equal installments in 2016, 2017 and 2018; 1,880 RSUs granted on January 29, 2014, and 1,666 RSUs granted on May 13, 2014, each representing two unvested installments that are scheduled to vest in in 2016 and 2017; and, 648 RSUs granted on May 12, 2015 that is scheduled to vest on May 12, 2016. Unless otherwise specified, installments are scheduled to vest on the anniversary of the grant date in each respective year.
(6)	The amount shown includes 12,050 RSUs granted on January 28, 2015 that are scheduled to vest in three equal installments in 2016, 2017 and 2018, 9,078 RSUs representing two unvested installments granted on February 20, 2014 that are scheduled to vest in equal installments in 2016 and 2017, and 4,644 RSUs representing the final installment granted on January 30, 2013 that is scheduled to vest on February 1, 2016. Installments are scheduled to vest on February 1 in each respective year.
(7)	The amount shown includes 13,078 PSUs granted during 2015 and linked with the 2015-2017 performance period, and 3,140 PSUs granted during 2014 and linked with the 2014-2016 performance period.

(8)	The amount shown includes 35,080 RSUs granted on January 28, 2015 that are scheduled to vest in three equal installments in 2016, 2017 and 2018, 18,666 RSUs representing two unvested installments granted on February 20, 2014 that are scheduled to vest in equal installments in 2016 and 2017, and 9,970 RSUs representing the final installment granted on January 30, 2013 that is scheduled to vest on February 1, 2016. Installments are scheduled to vest on February 1 in each respective year.
(9)	The amount shown includes 51,220 PSUs granted during 2015 and linked with the 2015-2017 performance period, 15,700 PSUs granted during 2014 and linked with the 2014-2016 performance period, and 8,813 PSUs granted during 2013 and linked with the 2013-2015 performance period.
(10)	The amount shown includes 14,806 RSUs granted on January 28, 2015 that are scheduled to vest in three equal installments in 2016, 2017 and 2018, 9,071 RSUs representing two unvested installments granted on February 20, 2014 that are scheduled to vest in equal installments in 2016 and 2017, and 4,371 RSUs representing the final installment granted on January 30, 2013 that is scheduled to vest on February 1, 2016. Installments are scheduled to vest on February 1 in each respective year.
(11)	The amount shown includes 17,982 PSUs granted during 2015 and linked with the 2015-2017 performance period, 4,187 PSUs granted during 2014 and linked with the 2014-2016 performance period, and 4,700 PSUs granted during 2013 and linked with the 2013-2015 performance period.
(12)	The amount shown includes 106,202 RSUs granted on August 3, 2015 that are scheduled to vest 100% on August 3, 2018, 48,235 RSUs granted on January 28, 2015 that are scheduled to vest in three equal installments in 2016, 2017 and 2018, 27,912 RSUs representing two unvested installments granted on February 20, 2014 that are scheduled to vest in equal installments in 2016 and 2017, and 14,946 RSUs representing the final installment granted on January 30, 2013 that is scheduled to vest on February 1, 2016. Other than the RSUs granted on August 3, 2015, installments are scheduled to vest on February 1 in each respective year.
(13)	The amount shown includes 50,130 PSUs granted during 2015 and linked with the 2015-2017 performance period, 15,700 PSUs granted during 2014 and linked with the 2014-2016 performance period, and 15,864 PSUs granted during 2013 and linked with the 2013-2015 performance period.
(14)	The amount shown includes 106,202 RSUs granted on August 3, 2015 that are scheduled to vest 100% on August 3, 2018, and 106,202 RSUs representing two unvested installments granted on August 3, 2015 that are scheduled to vest in equal installments on December 31 in 2016 and 2017 but will remain subject to transfer restrictions through August 3 following each respective vesting date.

2015 OPTION EXERCISES AND STOCK VESTED (1)

The following table provides information about stock options that were exercised and stock units and/or awards that vested during 2015. The table includes RSU awards that are fully vested, but the underlying shares have not yet been delivered.

Name	Number of Shares Acquired on Vesting (1) (#)		Value Realized On Vesting ($) (2)
(a)	(d)		(e)
John A. Thain	136,231	(3)	$6,119,240	(4)
Ellen R. Alemany	3,405	(5)	$152,883	(6)
E. Carol Hayles	14,071	(7)	$616,570	(8)
Scott T. Parker	61,527	(9)	$2,745,975	(4)
C. Jeffrey Knittel	50,263	(10)	$2,239,923	(4)
James L. Hudak	24,757	(11)	$1,104,798	(4)
Nelson J. Chai	81,500	(12)	$3,638,637	(4)
Joseph M. Otting	53,101	(13)	$2,108,110	(14)

(1)	None of the NEOs have outstanding stock options, and no stock options were exercised by any of the named executive officers during 2015.
(2)	The value shown was determined by multiplying the aggregate number of RSUs on each specific vesting date by the closing price of CIT common stock on that date, or the last trading date immediately preceding the vesting date in the event the vesting date occurred on a non-trading date.
(3)	Represents 72,622 PSUs that vested on February 19, 2015 and 63,609 RSUs that vested on February 1, 2015.
(4)	Reflects the closing price of CIT common stock of $45.88 and $43.82 on February 19, 2015, and January 30, 2015, respectively.
(5)	Represents 619 RSUs that vested on October 29, 2015, 1,547 RSUs that vested on May 13, 2015, and 1,239 RSUs that vested on January 29, 2015.
(6)	Reflects the closing price of CIT common stock of $44.01, $46.19 and $43.74 on October, 29, 2015, May 13, 2015, and January 29, 2015, respectively.
(7)	Includes 14,071 RSUs that vested on February 1, 2015.
(8)	Reflects the closing price of CIT common stock of $43.82 on January 30, 2015.
(9)	Represents 24,207 PSUs that vested on February 19, 2015 and 37,320 RSUs that vested on February 1, 2015.
(10)	Represents 18,155 PSUs that vested on February 19, 2015 and 32,108 RSUs that vested on February 1, 2015.
(11)	Represents 9,683 PSUs that vested on February 19, 2015 and 15,074 RSUs that vested on February 1, 2015.
(12)	Represents 32,680 PSUs that vested on February 19, 2015 and 48,820 RSUs that vested on February 1, 2015.
(13)	Represents RSUs that fully vested, but are not scheduled to deliver until August 3, 2016.
(14)	Reflects the closing price of CIT common stock of $39.70 on December 31, 2015. The actual future value to be realized may differ from the amount shown based on the closing price of CIT common stock on the date the RSUs are actually delivered.

2015 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
(a)	(b)	(c)	(d)
John A. Thain	CIT Group Inc. Retirement Plan (2)	1.92		$25,888
	Supplemental Retirement Plan (3)	1.92		$147,926
	Executive Retirement Plan (4)	n/a	$	n/a
				$173,814
Ellen R. Alemany	CIT Group Inc. Retirement Plan (2)	n/a	$	n/a
	Supplemental Retirement Plan (3)	n/a	$	n/a
	Executive Retirement Plan (4)	n/a	$	n/a
		n/a	$	n/a
E. Carol Hayles	CIT Group Inc. Retirement Plan (2)	1.50		$22,540
	Supplemental Retirement Plan (3)	1.50		$33,840
	Executive Retirement Plan (4)	n/a	$	n/a
				$56,380
Scott T. Parker	CIT Group Inc. Retirement Plan (2)	1.50		$22,437
	Supplemental Retirement Plan (3)	1.50		$55,109
	Executive Retirement Plan (4)	n/a	$	n/a
				$77,546
C. Jeffrey Knittel	CIT Group Inc. Retirement Plan (2)	29.17		$389,692
	Supplemental Retirement Plan (3)	29.17		$669,328
	Executive Retirement Plan (4)	32.17		$6,129,769
				$7,188,789
James L. Hudak	CIT Group Inc. Retirement Plan (2)	12.00		$188,108
	Supplemental Retirement Plan (3)	12.00		$415,639
	Executive Retirement Plan (4)	n/a	$	n/a
				$603,747
Nelson J. Chai	CIT Group Inc. Retirement Plan (2)	1.58		$22,916
	Supplemental Retirement Plan (3)	1.58		$79,809
	Executive Retirement Plan (4)	n/a	$	n/a
				$102,725
Joseph Otting	CIT Group Inc. Retirement Plan (2)	n/a	$	n/a
	Supplemental Retirement Plan (3)	n/a	$	n/a
	Executive Retirement Plan (4)	n/a	$	n/a
		n/a	$	n/a

(1)	The actuarial present value of accumulated benefits was computed on the basis of the same actuarial assumptions, with the exception of turnover, retirement, and pre-retirement mortality, as used to compute the accumulated benefit obligation as of December 31, 2015 and as stated in our Annual Report on Form 10-K filed with the SEC on March 7, 2016, in “Note 20 — Retirement, Postretirement and Other Benefit Plans” to the consolidated financial statements. With regard to turnover, retirement, and pre-retirement mortality, the present values of the accumulated benefits payable under the Retirement Plan and the Supplemental Retirement Plan have been computed based on the assumption that the executive would remain employed by CIT until age 65 (the normal retirement age as defined in both plans) and then retire and collect the accumulated benefit. The present values of the accumulated benefits payable under the Executive Retirement Plan (which has been closed to new participants since 2006) assumes Mr. Knittel would remain employed by CIT through age 60 (the youngest age at which benefits can be received without any reduction) or the youngest age of benefit eligibility, and then retire and collect the accumulated benefit. Eligibility to receive early retirement benefits is more fully described under the heading, “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(2)	The Retirement Plan is a tax-qualified plan and is further described under the heading “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(3)	The Supplemental Retirement Plan is a nonqualified plan and is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(4)	The Executive Retirement Plan is a nonqualified plan and is further described under “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” in this Proxy Statement. Other than Mr. Knittel, none of the NEOs are participants in the Executive Retirement Plan.

NARRATIVE INFORMATION RELATING TO RETIREMENT ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

In addition to the Savings Incentive Plan, we maintained two retirement arrangements during 2015 under which our NEOs, other than Ms. Alemany and Mr. Otting, are eligible to receive benefits: the Retirement Plan and the Supplemental Retirement Plan. Effective December 31, 2012, participation in and employer contributions to the Retirement Plan and Supplemental Retirement Plan were frozen for all employees, including the NEOs. We also maintain a third retirement arrangement, the Executive Retirement Plan, which has been closed to new participants since 2006. Mr. Knittel is the only NEO eligible to participate in the Executive Retirement Plan. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible employees in the United States. The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified defined benefit pension plans.

Each of the NEOs vested in his or her retirement benefits, that were accumulated through December 31, 2012, under the Retirement and Supplemental plans as follows: Mr. Thain — February 8, 2013; Ms. Alemany — n/a; Ms. Hayles — July 22, 2013; Mr. Parker — July 2, 2013; Messrs. Knittel and Hudak — upon conversion of their accrued benefit effective January 1, 2001; Mr. Chai — June 1, 2013; and Mr. Otting — n/a.

Under the Executive Retirement Plan, participating named executive officers will be eligible for early retirement benefits upon reaching 55 years of age with ten years of benefit service. Mr. Knittel became eligible on September 6, 2013.

Retirement Plan

Through December 31, 2012, when participation was frozen, the Retirement Plan covered all officers and employees in the United States who had one year of service and were 21 years of age or older. The Retirement Plan was revised in 2000 to convert to a “cash balance” formula, which became effective January 1, 2001. Under the cash balance formula, except for certain grandfathered participants, each participant’s accrued benefit as of December 31, 2000 was converted to a lump sum amount and each year thereafter, through December 31, 2012, the participant’s account balance was credited with a percentage of the participant’s annual benefits pay depending on the participant’s period of service as follows:

Period of Service	% of Annual Benefits Pay
1 — 9 years	5
10 — 19 years	6
20 — 29 years	7
30 years or more	8

For purposes of the Retirement Plan, annual benefits pay generally means annual base salary, certain annual incentive awards, sales incentives and commissions, subject to certain limits under the plan and imposed under the Tax Code. Account balances under the cash balance portion of the Retirement Plan also continue to receive annual interest credits which continue after December 31, 2012 when participation was frozen and until cumulative benefits are paid, subject to certain government limits. For 2015, the interest crediting rate was 2.75%. Upon termination after three years of employment or upon retirement, a participant’s benefit under the Retirement Plan is generally payable, at the election of the participant, in an annuity or lump sum.

Messrs. Knittel and Hudak began earning benefits under the cash balance formula effective January 1, 2001 and each of Messrs. Thain, Parker and Chai and Ms. Hayles in 2011.

Prior to the conversion to a “cash balance” formula, certain participants elected in 2000 not to participate in the Retirement Plan cash balance program. Such participants are eligible instead to receive grandfathered benefits under the Traditional Retirement Formula, determined as 1.25% of final average annual compensation, multiplied by final years of benefit service up to a maximum of 40 years. Final average annual compensation is determined to be the annual compensation (generally, base salary) for the 60 consecutive months (five years) during which annual compensation is highest within the last 120 months (ten years) of benefit service. Benefits may be reduced by 1/2% for each month (6% per year) in the event a grandfathered participant elects to retire and start receiving payments before age 60, but after attaining age 55. None of our executive officers are eligible to receive benefits under the Traditional Retirement Formula.

Effective December 31, 2012, participation in and contributions based on eligible annual benefits pay to the Retirement Plan were frozen.

Supplemental Retirement Plan

Through December 31, 2012, when participation was frozen, the Supplemental Retirement Plan covered employees of CIT whose benefits under the Retirement Plan were limited by operation of the Tax Code. Each of the NEOs (other than Ms. Alemany and Mr. Otting) participates in the Supplemental Retirement Plan. Any benefits under the Supplemental Retirement Plan are paid in a lump sum following a participant’s termination of employment with CIT. However, in order to comply with Section 409A of the Tax Code (“Section 409A”) , benefits accrued under the Supplemental Retirement Plan through December 31, 2008 for active participants in the Executive Retirement Plan will be “frozen” and remain payable, according to the operation of the plan, as a lump-sum payment upon separation from service. Supplemental Retirement Plan benefits will continue to accrue after December 31, 2008, according to the operation of the plan, but the portion earned after 2008 will be payable in the form of an annuity.

Effective December 31, 2012, participation and contributions based on eligible annual benefits pay to the Supplemental Retirement Plan were frozen.

Mr. Knittel generally is entitled to receive an additional two years of age and service credit under the Supplemental Retirement Plan, in the event Mr. Knittel’s employment is terminated by him for “Good Reason” or by CIT “Without Cause” (in each case, as defined in his employment agreement and as further described under the heading, “Potential Payments Upon Termination or Change of Control” in this Proxy Statement).

Executive Retirement Plan

The Executive Retirement Plan has been closed to new participants since 2006. Mr. Knittel participates in the Executive Retirement Plan; our other NEOs do not participate in the Executive Retirement Plan. The Executive Retirement Plan provides for an annual retirement benefit based upon a formula that takes into account the executive’s final base compensation and years of benefit service with CIT. The annual retirement benefit under the Executive Retirement Plan formula is determined as final base compensation multiplied by the sum of 50% for the first 10 years of benefit service, plus 2% for each of the following years of benefit service up to maximum of 20 years. Final base compensation is defined as the highest base compensation for any consecutive twelve-month period in the five years prior to retirement. Benefit service generally means service taken into account for purposes of the Retirement Plan. The benefit under the Executive Retirement Plan formula is reduced by the actuarial equivalent value of the benefits payable under the Supplemental Retirement Plan, the Retirement Plan, the Supplemental Savings Plan, the Flexible Retirement Contribution Account under the Savings Incentive Plan, and certain predecessor plans of CIT.

Benefits under the Executive Retirement Plan are paid in the form of an annuity for life beginning at an executive’s normal retirement date. Normal retirement date is defined as age 65 with at least ten years of benefit service. An executive who is age 55 and who has at least ten years of benefit service may also elect to retire early with a benefit determined under the Executive Retirement Plan formula that is reduced by 1/2% for each month that payments begin before reaching age 60. Executives may elect to have benefits under the Executive Retirement Plan paid in the form of a joint and survivor annuity over the combined lives of the executive and the executive’s beneficiary, or as a life annuity.

No benefits are payable under the Executive Retirement Plan if an executive terminates employment prior to attaining ten years of benefit service, except in situations where the Board elects to terminate the plan or a Change of Control has occurred. Under certain circumstances, if an executive terminates employment with ten years of service and prior to attaining age 55, the benefit under the plan is paid in a lump sum.

The Executive Retirement Plan also provides a death benefit for participating executives in the event he/she dies while actively employed by CIT. The amount of this benefit is generally equal to three times base salary. CIT has purchased corporate-owned life insurance to fund this benefit and the retirement benefits payable under the Executive Retirement Plan. Mr. Knittel remains eligible to receive a death benefit under the Executive Retirement Plan.

Mr. Knittel generally is entitled to receive an additional two years of age and service credit under the Executive Retirement Plan, in the event Mr. Knittel’s employment is terminated by him for “Good Reason” or by CIT “Without Cause” (in each case, as defined in his employment agreement and as further described under the heading, “Potential Payments Upon Termination or Change of Control” in this Proxy Statement).

Other Plans

The Savings Incentive Plan covers all officers and employees in the United States who are 18 years of age or older. Under this tax-qualified defined contribution plan, CIT matches 100% of a participant’s own pre-tax and Roth contributions to the plan up to the first 6% of eligible pay. Additionally, certain participants who were eligible and elected to remain covered under the Retirement Plan’s Traditional Retirement Formula receive Flexible Retirement Contributions by CIT under the Savings Incentive Plan. Flexible Retirement Contributions of up to 3% of eligible pay are made as of December 31 each year, provided the participant is employed by CIT on December 31, left the company at or after age 55, or died or became disabled during the year. The excess of any Flexible Retirement Contributions limited by operation of the Tax Code are contributed under the SSP, further described under the heading, “Narrative Information Relating to Nonqualified Deferred Compensation.” In addition to the company match, an annual discretionary supplemental employer contribution was introduced to the Savings Incentive Plan effective January 1, 2013. Annual contributions, which will range from 0% to 3% of eligible pay (including base salary and most cash-based incentive awards), are fully funded by CIT. Eligible employees who were hired on or before September 30 of the plan year and are employed on the last day of the plan year (December 31) will be eligible to receive a discretionary supplemental employer contribution. No discretionary supplemental employer contribution was made for 2015. All contributions under the Savings Incentive Plan are subject to Internal Revenue Service wage limits.

Section 409A of the Tax Code requires the payment of the portion of benefits earned after December 31, 2004 for executive officers under the Executive Retirement Plan, the Supplemental Retirement Plan and the Supplemental Savings Plan (including potentially each of the named executive officers) to be delayed for six months if the officer’s employment ends for any reason other than death or disability. Payments that are delayed because of this tax law earn interest at a short-term rate until paid to the officer.

2015 NONQUALIFIED DEFERRED COMPENSATION

Name	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
(a)	(c)	(d)	(f)
John A. Thain	$—	$—	$—
Ellen R. Alemany	$—	$—	$—
E. Carol Hayles	$—	$—	$—
Scott T. Parker	$—	$—	$—
C. Jeffrey Knittel	$—	$158 (2)	$6,563 (2)
James L. Hudak	$—	$—	$—
Nelson J. Chai	$—	$—	$—
Joseph M. Otting	$2,108,110	$—	$2,108,110

(1)	Represents RSUs that fully vested on December 31, 2015, but are not scheduled to deliver until August 3, 2016. The amounts shown are included in “Stock Awards” for 2015 in the Summary Compensation Table, and underlying grant details are included in the Grants of Plan-Based Awards table. Stock salary awards are described under the heading, “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Equity Awards Table,” as well as in the CD&A.

(2)	The amounts shown represent earnings during 2015 and the balance at December 31, 2015 in the SSP. SSP balances reflect accrued benefits prior to the conversion of the Retirement Plan to a “cash balance” formula in 2001. Mr. Knittel is the only named executive who participates in the SSP.

NARRATIVE INFORMATION RELATING TO NONQUALIFIED DEFERRED COMPENSATION

Supplemental Savings Plan (“SSP”)

Participants in the SSP receive an allocation of amounts that could not be contributed to the Flexible Retirement Contribution account under the Savings Incentive Plan because of limits imposed under the Tax Code. Such amounts are notionally invested in the same investments as the participant’s Flexible Retirement Contributions under the Savings Incentive Plan. However, in order to comply with Section 409A, the notional investment return under the SSP changed for active participants in the Executive Retirement Plan only, from the rate of investment return under the Savings Incentive Plan to a fixed rate of return as of December 31, 2008. The interest rate used to determine such notional investment return under the SSP is equal to the interest on 20-year Treasury Constant Maturities. Payments are made in a lump sum following the participant’s separation from service. Mr. Knittel is the only named executive who participates in the SSP.

NARRATIVE INFORMATION RELATING TO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

CIT Employee Severance Plan

Other than for Mr. Knittel, none of the NEOs (nor other executive officers) are party to an employment agreement with CIT, and as such, their employment with the Company is “at will.” Each of Ms. Alemany and Messrs. Knittel and Otting have individual agreements, described below, that provide for cash severance payments upon termination of employment or in connection with a Change of Control. None of the remaining NEOs have such agreements. In 2013, we adopted the CIT Employee Severance Plan, which covers all of our U.S. employees. Under the CIT Employee Severance Plan, each of the NEOs, other than Ms. Alemany, Mr. Knittel and Mr. Otting, is eligible to receive a cash severance amount equal to 52 weeks of base salary, a severance bonus (prorated based on prior short-term incentives), a payment equal to 102% of the cost of premiums for coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 52 weeks, which COBRA amount will be increased to cover applicable taxes, and certain outplacement services. In the event of a qualifying Change of Control termination, each of the NEOs, including Ms. Alemany and Mr. Knittel, is eligible to receive a cash severance amount equal to two times the sum of base salary plus short-term incentive, a severance bonus (prorated based on prior short-term incentives), a payment equal to 102% of COBRA premiums for a maximum of 24 months (notwithstanding any statutory limitations on the length of COBRA coverage), which COBRA amount will be increased to cover applicable taxes, and certain outplacement services.

Mr. Thain

Mr. Thain is subject to certain non-solicitation and non-disparagement obligations that became effective when he joined CIT. While employed by CIT and then for one year after the date of termination of Mr. Thain’s employment for any reason, Mr. Thain may not, without the written consent of the Board, (i) directly or indirectly attempt to solicit any client to transact business with a competitor of CIT or reduce or refrain from doing any business with CIT, (ii) directly or indirectly attempt to solicit anyone who is then an employee of CIT (or who was such an employee within the prior six months) to resign from CIT or to apply for or accept employment with any competitor of CIT or (iii) directly or indirectly disparage or publicly criticize CIT or any of its affiliates.

Ms. Hayles and Mr. Hudak

Ms. Hayles and Mr. Hudak are party to the Company’s standard Non-Competition, Non-Solicitation and Confidentiality Agreement covering senior executives. Under the terms of such agreement, an executive shall not, (i) during employment with CIT and for one year thereafter, without CIT’s prior written consent, engage directly or indirectly in any competing business, (ii) directly or indirectly attempt to solicit any client to transact business with a competitor of CIT or reduce or refrain from doing any business with CIT, (iii) directly or indirectly attempt to solicit anyone who is then an employee of CIT (or who was such an employee within the prior six months) to resign from CIT or to apply for or accept employment with any competitor of CIT, or (iv) during and after employment will take reasonable measures to protect CIT confidential information from unauthorized use or disclosure.

Ms. Alemany

Compensation and Benefits

Ms. Alemany’s offer letter provides for an initial cash salary at an annual rate of $800,000, and a target short-term incentive opportunity of $200,000 for the final two months of 2015. For performance year 2016, Ms. Alemany will have a total target compensation opportunity, consisting of annualized base salary, a target short-term incentive opportunity, and a target long-term incentive opportunity, equal to $6,500,000. The total target compensation opportunity will be allocated among cash and equity awards in the manner determined by the Board, provided that her annualized base salary will not be less than $800,000. For performance years 2017 and beyond, Ms. Alemany will have a total target compensation no less than ninety percent (90%) of the 2016 total target compensation opportunity. Ms. Alemany is also entitled to benefits consistent with senior executives of CIT and reimbursement of reasonable business expenses, as well as a company-provided car and driver beginning on April 1, 2016.

Termination and Change of Control Arrangements

In the event Ms. Alemany’s employment is terminated by her for “Good Reason” or by CIT “Without Cause” (in each case, as defined in her offer letter), Ms. Alemany generally is entitled to receive benefits under the CIT Employee Severance Plan, described above, except that her severance bonus will be calculated as a pro rata portion of her short-term and long-term incentive targets, rather than only her short-term incentive targets. The foregoing notwithstanding, if the amount that would be payable to Ms. Alemany under the CIT Employee Severance Plan is greater than the severance amount described above, she will instead be paid the amount payable under the severance plan but in accordance with the terms and conditions of her offer letter.

Change of Control

Ms. Alemany is entitled to receive severance benefits equivalent to those provided under the CIT Employee Severance Plan following a change of control for similarly situated executives.

Restrictive Covenants

Ms. Alemany’s employment agreement also contains certain non-competition, non-solicitation, confidentiality and non-disparagement obligations. While employed by CIT and for one year following termination of employment for any reason, Ms. Alemany may not, (i) without CIT’s prior written consent, compete with CIT by engaging, in a competitive capacity, either directly or indirectly, in any competing business, (ii) directly or indirectly, disparage, publicly criticize or take any action that would damage the reputation of the Company or any of its officers, directors, employees, agents or representatives, (iii) directly or indirectly attempt to solicit any client or specifically identified prospective client to transact business with a competitor of CIT or reduce or refrain from doing any business with CIT, (iv) directly or indirectly attempt to solicit anyone who is then an employee of CIT (or who was such an employee within the prior six months) to resign from CIT or to apply for or accept employment with any competitor of CIT, or (iv) during and after employment will take reasonable measures to protect CIT confidential information from unauthorized use or disclosure.

Mr. Knittel

Compensation and Benefits

Mr. Knittel’s employment agreement, as amended and restated, provides for the payment of an annual base salary to be reviewed when the salaries of all CIT executive officers are reviewed. Once Mr. Knittel’s salary is increased, it may not later be reduced. Mr. Knittel is also entitled to an annual bonus opportunity based on the performance of CIT and his business unit, in accordance with CIT’s incentive plans and programs (with a target bonus of at least 100% of annual base salary). Mr. Knittel’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, Mr. Knittel’s employment agreement provides for continued participation in CIT’s Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of Mr. Knittel’s employment agreement. Mr. Knittel is also eligible to receive benefits under the CIT retiree medical and life insurance plans.

Termination and Change of Control Arrangements

In the event Mr. Knittel’s employment is terminated by him for “Good Reason” or by CIT “Without Cause” (in each case, as defined in his employment agreement), Mr. Knittel generally is entitled to receive a prorated bonus, continued salary and bonus for two years, continued benefits for up to two years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of Mr. Knittel’s outstanding equity compensation awards will fully vest and he generally will have two years to exercise outstanding stock options.

In the event of a termination due to death or disability, Mr. Knittel (or his estate) is entitled to a lump sum payment equal to the sum of his annual base salary, a prorated bonus payment, full accelerated vesting with respect to outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Knittel is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Knittel is entitled to a pro-rated bonus payment.

Change of Control

In the event of a Change of Control (as defined in Mr. Knittel’s employment agreement), the term of his employment agreement will be extended to the second anniversary of the Change of Control. In addition, since being amended in 2014, his employment agreement: (1) provides Mr. Knittel with severance benefits equivalent to those provided under the CIT Employee Severance Plan following a change of control for similarly situated executives; and (2) aligns the definition of “good reason” in the event of a change of control in his employment agreement with the definition under the CIT Employee Severance Plan.

Restrictive Covenants

Mr. Knittel’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for one year following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States which is in competition with any lines of business actively being conducted by CIT on the date of termination, or (ii) disparage or publicly criticize CIT or any of its affiliates. In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Knittel may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Mr. Otting

Pursuant to the agreement to acquire OneWest, CIT entered into an offer letter with Mr. Otting, which provides for a total target annual compensation opportunity (including base salary and annual and long-term incentives) for each of 2015, 2016 and 2017 in the amount of $4.5 million. In the event of Mr. Otting’s termination of employment without cause or for good reason prior to the third anniversary of the closing of the acquisition, subject to the execution of a release of claims, Mr. Otting would be entitled to a lump sum severance payment approximately equal to the remaining total target annual compensation opportunity plus 102% of COBRA medical premiums for the three-year period following the closing of the acquisition, or such greater amount as would be payable to senior executives under CIT’s Employee Severance Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

As described above, we have entered into certain agreements and/or maintain certain plans that will require CIT to provide compensation to certain of our named executive officers in the event of a termination of employment of the named executive officer or a Change of Control of CIT. The amount of compensation payable to each named executive officer in each situation is listed in the table below, based on the assumption that the triggering event took place on December 31, 2015. Amounts are only shown for Messrs. Chai and Otting, whose employment was terminated as of December 31, 2015 and December 11, 2015, respectively, under Good Reason or Involuntary Without Cause. No amounts are shown for Mr. Parker, who resigned effective November 3, 2015.

Amounts shown below do not include payments and benefits to the extent they are generally provided to all U.S. employees under each situation listed including disability benefits, life insurance payable upon death during employment, retiree medical and life insurance benefits, and vested balances under the 401(k) plan. The amounts also do not include pension benefits, set forth in the 2015 Pension Plan Table and SSP balances shown in the 2015 Nonqualified Deferred Compensation Table.

Termination Reason	Name	Severance (1)		Value of Unvested Equity-Based Awards (2)			Present Value of Incremental Pension Benefits (3)		Present Value of Incremental Health/ Welfare Benefits (4)		Total (5)
Retirement	John A. Thain	$	n/a	$	n/a	(6)	$	n/a	$	n/a	$	n/a
	Ellen R. Alemany	$	n/a	$	n/a		$	n/a	$	n/a	$	n/a
	E. Carol Hayles	$	n/a	$	n/a		$	n/a	$	n/a	$	n/a
	C. Jeffrey Knittel		$1,123,750		$5,536,165		$	n/a	$	n/a		$6,659,915
	James L. Hudak	$	n/a	$	n/a		$	n/a	$	n/a	$	n/a
Good Reason or	John A. Thain		$6,511,598		$14,860,782		$	n/a	$	n/a		$21,372,380
Involuntary	Ellen R. Alemany		$1,187,234		$2,788,290		$	n/a	$	n/a		$3,975,524
Without Cause	E. Carol Hayles		$1,683,114		$1,667,003		$	n/a	$	n/a		$3,350,117
	C. Jeffrey Knittel		$4,571,250		$5,536,165			$1,047,212		$99,753		$11,254,380
	James L. Hudak		$1,946,045		$2,188,145		$	n/a	$	n/a		$4,134,190
	Nelson J. Chai		$4,209,890		$9,541,300		$	n/a	$	n/a		$13,751,190
	Joseph M. Otting		$12,037,158		$8,432,439		$	n/a	$	n/a		$20,469,597
Death	John A. Thain	$	n/a		$14,860,782		$	n/a	$	n/a		$14,860,782
	Ellen R. Alemany	$	n/a		$2,788,290		$	n/a	$	n/a		$2,788,290
	E. Carol Hayles	$	n/a		$1,667,003		$	n/a	$	n/a		$1,667,003
	C. Jeffrey Knittel		$1,723,750		$5,536,165		$	n/a		$1,800,000		$9,059,915
	James L. Hudak	$	n/a		$2,188,145		$	n/a	$	n/a		$2,188,145
Disability	John A. Thain	$	n/a		$14,860,782		$	n/a	$	n/a		$14,860,782
	Ellen R. Alemany	$	n/a		$2,788,290		$	n/a	$	n/a		$2,788,290
	E. Carol Hayles	$	n/a		$1,667,003		$	n/a	$	n/a		$1,667,003
	C. Jeffrey Knittel		$1,723,750		$5,536,165		$	n/a	$	n/a		$7,259,915
	James L. Hudak	$	n/a		$2,188,145		$	n/a	$	n/a		$2,188,145
Change of	John A. Thain		$19,542,427		$14,860,782		$	n/a	$	n/a		$34,403,209
Control	Ellen R. Alemany		$2,389,854		$2,788,290		$	n/a	$	n/a		$5,178,144
	E. Carol Hayles		$4,525,842		$1,667,003		$	n/a	$	n/a		$6,192,845
	C. Jeffrey Knittel		$9,055,974		$5,536,165			$1,047,212		$99,753		$15,739,104
	James L. Hudak		$5,076,704		$2,188,145		$	n/a	$	n/a		$7,264,849

(1)	For Mr. Knittel, represents the prorated bonus payable (cash component of his short-term incentive) pursuant to his employment agreement, plus one-times his annual base salary in the event of death or disability, plus two times his combined annual base salary plus average cash component of his short-term incentive for 2014 and 2013 in the event of a termination for “Good Reason” or “Without Cause” (each as defined in his employment agreement) other than following a Change of Control.

Messrs. Thain, Chai, and Hudak and Ms. Hayles are eligible to receive severance benefits pursuant to the CIT Employee Severance Plan, which generally covers all U.S. employees. In the event of a qualifying termination (other than following a Change of Control), Messrs. Thain, Chai, and Hudak and Ms. Hayles would be entitled to a severance amount equal to (1) one-time annual base salary, plus (2) a pro-rated severance bonus, plus (3) at the discretion of CIT, 12 weeks of base salary in lieu of written notice of termination from CIT for a minimum of 12 weeks, plus (4) the estimated value of applicable premiums (at 102% of the applicable rate) for one year for continued medical, vision, prescription drug and dental coverage under Company-sponsored health coverage plans on a self-pay basis in accordance with COBRA, which COBRA amount will be increased to cover applicable taxes.

Ms. Alemany is generally is entitled to receive benefits under the CIT Employee Severance Plan, except that her severance bonus will be calculated as a pro rata portion of her short-term and long-term incentive targets, rather than only her short-term incentive targets. The foregoing notwithstanding, if the amount that would be payable to Ms. Alemany under the CIT Employee Severance Plan is greater than the severance amount described above, she will instead be paid the amount payable under the severance plan but in accordance with the terms and conditions of her offer letter.

In the event of a qualifying termination following a Change of Control, each of the continuing NEOs, including Ms. Alemany and Mr. Knittel, would be entitled to a severance amount equal to (1) two-times annual base salary, plus (2) a pro-rated severance bonus, plus (3) two-times his or her average two of the three highest short-term incentives for the three preceding calendar years, plus (4) at the discretion of CIT, 12 weeks of base salary in lieu of written notice of termination from CIT for a minimum of 12 weeks, plus (5) the estimated value of applicable premiums (at 102% of the applicable rate) for two years for continued medical, vision, prescription drug and dental coverage under Company-sponsored health coverage plans on a self-pay basis in accordance with COBRA, which COBRA amount will be increased to cover applicable taxes.

For Mr. Otting, represents the remaining total target annual compensation opportunity (including base salary and annual and long-term incentives) for each of 2015, 2016 and 2017 in the amount of $4.5 million, plus 102% of COBRA medical premiums, for 32 full or partial months remaining at the time of his termination of employment in the three-year period following the closing of the acquisition of OneWest Bank.

(2)	Generally, represents unvested equity-based awards that are calculated based on $39.70, the closing price of our common stock on December 31, 2015. For employees who resign and meet “retirement” criteria, or who are terminated involuntarily without Cause, awards continue to vest over time on their original schedule. In the event of death, disability or a qualifying termination following a Change of Control, awards vest immediately. The awards are subject to the clawback provisions described in the Compensation Discussion and Analysis.

(3)	Amounts shown represent the present value of incremental two years age and service credit above the pension benefits set forth in the 2015 Pension Plan table, in the event of an involuntary termination of employment other than for cause, pursuant to Mr. Knittel’s employment agreement. Present values of the incremental benefits under the Executive Retirement Plan and Supplemental Retirement Plan are based on FASB ASC Topic 715 assumptions of a discount rate of 4.00%, and the applicable post-retirement mortality table(s).

(4)	Includes, as applicable to Mr. Knittel pursuant to his employment agreement (a) the estimated value of medical, dental and vision coverage premiums for individual policies to provide coverage for a period of two years; (b) the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary (the base salary is capped at $500,000 under the plan); and (c) the estimated cost to purchase individual disability insurance policy coverage for a period of two years. In the event of death, the amount shown for Mr. Knittel represents three times annual base salary pursuant to the Executive Retirement Plan.

(5)	Mr. Knittel’s employment agreement was amended in December 2009 to remove his contractual gross-up related to any excise taxes pursuant to Section 280G of the Tax Code. Therefore, no estimate for any such gross-up calculation is included in the amounts shown in the table above.

(6)	Mr. Thain will meet “retirement” criteria in February 2016, under the terms of the unvested equity-based awards, which allows the awards to continue to vest over time on their original schedule.

2016 COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that CIT specifically incorporates such information by reference in such filing.

Management prepared the Compensation Discussion and Analysis presented in this Proxy Statement, which was reviewed by our Chief Risk Officer. The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management and based on this discussion and review has recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

March 14, 2016	Compensation Committee Seymour Sternberg, Chair William M. Freeman David M. Moffett Vice Admiral John R. Ryan, USN (Ret.)

2016 AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to CIT’s audited financial statements for the year ended December 31, 2015. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that CIT specifically incorporates such information by reference in such filing.

The Audit Committee operates pursuant to a written charter that is available on CIT’s website and is comprised of four directors. The Board of Directors has determined that the Chairperson meets the standard of “Audit Committee Financial Expert,” as defined by the rules of the Securities and Exchange Commission (“SEC”), and that each member of the Audit Committee is independent from management and financially literate, as defined by the New York Stock Exchange listing standards.

Under the terms of its charter, the Audit Committee (i) monitors the quality and integrity of CIT’s financial reporting process, financial statements and systems of internal controls regarding finance and accounting, (ii) reviews CIT’s corporate compliance policies and monitors the compliance by CIT with its Code of Business Conduct, and its other compliance policies, as well as with legal and regulatory requirements, (iii) monitors the qualifications, independence and performance of CIT’s internal audit function and independent registered public accounting firm, (iv) retains and determines the compensation of the independent auditors, and (v) monitors CIT’s financial, litigation and compliance risks. The Audit Committee serves in an oversight capacity and is not part of CIT’s managerial or operational decision-making process. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Management has primary responsibility for the financial reporting process, including the system of internal controls, and for the preparation and integrity of the financial statements and the reporting process. CIT’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Audit Committee reviewed CIT’s audited financial statements and related SEC filings for the year ended December 31, 2015 and met with management and PricewaterhouseCoopers LLP (“PwC”), CIT’s independent registered public accounting firm, to discuss those financial statements. The Audit Committee also discussed with PwC the quality of CIT’s accounting principles, the reasonableness of critical accounting estimates and judgments, and the disclosures in CIT’s Consolidated Financial Statements, including disclosure relating to significant accounting policies. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from PwC its written disclosures and letter regarding its independence from CIT, as required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PwC its independence from CIT and management. The Audit Committee has also determined, based on such disclosures, letter and discussions, that PwC’s provision of other non-audit services to CIT is compatible with the auditors’ independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

February 24, 2016	Audit Committee Marianne Miller Parrs, Chair Michael J. Embler Alan Frank Laura S. Unger

OVERVIEW OF PROPOSALS

This Proxy Statement contains six proposals requiring stockholder action. Proposal 1 requests the election of thirteen directors to the Board. Proposal 2 seeks the ratification of the appointment of PricewaterhouseCoopers LLP as CIT’s independent registered public accounting firm for 2016. Proposal 3 requests a non-binding advisory vote on executive compensation. Proposal 4 requests approval of the CIT 2016 Omnibus Incentive Plan to permit incentive awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Proposal 5 requests approval of an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause. Proposal 6 requests approval of an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision. Each of the proposals is discussed in more detail below.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated Ellen R. Alemany, Michael A. Carpenter, Alan Frank, William M. Freeman, Steven T. Mnuchin, R. Brad Oates, John J. Oros, Marianne Miller Parrs, Gerald Rosenfeld, Vice Admiral John R. Ryan, USN (Ret.), Sheila A. Stamps, Peter J. Tobin and Laura S. Unger to be elected to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

The above named thirteen CIT directors and director nominees, each of whom is listed in the table under the heading “Directors — Nominees” in this Proxy Statement and whose biographical information and qualifications are set forth immediately following such table, are nominated for election at the Annual Meeting.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the thirteen nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card of each shareholder or, if no direction is made and the proxy does not represent shares reflecting a “broker non-vote,” for the election of the Board’s thirteen nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board, if any, to fill the vacancy.

Vote Required

A majority of the votes cast at the Annual Meeting is required to elect directors to the Board. A nominee for director shall be elected to the Board if the votes cast FOR such nominee’s election exceed the votes cast AGAINST such nominee’s election.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as CIT’s Independent Registered Public Accounting Firm and as external auditors of CIT’s consolidated financial statements for 2016, to review management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ending December 31, 2016, and to perform appropriate auditing services. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Board, as a matter of policy, is requesting that CIT’s stockholders ratify the appointment of PwC. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal; however, if our stockholders do not ratify the appointment of PwC, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain another independent registered public accounting firm if it determines such change would be in the best interests of CIT’s stockholders.

PwC has audited our financial statements since June 2001. A member of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to stockholders’ questions.

Fees for Professional Services Paid to Auditors

The following table sets forth the aggregate fees, including out-of-pocket expenses, for professional services rendered by PwC related to the years ended December 31, 2015 and December 31, 2014:

	Year ended December 31, 2015	Year ended December 31, 2014
Audit Fees (a)	$30,015,000	$12,567,000
Audit-Related Fees (b)	550,000	598,000
Tax Fees (c)	1,367,000	225,000
All Other Fees (d)	18,000	18,000
Total Fees	$31,950,000	$13,408,000

(a)	Audit fees include fees in connection with professional services rendered for audit of CIT’s consolidated financial statements and effectiveness of internal controls over financial reporting, limited reviews of CIT’s unaudited interim consolidated financial statements included in Forms 10-Q, and as appropriate, statutory and regulatory audits, issuances of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the SEC. The 2015 balance includes additional amounts due to the acquisition of OneWest Bank, and include non-recurring audit procedures, certain quarterly review procedures and additional compliance reporting.

(b)	Audit-related fees include fees for assurance and related services that are reasonably related to the audit or review of financial statements, including agreed upon procedures for various transactions and guidance related to emerging accounting standards.

(c)	Tax fees include fees for tax services rendered for tax return preparation, tax compliance and tax advice. The 2015 balance includes additional amounts due to the acquisition of OneWest Bank.

(d)	All other fees include fees for permitted services and user licenses for access to a technical reference library.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

CIT will not retain PwC for any professional services without the prior approval of the Audit Committee, except that the Audit Committee has delegated to its Chairman the authority to authorize management to retain PwC for professional services in which the aggregate fees are expected to be less than $150,000 in any calendar quarter, subject to ratification by the Audit Committee at its next meeting. In general, CIT does not retain PwC to provide information systems, tax consulting, or other consulting services. The Audit Committee has determined that the professional services provided by PwC as quantified in the table above are compatible with the independent auditor maintaining its independence. The Audit Committee gave prior approval to all audit and non-audit professional services provided by PwC in 2015.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to ratify the appointment of PwC as our independent registered public accounting firm.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PWC AS CIT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITORS FOR 2016.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, and pursuant to CIT’s current frequency of stockholder advisory votes on executive compensation, CIT is submitting to stockholders a non-binding advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. CIT will include this non-binding advisory vote at each annual meeting of stockholders at least until the next advisory vote on the frequency of advisory votes on executive compensation, which shall occur no later than our 2017 annual meeting of stockholders.

CIT has a “pay-for-performance” philosophy that forms the foundation of decisions regarding incentive compensation of CIT’s employees, including its named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to CIT’s ability to attract, retain and motivate individuals who can achieve superior long-term financial results. Please refer to the “Compensation Discussion and Analysis” section in this Proxy Statement (including the Summary Compensation Table), for a detailed discussion of the compensation of CIT’s named executive officers.

CIT strives for a high level of support from our shareholders on executive compensation. We received majority support from shareholders in 2015 for our Say-on-Pay vote (approximately 88% of the votes cast were in favor of our program), and the result was significantly increased from 2014. We believe the improved result of our Say-on-Pay vote in 2015 was attributable to the Company’s outreach and to the Compensation Committee’s responsiveness to shareholders and other stakeholders, which resulted in the changes we made to our compensation program for 2015:

•	shifting the incentive balance from short-term to long-term pay;
•	selecting more standard performance measures for annual and long-term goals; and
•	increasing transparency of performance targets.

The Compensation Committee took into consideration the shareholder support in 2015 for our compensation program as well as other stakeholder feedback in determining the changes to our 2016 executive compensation structure, as outlined in more detail in the Compensation Discussion and Analysis section of this Proxy Statement. CIT and the Compensation Committee intend to continue to evaluate our executive compensation program annually and take into account feedback from shareholders and other stakeholders.

The Board is providing you, as a shareholder, the opportunity to endorse CIT’s compensation of its named executive officers and recommends that you approve, in an advisory vote, the following resolution:

“RESOLVED, that the compensation paid to CIT’s named executive officers, as disclosed in CIT’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon CIT; however, the Compensation Committee, which is responsible for designing and administering CIT’s executive compensation program, values the opinions of shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve, on a non-binding basis, the compensation for our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE COMPENSATION OF CIT’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4 — APPROVAL OF CIT GROUP INC. 2016 OMNIBUS INCENTIVE PLAN

On February 18, 2016, upon the recommendation of the Compensation Committee, the Board approved the CIT Group Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”). The 2016 Plan will be effective immediately if it is approved by the holders of CIT Common Stock at the 2016 Annual Meeting (the “Effective Date”). If the 2016 Plan is not approved by the shareholders, the Effective Date will not occur and no awards will be made under the 2016 Plan. The 2016 Plan will apply only to awards granted on or after the Effective Date and no new awards will be granted under the CIT Group Inc. Long-Term Incentive Plan (as amended and restated to the Effective Date, the “LTIP Plan”) on or after the Effective Date. The terms and conditions of awards granted under the LTIP Plan prior to the Effective Date will not be affected by the adoption or approval of the 2016 Plan, and the LTIP Plan will remain effective with respect to such awards.

The total number of shares of CIT Common Stock (“Shares”) that may be granted under the 2016 Plan is the sum of (1) 5 million shares plus (2) the number of authorized Shares remaining available under the LTIP Plan as of the Effective Date (901,279 shares as of March 15, 2016) plus (3) the number of Shares relating to awards granted under the LTIP Plan as of the Effective Date that subsequently are forfeited, expire, terminate or otherwise lapse or are settled for cash, in whole or in part, as provided by the 2016 Plan (collectively, the “Available Shares”). Each Share underlying a restricted stock share, restricted stock unit (“RSU”), stock option, stock appreciation right or equity-related award will count as 1 Share in determining the number of authorized Shares remaining available under the 2016 Plan.

The summary of the 2016 Plan set forth in this proposal is qualified in its entirety by reference to the complete text of the 2016 Plan, which is attached as Appendix A.

Key Highlights

Purpose	The purposes of the 2016 Plan are to:

■
Assist the company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the company. If the 2016 Plan is not approved, we would not be able to provide equity awards as a tool to attract and incentivize talented employees, non-employee directors and consultants.

■
Promote the long-term success of the company and increase shareholder value by providing grantees with incentives to contribute to our long-term growth and profitability. We believe that equity-based compensation aligns grantees’ interests with those of our shareholders by offering them an opportunity to obtain a proprietary interest in CIT.

■ Permit the grant of performance-based awards designed to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)” and the “Code”), as discussed in more detail below.

Omnibus Plan	The 2016 Plan is an omnibus-style plan, allowing for both:

■ stock-based awards (including options, stock appreciation rights, restricted stock awards, RSUs, dividend equivalents and other stock-based awards) and

■ cash awards (including short- and long-term awards).

Eligible Grantees
All employees, non-employee directors and consultants of CIT, its subsidiaries (including grants to former employees, non-employee directors and consultants solely with respect to their last year of service).

As of December 31, 2015, about 4,900 employees, fourteen executive officers and twelve non-employee directors would have been eligible to receive awards under the 2016 Plan.

Annual Limits	■
Performance-Based Awards: Aggregate performance-based awards to any one employee in a calendar year may not exceed 450,000 shares or, in the event such award is paid in cash, the equivalent cash value on the first day of the performance period (as determined by the Compensation Committee).

■
Options and Stock Appreciation Rights; Incentive Stock Options: No grantee may be granted options or stock appreciation rights covering in excess of 450,000 shares in any calendar year. The maximum number of Shares available under the 2016 Plan for the grant of stock options intended to be incentive stock options (“ISOs”) is 450,000.

■ Non-Employee Director Awards: Aggregate awards to any one non-employee director in a calendar year may not exceed $450,000 based on the fair market value of the awards as of the grant date.

Plan Administrator	The Compensation Committee of the Board (or its permitted delegate(s)).

Term	10 years from the Effective Date (subject to earlier termination).

Best Practices

The 2016 Plan reflects current best practices in corporate governance and equity compensation, including:

•	Minimum vesting period of one year generally applicable to equity-based awards.
•	No single-trigger change-in-control vesting of employee awards.
•	No “evergreen” provision, and limited shares authorized.
•	No grants of stock options or stock appreciation rights below 100% of fair market value.
•	No repricing of underwater stock options or stock appreciation rights.
•	No dividends or dividend equivalents paid on performance awards unless goals are satisfied.
•	All awards are subject to our clawback policies.
•	No liberal share recycling.
•	No hedging transactions or transfer to an unrelated party for value.

Section 162(m) of the Internal Revenue Code

Section 162(m) generally limits CIT’s tax deductions with respect to compensation in excess of $1 million per year paid to our chief executive officer and three other most highly compensated executive officers (other than our chief financial officer), subject to certain exceptions. The 2016 Plan is intended to allow the issuance of awards that satisfy the “performance-based compensation” exception under Section 162(m) (“Qualified Performance-Based Awards”) in the case of stock- and cash-based awards that are subject to the attainment of the following performance metrics:

•
Income or operating income measures (including pre-tax income, net income and finance income, interest income, other income, and before or after risk-adjustment, before or after allocation of all or a part of corporate overhead and/or compensation or other similar measures).

•	Cash flow measures (including cash flow, free cash flow, cash flow return on investment (in each case before or after dividends) or other similar measures).
•	Revenue measures (including net revenue, interest revenue, operating lease revenue, net finance revenue, asset yields and funding costs, other revenue or other similar measures).
•	Gross profit or operating profit measures (including earnings, net earnings, operating earnings, EBITDA or other similar measures).
•
Return measures (including return on investment, assets, net assets, earning assets, average earning assets, equity, common equity, tangible common equity, capital, total capital, tangible capital, invested capital, or total shareholder return or other similar measures).

•	Book value or tangible book value measures.
•	Measures of enterprise value or share price.
•	Measures of achievement of expense targets (including operating and interest expense, cost reductions, working capital, cash levels or general expense ratio).
•	Measures of economic value added.
•	Market share measures.
•	Margin measures (including net finance margin, gross margin, operating margin, cash flow margin or other similar measures).
•	Measures of managed assets (including new business volume (funded or committed), financing and leasing assets, growth in managed assets or other similar measures).
•	Measures of efficiency (including operating efficiency, productivity ratios or other similar measures).
•	Objective measures of customer satisfaction.
•
Measures of balance sheet or capital markets achievements (including asset/liability composition, debt reductions, debt ratings, debt maturity profile, leverage ratios, liquidity (levels of cash securities purchased under resale agreement, committed and available funding facilities, regulatory capital ratios, ratings achievements or other similar measures).

•
Implementation, completion or attainment of measurable objectives with respect to products or projects (including infrastructure transformation or other projects), acquisitions and divestitures, recruiting and maintaining personnel / employee engagement or regulatory profile or other similar measures.

•
Measures of risk (including credit risk (net charge-offs, non-accrual loans, classified assets and delinquencies, loan loss reserve, credit provision)), market risk (net interest income sensitivity, economic value of equity), equipment and residual risk (equipment utilization, market value of equipment relative to book value, gains/losses on equipment sales) or other similar measures).

If approved, all awards may (but are not required to) be issued as performance-based awards designed to meet the requirements of Section 162(m). The performance metrics may be used on an absolute or relative basis to measure the performance of the company as a whole, any business unit(s) and/or any subsidiary(ies) or any combination thereof, as the Compensation Committee may deem appropriate. Any of the performance metrics may be determined on a per share basis (either basic or fully diluted), or as a percentage/ratio of another performance metric, be determined on a pre- or post-tax basis, or compared to the performance of a group of peer or comparator companies, or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

Except as otherwise expressly provided, all financial terms are used above as defined under Generally Accepted Accounting Principles or such other objective principles, as may be designated by the Compensation Committee, and may provide for such objectively determinable adjustments, modifications or amendments, as the Compensation Committee may determine appropriate (including, but not limited to, for one or more of the items of gain, loss, profit or expense: (1) determined to be extraordinary or unusual in nature or infrequent in occurrence; (2) related to the disposal of a business or a portion of a business; (3) related to a change in accounting principle under Generally Accepted

Accounting Principles; (4) related to discontinued operations; or (5) attributable to the business operations of any entity acquired by CIT during the calendar year). Separate performance metrics may be established by the Compensation Committee for CIT or a subsidiary, division, or individual thereof, and different performance metrics may be given different weights. To the extent permissible for awards to satisfy the “qualified performance-based compensation” exemption under Section 162(m), the Compensation Committee may establish other subjective or objective goals, including individual performance goals, which it deems appropriate, for purposes of applying negative discretion in determining the award amount.

Burn Rate and Dilution

CIT expects that the Available Shares under the 2016 Plan will provide sufficient shares for our equity compensation program until our 2019 Annual Meeting. As of March 15, 2016, there were 3,991,805 awards granted and outstanding and 901,279 shares available for future equity awards. In setting and recommending to shareholders the number of Available Shares under the 2016 Plan, the Compensation Committee and the Board reviewed our historical share usage, which is illustrated in the table on the next page. Our historical 3-year average burn rate is below the benchmark of 3.17% for our industry, as reported by Institutional Shareholder Services (“ISS”). In addition, the Compensation Committee and the Board considered that, as commonly calculated, the total potential dilution or “overhang” from the adoption of the 2016 Plan would be 4.76% on a fully diluted basis.

		2013	2014	2015	Average
(a)	Restricted stock or units granted converted to option equivalents at 3.0:1 (1)(2)	3,538,971	3,460,296	8,111,529	5,036,932
(b)	Shares underlying options and stock appreciation rights granted (2)	0	0	0	0
(c)	Total option equivalent shares granted (a+b) (2)	3,538,971	3,460,296	8,111,529	5,036,932
(d)	Weighted average shares outstanding (Diluted) for the years ended December 31	201,695,000	189,463,000	186,388,000	192,515,333
(e)	Burn rate (c/d) (3)	1.75%	1.75%	4.35%	2.62%

(1)	For purposes of calculating the number of awards granted in a particular year, each share that is subject to awards other than stock options and stock appreciation rights are counted as 3.0 shares, per ISS methodology.

(2)	Reflects the gross number of shares underlying awards made to employees and non-employee directors during the respective year.

(3)	Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

ABOUT THE 2016 PLAN

Available Shares

The 2016 Plan provides for the issuance of cash-based awards and stock-based awards. The total number of shares that may be granted under the 2016 Plan is the sum of (1) 5 million shares plus (2) the number of authorized Shares remaining available under the LTIP Plan as of the Effective Date (901,279 shares as of March 15, 2016) plus (3) the number of Shares relating to awards granted under the LTIP Plan as of the Effective Date that subsequently are forfeited, expire, terminate or otherwise lapse or are settled for cash, in whole or in part, as provided by the 2016 Plan.

Administration

The 2016 Plan generally will be administered by a committee appointed by the Board, which will be the Compensation Committee unless the Board determines otherwise. This committee may allocate among its members and/or delegate to any person who is not a member of the committee or to any administrative group within CIT any of its powers, responsibilities and duties. Among other things, the Compensation Committee will determine the persons who will receive awards under the 2016 Plan, the time when awards will be granted, the terms of such awards and the number of Shares, if any, which will be subject to the awards. The Board, in its sole discretion, also may grant awards or administer the 2016 Plan.

If we decide that it is appropriate for compensation realized from awards to be considered qualified performance-based compensation under Section 162(m), the 2016 Plan will be administered by a committee or subcommittee of the Board made up of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m). Nothing in the 2016 Plan requires that awards satisfy the requirements of Section 162(m).

Eligibility

The Committee may grant awards to current employees, non-employee directors or consultants of CIT and its subsidiaries, or, solely with respect to their final year of service, former employees, non-employee directors or consultants. As of December 31, 2015, about 4,900 employees, fourteen executive officers and twelve non-employee directors would have been eligible to receive awards under the 2016 Plan.

Types of Awards

The 2016 Plan provides for grants of stock-based and cash-based awards. Each stock-based award and, to the extent determined appropriate by the Compensation Committee, cash-based award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Non-Employee Director Awards. The 2016 Plan allows for grants of stock-based and cash-based awards to non-employee directors of CIT and its consolidated subsidiaries for their service as directors. The aggregate value of any such awards granted to any one non-employee director in respect of a particular calendar year may not exceed $450,000, based on the fair market value of stock-based awards and the value of cash awards, in each case determined on the grant date.

Stock Options. A stock option entitles the recipient to purchase Shares at a fixed exercise price. Stock options granted under the 2016 Plan may be options intended to be ISOs under Sections 421 or 422 of the Code or options not intended to be (or not qualifying as) an ISO (a “nonstatutory stock option”). The exercise price per Share will be determined by the Compensation Committee but will not be less than the fair market value of CIT Common Stock on the grant date. Fair market value will be the closing price of CIT Common Stock on the New York Stock Exchange (the “NYSE”) on the grant date (or the trading day immediately prior to the grant date if such date is not a trading day). Stock options must be exercised within 10 years from the grant date. The 2016 Plan provides that CIT may not reset the exercise price for stock options (other than certain awards that are assumed, converted or substituted under the 2016 Plan as a result of CIT’s acquisition of another company).

In addition, ISOs may only be granted to our employees. The aggregate fair market value, determined at the time of grant, of ISOs that are exercisable for the first time by a grantee during any calendar year may not exceed $100,000. Notwithstanding the foregoing, no ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the exercise price is at least 110% of the fair market value of CIT Common Stock on the grant date and (ii) the term of the ISO does not exceed five years from the grant date.

Stock Appreciation Rights. A stock appreciation right may entitle the recipient to receive Shares, cash or other property equal in value to the appreciation of the CIT Common Stock over the exercise price specified in the award agreement. The exercise price per Share will be determined by the Compensation Committee, but will not be less than the fair market value of CIT Common Stock on the grant date. Fair market value will be the closing price of CIT Common Stock on the NYSE on the grant date (or the trading day immediately prior to the grant date if such date is not a trading day). Stock appreciation rights must be exercised within 10 years from the grant date. The 2016 Plan provides that CIT may not reset the exercise price for stock appreciation rights (other than certain awards that are assumed, converted or substituted under the 2016 Plan as a result of CIT’s acquisition of another company).

Restricted Shares. A restricted share is a Share that is subject to transfer and/or forfeiture restrictions. The recipient of a restricted share will have the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. No dividends, however, will be paid at a time when any performance-based goals that apply to an award of restricted shares have not been satisfied.

RSUs. An RSU is an unfunded, unsecured right to receive a Share (or cash or other securities or property) at a future date upon satisfaction of the conditions specified in the award agreement. The recipient will have only the rights of a general unsecured creditor of CIT and no rights as a stockholder of CIT until the CIT Common Stock underlying the RSUs, if any, is delivered.

Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related awards (including, without limitation, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Such awards may entail the transfer of actual Shares to award recipients or may be settled in cash, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Dividend Equivalent Rights. A dividend equivalent right represents an unfunded and unsecured promise to pay to the recipient an amount equal to all or any portion of the regular cash dividends that would be paid on a specified number of Shares if those Shares were owned by the recipient. The conditions and restrictions for payments in connection with dividend equivalent rights will be specified in the award agreement. A dividend equivalent right may be granted alone or in connection with another award. Under the 2016 Plan, no payments will be made in respect of dividend equivalent rights at a time when any applicable performance goals relating to the dividend equivalent right or the related award have not been satisfied.

Cash-Based Awards. The Committee may grant cash-based awards in such amounts and subject to such terms and conditions as the Compensation Committee may determine. Cash-based awards may be in the form of Qualified Performance-Based Awards (as discussed below) and other cash awards, including retainers and meeting-based fees.

Qualified Performance Based Awards. The 2016 Plan is intended to permit the issuance of Qualified Performance-Based Awards; however, nothing in the 2016 Plan requires that awards satisfy the requirements of Section 162(m). In all cases, the maximum number of Qualified Performance-Based Awards that may be granted to any one individual under the 2016 Plan in any calendar year will be 450,000 Shares or, if such Qualified Performance-Based Award is paid in cash, the equivalent cash value thereof (determined on the first day of the applicable performance period). To the extent that awards are intended to be Qualified Performance Based Awards, the objective performance goals will be based on one or more of the performance metrics discussed above in “Section 162(m) of the Internal Revenue Code.”

Shares Subject to Plan; Other Limitations of Awards

Available Shares may be either authorized but unissued Shares or Shares previously issued and reacquired by CIT. If any award that is granted under the 2016 Plan is forfeited, expires or is settled for cash, then the Shares covered by such forfeited, expired or settled award will again become available to be delivered pursuant to awards granted under the 2016 Plan. In the case of an acquisition, any Shares issued in connection with awards that are assumed, converted or substituted as a result of CIT’s acquisition of another company will not count against the number of Available Shares that may be issued under the 2016 Plan. Available Shares under a stockholder approved plan of an acquired company may be used for awards under the 2016 Plan and do not reduce the number of Available Shares, subject to applicable stock exchange requirements. The payment of dividend equivalent rights in cash in conjunction with any outstanding award will not be counted against the Shares available for issuance under the Plan.

The following Shares will not be added back to the Available Shares: (1) Shares withheld from an Award (other than stock options or stock appreciation rights) or awards outstanding under the LTIP Plan (other than stock options or stock appreciation rights) to cover tax withholding obligations; (2) Shares in payment of the exercise price of a stock option; and (3) Shares repurchased by the Company with proceeds from the exercise of a stock option.

No more than 450,000 Shares underlying stock options or stock appreciation rights may be granted to any one individual in any calendar year. In addition, the maximum number of Shares available under the 2016 Plan for the grant of stock options intended to be ISOs for the purposes of compliance with Sections 421 and 422 of the Code is 450,000.

The Committee will adjust the number of Shares issuable under the 2016 Plan (and any limits on the number of stock-based awards that may be granted to a particular individual under the 2016 Plan) and the terms of any outstanding awards in such manner as it deems appropriate to prevent the enlargement or dilution of rights, for any increase or decrease in the number of issued Shares (or issuance of shares of stock other than Shares of CIT Common Stock) resulting from certain corporate transactions that affect the capitalization of CIT.

Minimum Vesting Condition

Generally, any stock-based award granted under the 2016 Plan must have a minimum vesting period of not less than one (1) year. However, up to 5% of the Available Shares may be granted pursuant to stock-based awards with a vesting period of less than one year.

Change of Control

The Committee may include provisions in any award agreement relating to a change of control including the acceleration of the vesting or exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards; provided, however, that any acceleration of vesting may only occur if (i) the change of control occurs and (ii) the grantee’s employment is terminated by the Company or its successor without “cause” or by the grantee for “good reason” (in each case, as defined in the applicable award agreement), in either case, within two (2) years after a change of control. In the event such a “double-trigger” termination event occurs, unless the award agreement provides otherwise, the grantee’s outstanding awards will fully vest (including lapsing of all restrictions and conditions, with performance-based awards vesting at the target level or, if no target level is specified, the maximum level). With respect to a grantee who is a non-employee director, in the event of a change of control, all outstanding awards will become fully vested (including lapsing of all restrictions and conditions), and, as applicable, exercisable upon the change of control.

In connection with a change of control, the Compensation Committee may also (1) settle awards for an amount (as determined in the sole discretion of the Compensation Committee) of cash or securities (in the case of stock options and SARs that are settled, the amount paid shall be equal to the in-the-money spread value, if any, of such awards), (2) provide for the assumption of or the issuance of substitute awards, (3) modify the terms of awards to add events, conditions or circumstances upon which the awards will vest or restrictions thereon will lapse, (4) deem any performance conditions satisfied at target, maximum or actual performance or provide for the performance conditions to continue (as adjusted by the Compensation Committee) or (5) after giving written notice to affected grantees, provide that all outstanding stock options or SARs may be exercisable as to all shares subject thereto (to the extent then exercisable) exclusively within a period preceding the consummation of the change of control, and that any stock options or SARs not exercised during such period will terminate and cease to be effective as of the consummation of the change of control.

For purposes of the 2016 Plan, a “change of control” generally means:

■	individuals who constitute the Board on the Effective Date (or subsequent directors whose appointment, election or nomination was approved or recommended by at least a majority vote of such directors or directors whose appointment, election or nomination was previously so approved or recommended) cease for any reason to constitute at least a majority of the Board;

■	any person is or becomes a beneficial owner of 35% or more of CIT’s voting securities (for this purpose, person is as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 and as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934);

■	consummation of a merger or consolidation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent more than 50% of the combined voting power of the outstanding securities of the entity resulting from such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of CIT in which no person becomes the beneficial owner of 35% or more of the combined voting power of CIT’s then outstanding securities;

■	a sale of all or substantially all of CIT’s assets; or

■	CIT’s stockholders approve a plan of complete liquidation or dissolution of CIT.

Amendment and Termination

The Board may from time to time suspend, discontinue, revise or amend the 2016 Plan in any respect whatsoever, except that, subject to certain exceptions, the 2016 Plan and award agreements under the 2016 Plan may not be amended to materially adversely impact the rights of a grantee without his or her consent. Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency, except that shareholder approval will be required for any amendment to the Plan that materially increases the benefits available under the Plan or any amendment to permit the sale or other disposition of an award to an unrelated third party for value or if the amendment would reduce the exercise price of outstanding stock options or stock appreciation rights.

Unless previously terminated by the Board, the 2016 Plan (if approved by the holders of CIT Common Stock) will terminate on, and no more awards may be granted under the 2016 Plan after, the tenth anniversary of the Effective Date, but any outstanding award will remain in effect until the underlying Shares (or cash, other securities or other property) are delivered or the award lapses.

Clawback

Awards under the 2016 Plan will be subject to any clawback or recapture policy that CIT may adopt from time to time to the extent provided in such policy or as may be required by applicable law.

Right of Offset

We have the right to offset against our obligation to deliver Shares (or cash, other securities or other property) with respect to any award granted under the 2016 Plan any outstanding amounts the recipient then owes to CIT and any amounts the Compensation Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

Nonassignability; No Hedging

Except to the extent otherwise provided in any award agreement, no award (or any rights or obligations thereunder) granted to any person under the 2016 Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), other than by will or by the laws of descent and distribution. As described above, any amendment of the 2016 Plan to permit the sale or other disposition of an award to an unrelated third party for value will require shareholder approval.

Other Terms of Awards

No recipient of any award under the 2016 Plan will have any of the rights of a holder of CIT Common Stock with respect to Shares subject to an award until the delivery of the Shares (or in the case of an award of restricted or unrestricted Shares, the grant or registration in the name of the grantee of such Shares pursuant to the applicable award agreement, but then only as the Compensation Committee may include in the applicable award agreement). Awards under the 2016 Plan may be granted in lieu of, or determined by reference to, cash incentive and/or other compensation.

U.S. Federal Income Tax Aspects

The following is a brief description of the current federal income tax treatment generally arising with respect to grants of awards under the 2016 Plan for grantees subject to taxation in the United States. This summary is not intended to constitute tax advice, is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Incentive Stock Options. A grantee will not be subject to tax upon the grant of an ISO or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in a grantee’s alternative minimum taxable income. Whether a grantee is subject to the alternative minimum tax will depend on his or her particular circumstances. A grantee’s basis in the shares received will be equal to the exercise price paid, and the grantee’s holding period in such shares will begin on the day following the date of exercise.

If a grantee disposes of the shares on or after the later of (1) the second anniversary of the grant date of the ISO and (2) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.

If a grantee disposes of the shares before the end of the statutory holding period, he or she will have engaged in a “disqualifying disposition.” As a result, he or she will be subject to tax: (1) on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income, and (2) on the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain. If the amount realized from a disqualifying disposition is less than the exercise price paid (i.e., a grantee’s basis) and the loss sustained upon such disposition would otherwise be recognized, a grantee will not recognize any ordinary income from such disqualifying disposition and instead will recognize a capital loss. In the event of a disqualifying disposition, the amount recognized by a grantee as ordinary income is generally deductible by CIT.

Nonstatutory Stock Options. A grantee will not be subject to tax upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the grantee as ordinary income, and such amount is generally deductible by CIT. This amount of income will be subject to income tax withholding and employment taxes. A grantee’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and the grantee’s holding period in such shares will begin on the day following the date of exercise.

Stock Appreciation Rights. A grantee will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of the shares received will be taxable to the grantee as ordinary income, and such amount generally will be deductible by CIT. This amount of income will be subject to income tax withholding and employment taxes. The grantee’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and the grantee’s holding period in such shares will begin on the day following the date of exercise.

Restricted Shares. A grantee will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the 2016 Plan unless the grantee makes the election referred to below. Upon lapse of the restrictions, the grantee will recognize ordinary income equal to the fair market value of the shares on the date of lapse, and such income will be subject to income tax withholding and employment taxes. The grantee’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and the grantee’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions, they will be includible in the grantee’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement and the 2016 Plan, a grantee may elect, within 30 days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded, determined on the grant date (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If a grantee makes this election, the grantee’s holding period will begin the day after the grant date, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the grantee upon the lapse of the restrictions. However, if the grantee forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the grantee (even though the grantee previously recognized income with respect to such forfeited shares).

In the taxable year in which a grantee recognizes ordinary income on account of shares awarded to the grantee, CIT generally will be entitled to a deduction equal to the amount of income recognized by the grantee. In the event that the restricted shares are forfeited by the grantee after having made the Section 83(b) election referred to above, CIT generally will include in our income the amount of our original deduction.

Restricted Stock Units. A grantee will not be subject to tax upon the grant of an RSU. Upon vesting of the RSU, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying the RSUs, the grantee will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by CIT. This amount of income will generally be subject to income tax withholding on the date of distribution. The grantee’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and the grantee’s holding period in such shares will begin on the day following the date of distribution. If any dividend equivalent amounts are paid to the grantee, they will be includible in the grantee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares. Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a grantee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the grantee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

Cash Awards. A grantee who receives a cash award will not recognize any taxable income for federal income tax purposes upon grant of the award. Any cash received pursuant to the award will be treated as compensation income received by the grantee generally in the year in which the grantee receives such cash, and such amount will generally be deductible by CIT.

Additional Medicare Tax. A grantee will also be subject to a 3.8% tax on the lesser of (1) his or her “net investment income” for the relevant taxable year and (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the grantee’s circumstances). The grantee’s net investment income generally includes net gains from the disposition of shares.

Section 409A of the Code. If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.

Section 162(m). In general, Section 162(m) denies a publicly held corporation a federal income tax deduction for compensation in excess of $1 million per year per person paid to its “covered employees,” subject to certain exceptions. The 2016 Plan is intended to permit the issuance of awards that will satisfy the “performance-based compensation” exception under Section 162(m) in the case of stock options, stock appreciation rights and other stock-based and cash-based awards that are subject to the attainment of performance goals.

New Plan Benefits

Awards granted under the 2016 Plan will be subject to the Compensation Committee’s discretion. Except for the annual award of RSUs to CIT non-employee directors described in “Director Compensation” above on page 26, the Compensation Committee has not determined future awards or who might receive them. As a result, the benefits that will be awarded or paid under the 2016 Plan to our employees are not currently determinable.

The awards granted in 2015 to our employees would not have changed had the 2016 Plan been in place instead of the LTIP Plan. The following table shows the aggregate amount of RSUs granted to our non-employee directors during 2015, and the awards granted in 2015 to each continuing named executive officer, all current executive officers as a group and all non-executive officer employees as a group under the LTIP Plan.

Name and Position	Grant Date Value ($)	Number of Shares/Units
John A. Thain	$9,137,500	202,982
Ellen R. Alemany	$2,835,000	66,687
E. Carol Hayles	$1,129,000	25,128
C. Jeffrey Knittel	$3,890,000	86,300
James L. Hudak	$1,475,000	32,788
All current executive officers, as a group (14 persons)	$25,222,024	562,740
All non-executive officer employees, as a group (499 persons)	$86,051,159	1,885,216
All non-employee directors, as a group (12 persons)	$1,451,250	31,365

Equity Compensation Plans Table

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of March 15, 2016. Our LTIP Plan was approved by the U.S. Bankruptcy Court for the Southern District of New York (the “Court”). In 2015, we did not have any equity compensation plans that were not approved by the Court or by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by the Court	3,991,805(1)	$31.23(2)	901,279

(1)	Represents 59,095 outstanding options with a weighted remaining average contractual life of 0.9 years and 3,489,891 shares underlying other equity-based awards granted to employees and/or directors that are unvested and/or unsettled, plus 442,819 shares representing the projected maximum leverage at 150% of target for outstanding performance share unit awards.

(2)	The weighted average exercise price relates only to outstanding options. Shares underlying other equity-based awards are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted average exercise price.

Vote Required

The affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote is required to approve the 2016 Plan.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE CIT GROUP INC. 2016 OMNIBUS INCENTIVE PLAN.

PROPOSAL 5 — APPROVAL OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE SHAREHOLDER VOTING REQUIREMENT FOR REMOVAL OF DIRECTORS FROM A SUPERMAJORITY EQUAL TO 66 2/3% OF SHAREHOLDERS AND ONLY FOR CAUSE, TO A SIMPLE MAJORITY OF SHAREHOLDERS (MORE THAN 50%) WITH OR WITHOUT CAUSE

Article Tenth, Clause (b) of the Third Amended and Restated Certificate of Incorporation of the Company (the “Charter”) filed with the Office of the Secretary of State of the State of Delaware on December 8, 2009 currently provides that our shareholders may amend Article Sixth of the Charter upon the affirmative vote of holders of at least 66 2/3% of the shares outstanding and entitled to vote.

Article Sixth, Clause (d) of the Charter currently provides that a director of the Company may be removed for cause upon an affirmative vote of holders of at least 66-2/3% of the voting power of the then outstanding voting stock, voting as a single class. If the shareholders approve Proposal 5, then Article Sixth, Clause (d) of the Charter will be changed to permit the shareholders to remove a director of the Company, with or without cause, and upon an affirmative vote of holders of a simple majority of the voting power of the then outstanding voting stock, voting as a single class. The proposed changes to Article Sixth, Clause (d) of the Charter pursuant to this Proposal 5 are shown below:

     “(d) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time~~,~~ with or without ~~but only for~~ cause and by the affirmative vote of the holders of at least ~~66 2/3%~~ a simple majority of the voting power of the then outstanding Voting Stock, voting as a single class.”

Vote Required

The affirmative vote of holders of at least 66 2/3% of the shares outstanding and entitled to vote is required to approve the amendment to the Charter to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 50%) with or without cause. This Charter amendment, if approved, will not be effective until the Company files a certificate of amendment with the Office of the Secretary of State of the State of Delaware following the Annual Meeting. If shareholders do not approve Proposal 5, the related current voting requirement will remain in place.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVING THE AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE SHAREHOLDER VOTING REQUIREMENT FOR REMOVAL OF DIRECTORS FROM A SUPERMAJORITY EQUAL TO 66 2/3% OF SHAREHOLDERS AND ONLY FOR CAUSE, TO A SIMPLE MAJORITY OF SHAREHOLDERS (MORE THAN 50%) WITH OR WITHOUT CAUSE.

PROPOSAL 6 — APPROVAL OF AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION OF THE COMPANY TO REMOVE ARTICLE TWELFTH, WHICH IS THE
INTERNAL REVENUE CODE SECTION 382(l)(5) NET OPERATING LOSSES PROVISION

In 2009, the Company adopted the Charter which contained, among other things, Article Twelfth, which is the Section 382(l)(5) net operating loss provision (“NOL Provision”, formerly referred to as the Tax Attribute Preservation Provision). The NOL Provision relates to an election under Section 382(l)(5) of the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has since elected treatment under Section 382(l)(6) of the Code with respect to its net operating losses (“NOLs”), the Company proposes amending the Charter to remove the NOL Provision, which has no further relevance to the Company.

Background

CIT’s reorganization in 2009 constituted an ownership change under Section 382 of the Code, which places an annual dollar limit on the use of NOL carry forwards. There are two relief provisions for limitations on NOL usage in Chapter 11 of the Code. Under one relief provision, Section 382(1)(5), the Company would not have any limitation on its use of NOL carry forwards, but the amount of the NOL would be calculated without taking into account deductions for certain interest expense with respect to notes that were exchanged for equity, effectively reducing the Company’s NOL by more than $1 billion. In addition, if the Company underwent an ownership change for U.S. tax purposes within two years of the reorganization, its remaining NOL carry forwards, if any, would be entirely eliminated. Under the second relief provision, Section 382(l)(6), the amount of NOL the Company may use annually is limited to the product of a prescribed rate of return applied against the value of equity immediately after any ownership change. Based on an equity value determined by the Company’s opening stock price on December 10, 2009, the Company estimated its NOL usage would be limited to $230 million per annum. However, under Section 382(l)(6), there is no reduction in the amount of the NOL for certain interest expense and the requirement to eliminate unused NOL carry forwards upon a change of ownership within two years of the reorganization does not apply. With the filing of its 2009 consolidated federal tax return, CIT elected to apply Section 382(l)(6) to the NOLs and other tax assets that the Company had prior to its emergence from bankruptcy on December 10, 2009. The election to apply Section 382(l)(6) of the Code was made to preserve the greatest amount of tax attributes. Post emergence tax losses would not be subject to Section 382 limitations absent an ownership change for U.S. tax purposes.

Article Twelfth was designed to help maximize the NOL carry forwards available pursuant to an election under Section 382(l)(5), including by restricting certain share transfers that could result in a change of control for federal tax purposes, if made during an initial period that has now expired. In light of the Company’s election to apply Section 382(l)(6), Article Twelfth is no longer necessary to preserve NOLs and may be removed from the Charter.

Article Twelfth of the Charter is attached to this Proxy Statement as Appendix B. The Charter is available for review on the Company’s corporate website at http://www.cit.com/about-cit/corporate-governance/index.htm. If the shareholders approve Proposal 6, then Article Twelfth will be deleted from the Charter in its entirety.

Vote Required

The affirmative vote of a majority of the shares outstanding and entitled to vote is required to approve the amendment to the Charter to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) NOL Provision. This Charter amendment, if approved, will not be effective until the Company files a certificate of amendment with the Office of the Secretary of State of the State of Delaware following the Annual Meeting. If shareholders do not approve Proposal 6, the related current voting requirement will remain in place.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO REMOVE ARTICLE TWELFTH, WHICH IS THE INTERNAL REVENUE CODE SECTION 382(l)(5) NET OPERATING LOSSES PROVISION.

OTHER BUSINESS

CIT’s management does not intend to bring any business before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority of the persons named in the proxy extends to matters which the Board does not know are to be presented at the meeting by others and any proposals of stockholders that were submitted after the deadline to submit such proposals.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2017 ANNUAL MEETING

Consistent with SEC regulations, to be eligible for inclusion in the proxy statement for CIT’s next annual meeting, stockholder proposals must be received by CIT’s Corporate Secretary at One CIT Drive, Livingston, NJ 07039, not later than December 12, 2016, which is 120 calendar days prior to the one-year anniversary of the date on which this Proxy Statement was made available to our stockholders. We will determine whether or not to include any eligible stockholder proposals in the related proxy statement and proxy materials in accordance with applicable SEC regulations.

Under CIT’s By-Laws, nominations for director or other business proposals to be addressed at the meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary of CIT not later than February 9, 2017 and not earlier than January 10, 2017. The notice must contain all of the information required by CIT’s By-Laws.

Under the proxy access provision of CIT’s By-Laws, to be eligible for inclusion in the proxy statement for CIT’s next annual meeting, stockholder nominations for director must be received by CIT’s Corporate Secretary at One CIT Drive, Livingston, NJ 07039, not later than December 12, 2016, which is 120 calendar days prior to the one-year anniversary of the date on which this Proxy Statement was made available to our stockholders, and not earlier than November 12, 2016, which is 150 calendar days prior to the one-year anniversary of the date on which this Proxy Statement was made available to our stockholders. The notice must contain all of the information required by CIT’s proxy access By-Law provision.

These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must satisfy to have a proposal included in the proxy statement under the rules of the SEC. Copies of CIT’s By-Laws are available on CIT’s website at www.cit.com or may be obtained from the Corporate Secretary.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting is limited to stockholders and their proxies. Admission to the meeting will be on a first-come, first-served basis.

By Order of the Board of Directors

Robert J. Ingato Executive Vice President General Counsel and Secretary April 11, 2016

APPENDIX A
CIT GROUP INC.

2016 OMNIBUS INCENTIVE PLAN

ARTICLE I — GENERAL

1.1 Purpose

The purposes of the CIT Group Inc. 2016 Omnibus Incentive Plan are to (1) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and (2) promote the long-term success of the Company and increase shareholder value by providing Grantees with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards.

This 2016 Omnibus Incentive Plan replaces the Amended and Restated CIT Group Inc. Long-Term Incentive Plan (the “Prior Plan”) for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but this 2016 Omnibus Incentive Plan will not affect the terms or conditions of any award made under the Prior Plan before the Effective Date.

1.2 Definitions

For purposes of this 2016 Omnibus Incentive Plan, the following terms have the meanings set forth below:

“Acquisition Awards” has the meaning set forth in Section 1.6.2.

“Award” means an award made pursuant to the Plan.

“Award Agreement” means the written or electronic document that evidences each Award and sets forth its terms and conditions. As determined by the Committee, an Award Agreement may be required to be executed or acknowledged by a Grantee as a condition to receiving an Award or the benefits under an Award.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of CIT.

“Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing Shares.

“Change of Control” means the occurrence of any of the following events:

(a)  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities;

(b)  The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c)  There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

(d)  The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“CIT” means CIT Group Inc. or a successor entity contemplated by Section 4.7.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

“Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 1.3 and, to the extent the Board determines it is appropriate for the compensation realized from Awards under the Plan to be considered “performance-based compensation” under Section 162(m) of the Code, will be a committee or subcommittee of the Board composed of two or more members, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and which, to the extent the Board determines it is appropriate for Awards under the Plan to qualify for the exemption available under Rule 16b-3(d)(1) or Rule 16b-3(e) promulgated under the Exchange Act, will be a committee or subcommittee of the Board composed of two or more members, each of whom is a “non-employee director” within the meaning of Rule 16b-3. Unless otherwise determined by the Board, the Committee will be the Compensation Committee of the Board. Nothing in the Plan will be construed to require the Committee or the Board to grant Awards that satisfy the requirements of Section 162(m).

“Common Stock” means the common stock of CIT, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.4.

“Company” means CIT and its Subsidiaries.

“Consent” has the meaning set forth in Section 4.3.2.

“Consultant” means any individual (other than a Director), corporation, partnership, limited liability company or other entity that provides bona fide consulting or advisory services to the Company.

“Covered Person” has the meaning set forth in Section 1.3.3.

“Director” means a non-Employee member of the Board or a non-Employee member of the board of directors of a Subsidiary.

“Effective Date” has the meaning set forth in Section 4.21.

“Employee” means an employee of the Company.

“Employment” means a Grantee’s performance of services for the Company, as an Employee, engagement as a Consultant or services as a Director, as determined by the Committee. The terms “employ” and “employed” will have correlative meanings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

“Grantee” means an Employee, Director or Consultant who receives an Award.

“Incentive Stock Option” means an option to purchase Shares that is intended to be designated as an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

“Officer” means an Employee who is an “officer” of CIT within the meaning of Rule 16a-1(f) under the Exchange Act.

“Performance Criteria” has the meaning set forth in Section 3.1.2.

“Plan” means this CIT Group Inc. 2016 Omnibus Incentive Plan, as amended from time to time.

“Plan Action” has the meaning set forth in Section 4.3.1.

“Pre-CIC Exercise Period” means a period of at least twenty days (or such longer period, as determined by the Committee in its sole discretion) ending at 11:59 p.m. on the day before the anticipated consummation of a Change of Control.

“Prior Plan” has the meaning set forth in Section 1.1.

“Qualified Performance-Based Award” means an Award designated as such by the Committee at the time of grant, based upon a determination that (a) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such an Award and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

“Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section, and any regulations and other administrative guidance relating thereto, in each case as they may be from time to time amended or interpreted through further administrative guidance.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

“Shares” means shares of Common Stock.

“Subsidiary” means (a) a corporation or other entity with respect to which CIT, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body or (b) any other corporation or other entity in which CIT, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” will be defined in the manner required by Section 424(f) of the Code.

“Successor entity” has the meaning set forth in Section 4.7.

“Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

1.3 Administration

1.3.1 The Committee will administer the Plan. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Award granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee will be final, binding and conclusive on all Grantees and on their legal representatives and beneficiaries. The Committee will have the authority, in its absolute discretion, to determine the persons who will receive Awards, the time when Awards will be granted, the terms of such Awards and the number of Shares, if any, which will be subject to such Awards. Unless otherwise provided in an Award Agreement, the Committee reserves the authority, in its absolute discretion, (a) to amend any outstanding Award Agreement in any respect, whether or not the rights of the Grantee of such Award are adversely affected (but subject to Sections 2.3.6, 2.4.5, 4.14 and Article III), including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, to waive or amend any restrictions or conditions set forth in such Award Agreement, or to impose new restrictions and conditions, or to reflect a change in the Grantee’s circumstances or to modify, amend or adjust the terms and conditions of performance goals; (b) to determine whether, to what extent and under what circumstances and method or methods (i) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended, (ii) Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee and (iii) Awards may be settled by the Company or any of its designees. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan, in which case the Board will have all of the authority and responsibility granted to the Committee herein, except with respect to Article III; and (c) to accelerate the vesting of an Award subject to the minimum vesting condition in Section 2.10 only in the case of the Grantee’s death, disability, or as otherwise permitted in Section 2.11.

1.3.2 Actions of the Committee may be taken by the vote of a majority of its members. To the extent not inconsistent with applicable law and applicable rules and regulations of the New York Stock Exchange, (a) the Committee may delegate any of its powers under the Plan to a subcommittee of the Committee or to one of its members, (b) the Committee may allocate among its members any of its administrative responsibilities and (c) notwithstanding anything to the contrary contained herein, and except with respect to Article III, the Committee may delegate to one or more Officers designated by the Committee from time to time the determination of Awards (and related administrative responsibilities) to Employees who are not Officers.

1.3.3 No Director or Employee exercising each such person’s responsibilities under the Plan (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person will be indemnified and held harmless by CIT against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award

Agreement and against and from any and all amounts paid by such Covered Person, with CIT’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that CIT will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once CIT gives notice of its intent to assume the defense, CIT will have sole control over such defense with counsel of CIT’s choice. To the extent any taxable expense reimbursement under this paragraph is subject to Section 409A, (a) the amount thereof eligible in one taxable year will not affect the amount eligible in any other taxable year, (b) in no event will any expenses be reimbursed after the last day of the taxable year following the taxable year in which the Covered Person incurred such expenses and (c) in no event will any right to reimbursement be subject to liquidation or exchange for another benefit. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under CIT’s Third Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, as a matter of law, or otherwise, or any other power that CIT may have to indemnify such persons or hold them harmless.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to current Employees, Directors or Consultants or, solely with respect to their final year of service, former Employees, Directors or Consultants.

1.5 Types of Awards

Awards under the Plan may be cash-based or stock-based. Stock-based Awards may be in the form of any of the following, in each case in respect of Common Stock: (a) stock options, (b) stock appreciation rights, (c) restricted shares (including performance restricted shares), (d) restricted stock units (including performance restricted stock units), (e) dividend equivalent rights and (f) other equity-based or equity-related Awards (including, without limitation, the grant or offer for sale of unrestricted Shares) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. Cash-based Awards may be in the form of (a) Qualified Performance-Based Awards and (b) other cash awards (including, without limitation, retainers and meeting-based fees) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6 Shares Available for Stock-Based Awards

1.6.1 Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of Shares that may be granted under the Plan is five million (5,000,000), plus the number of authorized Shares remaining available under the Prior Plan as of the Effective Date and any additional Shares that become available for issuance under the Prior Plan in accordance with Section 1.6.2. Such Shares may, in the discretion of the Committee, be either authorized but unissued Shares or Shares previously issued and reacquired by CIT. Solely for the purpose of determining the number of Shares available for grant of Incentive Stock Options under the Plan, the total number of Shares will be 450,000 without regard to the share counting provisions contained in Section 1.6.2.

1.6.2 Share Counting. Each Share underlying a stock option, stock appreciation right, restricted share, restricted stock unit and any other equity-based Award or equity-related Award described in Section 2.7 will count as one Share in determining the number of authorized Shares remaining available under the Plan. Shares subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company, including by way of merger, combination or similar transaction (“Acquisition Awards”), will not count against the number of Shares that may be granted under the Plan. Available Shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of Shares available for grant under the Plan, subject to applicable stock exchange requirements.

Shares subject to an Award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, will be available for future grants of Awards under the Plan and will be added back in the same number of Shares as were deducted in respect of the grant of such Award; provided, however, that the full number of Shares subject to a stock appreciation right shall be counted against the Shares available for issuance under the Plan. In addition, the number of Shares underlying awards granted and outstanding under the Prior Plan that are forfeited, expire, terminate or otherwise lapse or are settled for cash on or after the Effective Date, in whole or in part, without the delivery of Common Stock will be added to the number of Shares available for grant under the Plan, in each case counted as one Share. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the Shares available for issuance under the Plan.

For the avoidance of doubt, the following Shares shall not be made available for future grants of Awards under the Plan: (i) Shares withheld from (or tendered with respect to) an Award other than a stock option or stock appreciation right or awards other than stock options or stock appreciation rights granted and outstanding under the Prior Plan, in each case, to cover tax withholding obligations, (ii) Shares tendered in payment of the exercise price of a stock option, and (iii) Shares repurchased by the Company with proceeds collected in connection with the exercise of a stock option.

1.6.3 Director Awards. In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of CIT’s shareholders, the Plan permits the grant of cash-based and stock-based awards to Directors. Aggregate Awards to any one Director in respect of any calendar year, solely with respect to his or her service as a Director, may not exceed $450,000 based on the aggregate value of cash Awards and Fair Market Value of stock-based Awards, in each case determined as of the grant date.

1.6.4 Adjustments. The Committee will adjust the number of Shares authorized pursuant to Section 1.6.1 (and any limits on the number of stock-based Awards that may be granted to any Grantee under this Plan) and adjust equitably the terms of any outstanding Awards (including, without limitation, the number of Shares covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in each case in such manner as it deems appropriate (including, without limitation, unless otherwise provided in an Award Agreement, by payment of cash) to preserve and prevent the enlargement of the benefits or potential benefits intended to be made available to Grantees, for any increase or decrease in the number of issued Shares resulting from a recapitalization, spin-off, split-off, stock split, stock dividend, combination or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of CIT; provided that no such adjustment may be made if or to the extent that it would cause any outstanding Award to fail to comply with Section 409A. After any adjustment made pursuant to this Section 1.6.4, the number of Shares subject to each outstanding Award will be rounded down to the nearest whole number. Notwithstanding the foregoing, the Committee may, in its sole discretion, decline to adjust the terms of any outstanding Award if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Grantee or to the Company.

ARTICLE II — AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

Each stock-based Award and, to the extent determined appropriate by the Committee, cash-based Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Sections 2.3.6, 2.4.5 and 4.14, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of CIT. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.2 No Rights as a Shareholder

No Grantee (or other person potentially having rights pursuant to an Award) will have any of the rights of a shareholder of CIT with respect to Shares subject to an Award until the delivery of such Shares (or in the case of an Award of restricted or unrestricted Shares, the grant or registration in the name of the Grantee of such Shares pursuant to the applicable Award Agreement, but then only as the Committee may include in the applicable Award Agreement). Except as otherwise provided in Section 1.6.4 or pursuant to the applicable Award Agreement, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Shares are delivered.

2.3 Options

2.3.1 Grant. Stock options may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee or the Board may determine, subject to the limits on grants set forth in Section 2.3.7.

2.3.2 Incentive Stock Options. At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible employee will be an Incentive Stock Option and (b) the number of Shares subject to such Incentive Stock Option; provided, however, that (i) the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible employee during any calendar year (under all Company plans) will not exceed $100,000 and (ii) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of Shares subject to the Incentive Stock Option.

2.3.3 Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee, but, except as otherwise permitted by Section 1.6.4 or in the case of an Acquisition Award, may never be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value). Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the grant date of the Award of stock options.

2.3.4 Term of Stock Option. In no event will any stock option be exercisable after the expiration of 10 years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 5 years) from the date on which the stock option is granted.

2.3.5 Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock option is granted. Subject to any limitations in the applicable Award Agreement, any Shares not purchased on the applicable vesting or installment date may be purchased thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to the Company specifying the number of Shares to be purchased and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) Shares, based on the Fair Market Value as of the exercise date, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by CIT, on terms acceptable to CIT, with the provisions of the Securities Act, and any other applicable legal requirements. Subject to the approval of the Committee, a Grantee may request that Shares purchased be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.6 Repricing. Except as otherwise permitted by Section 1.6.4, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of CIT’s shareholders.

2.3.7 Individual Limitations. No Grantee may be granted stock options or stock appreciation rights covering in excess of 450,000 shares of Common Stock in any calendar year (with tandem options and stock appreciation rights being counted only once with respect to this limit).

2.4 Stock Appreciation Rights

2.4.1 Grant. Stock appreciation rights may be granted to eligible recipients in such number and at such times during the term of the Plan as the Committee or the Board may determine, subject to the limits on grants set forth in Section 2.4.6.

2.4.2 Exercise Price. The exercise price per share with respect to each stock appreciation right will be determined by the Committee but, except as otherwise permitted by Section 1.6.4 or in the case of an Acquisition Award, may never be less than the Fair Market Value of the Common Stock. Unless otherwise noted in the Award Agreement, the Fair Market Value of the Common Stock will be its closing price on the New York Stock Exchange on the grant date of the Award of stock appreciation rights.

2.4.3 Term of Stock Appreciation Right. In no event will any stock appreciation right be exercisable after the expiration of 10 years from the date on which the stock appreciation right is granted.

2.4.4 Exercise of Stock Appreciation Right and Delivery of Shares. Each stock appreciation right may vest and be exercised in such installments as may be determined in the Award Agreement at the time the stock appreciation right is granted. Subject to any limitations in the applicable Award Agreement, any stock appreciation rights not exercised on the applicable installment date may be exercised thereafter at any time before the final expiration of the stock appreciation right. To exercise a stock appreciation right, the Grantee must give written notice to the Company specifying the number of stock appreciation rights to be exercised. Upon exercise of stock appreciation rights, subject to any limitations in the applicable Award Agreement, Shares, cash or other securities or property, or a combination thereof, in the Committee’s discretion, with a Fair Market Value or in an amount equal to (a) the excess of (i) the Fair Market Value of the Common Stock on the date of exercise over (ii) the exercise price of such stock appreciation right multiplied by (b) the number of stock appreciation rights exercised, will be delivered to the Grantee. Any person exercising a stock appreciation right will make such representations and agreements and furnish such information as the Committee may, in its discretion, deem necessary or desirable to assure compliance by CIT, on terms acceptable to CIT, with the provisions of the Securities Act and any other applicable legal requirements. If a Grantee so requests, Shares purchased may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.4.5 Repricing. Except as otherwise permitted by Section 1.6.4, reducing the exercise price of stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of CIT’s shareholders.

2.4.6 Individual Limitations. No Grantee may be granted stock options or stock appreciation rights in any calendar year in excess of the limit set forth in Section 2.3.7 (with tandem options and stock appreciation rights being counted only once with respect to such limit).

2.5 Restricted Shares

2.5.1 Grant. The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine, including, without limitation, the achievement of performance goals. In the event that a Certificate is issued (in the Committee’s discretion) in respect of restricted shares, such Certificate may be registered in the name of the Grantee but will be held by CIT or its designated agent until the time the restrictions lapse.

2.5.2 Right to Vote and Receive Dividends on Restricted Shares. Unless the applicable Award Agreement provides otherwise, each Grantee of an Award of restricted shares will, during the period of restriction, have all of the rights of a shareholder holding Common Stock, except as otherwise provided herein, including full voting rights. Unless the Committee determines otherwise in an Award

Agreement, during the period of restriction, all ordinary cash dividends (as determined by the Committee in its sole discretion) paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends will revert back to the Company if for any reason the restricted share upon which such dividends were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends made on such restricted share and retained by the Company will be paid to the relevant Grantee (without interest). Unless the applicable Award Agreement provides otherwise, additional Shares or other property distributed to the Grantee in respect of restricted shares, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted shares. Notwithstanding anything to the contrary in this Section 2.5.2, no dividends will be paid at a time when any performance-based goals that apply to an Award of restricted shares have not been satisfied.

2.6 Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine, including, without limitation, the achievement of performance goals. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of CIT until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one Share, or cash, securities or other property equal in value to a Share or a combination thereof, as specified by the Committee.

2.7 Other Stock-Based Awards

The Committee may grant other types of equity-based or equity-related Awards (including, without limitation, the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards may entail the transfer of actual Shares to Award recipients or may be settled in cash, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.8 Cash-Based Awards

The Committee may grant cash-based Awards in such amounts and subject to such terms and conditions as the Committee may determine, subject to Section 3.1.4, if applicable.

2.9 Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award, other than stock options and stock appreciation rights, a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the dividends that would be paid on the Shares covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of CIT until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will, subject to Section 4.14, determine whether such payments will be made in cash, in Shares or in another form, whether they will be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee may deem appropriate. No payments will be made in respect of any dividend equivalent right at a time when any performance-based goals that apply to the dividend equivalent right or Award that is granted in connection with a dividend equivalent right have not been satisfied.

2.10 Minimum Vesting Condition

Any stock-based Award granted under the Plan must have a minimum vesting period of not less than one (1) year. Notwithstanding the foregoing, up to 5% of the Shares authorized for issuance under the Plan pursuant to Section 1.6.1 (as it may be adjusted pursuant to Section 1.6.4) may be granted pursuant to awards that provide for vesting in full less than one year following the date of grant. For the avoidance of doubt, cash-based Awards will not be subject to a minimum vesting period.

2.11 Change of Control Provisions

2.11.1 The Committee may provide in any Award Agreement that acceleration of the vesting, exercisability of, or the lapse of restrictions or deemed satisfaction of performance goals with respect to any outstanding Awards in connection with a Change of Control may occur only if (i) the Change of Control occurs and (ii) the Grantee’s Employment is terminated by the Company or any successor entity thereto without “cause” (as defined in the Award Agreement) or by the Grantee for “good reason” (as defined in the Award Agreement), in either case, on or within two (2) years after a Change of Control. In the event of such a termination without cause or for good reason, unless the Committee determines otherwise, with respect to each such Grantee who is an Employee or a Consultant, (A) each Award granted to such Grantee prior to the Change of Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, (B) any outstanding performance-based Awards will be deemed earned at the target level with respect to all open performance periods and (C) any Shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment. Unless the Committee determines otherwise or the applicable Award Agreement provides otherwise, with respect to a Grantee who is a Director, each Award will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable upon a Change of Control, and any Shares deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Change of Control.

2.11.2 In the event of a Change of Control, a Grantee’s Award will be treated, subject to Section 4.14, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (a) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such awards; (b) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (c) modify the terms of such awards to add events, conditions or circumstances (including termination of Employment or other service with the Company within a specified period after a Change of Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (d) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing; or (e) after giving written notice to Grantees holding outstanding stock options or stock appreciation rights, provide that such stock options or stock appreciation rights may be exercised as to all Shares subject thereto (to the extent then exercisable) exclusively within the Pre-CIC Exercise Period (but any such exercise will be contingent upon and subject to the occurrence of the Change of Control and if the Change of Control does not take place the day after the expiry of Pre-CIC Exercise Period for any reason whatsoever, the exercise will be null and void), and that any stock options or stock appreciation rights not exercised during the Pre-CIC Exercise Period will terminate and cease to be effective as of the consummation of the Change of Control. For the avoidance of doubt, in the event of a Change of Control where all stock options and stock appreciation rights are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 2.11.2 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change of Control.

ARTICLE III — QUALIFIED PERFORMANCE-BASED AWARDS

3.1 Qualified Performance-Based Awards

The Committee will have the authority, at the time of grant of any Award (other than stock options and stock appreciation rights that otherwise qualify for the Section 162(m) Exemption), to designate such Award as a Qualified Performance-Based Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. In such event, the Committee will follow the following procedures:

3.1.1 Establishment of the Performance Period, Performance Goals and Formula. A Grantee’s Qualified Performance-Based Award will be determined based on the attainment of written objective performance goals approved by the Committee for a performance period established by the Committee (a) while the outcome for that performance period is substantially uncertain and (b) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. At the same time as the performance goals are established, the Committee will prescribe a formula to determine the amount of the Qualified Performance-Based Award that may be payable based upon the level of attainment of the performance goals during the performance period.

3.1.2 Performance Criteria. The performance goals will be based on one or more of the following criteria (either separately or in combination) with regard to the Company (either on a pre- or post-tax basis) (“Performance Criteria”): (i) income or operating income measures (including pre-tax income, net income and finance income, interest income, other income, and before or after risk-adjustment, before or after allocation of all or a part of corporate overhead and/or compensation or other similar measures); (ii) cash flow measures (including cash flow, free cash flow, cash flow return on investment (in each case before or after dividends) or other similar measures); (iii) revenue measures (including net revenue, interest revenue, operating lease revenue, net finance revenue, asset yields and funding costs, other revenue or other similar measures); (iv) gross profit or operating profit measures (including earnings, net earnings, operating earnings, EBITDA or other similar measures); (v) return measures (including return on investment, assets, net assets, earning assets, average earning assets, equity, common equity, tangible common equity, capital, total capital, tangible capital, invested capital, or total shareholder return or other similar measures); (vi) book value or tangible book value measures; (vii) measures of enterprise value or share price; (viii) measures of achievement of expense targets (including operating and interest expense, cost reductions, working capital, cash levels or general expense ratio); (ix) measures of economic value added; (x) market share measures; (xi) margin measures (including net finance margin, gross margin, operating margin, cash flow margin or other similar measures); (xii) measures of managed assets (including new business volume (funded or committed), financing and leasing assets, growth in managed assets or similar measures); (xiii) measures of efficiency (including operating efficiency, productivity ratios or other similar measures); (xiv) objective measures of customer satisfaction; (xv) measures of balance sheet or capital markets achievements (including asset/liability composition, debt reductions, debt ratings, debt maturity profile, leverage ratios, liquidity (levels of cash, securities purchased under resale agreement, committed and available funding facilities), regulatory capital ratios, ratings achievements or other similar measures); (xvi) implementation, completion or attainment of measurable objectives with respect to products or projects (including infrastructure transformation or other projects), acquisitions and divestitures, recruiting and maintaining personnel/employee engagement or regulatory profile or other similar measures; and (xvii) measures of risk (including credit risk (net charge-offs, non-accrual loans, classified assets and delinquencies, loan loss reserve, credit provision), market risk (net interest income sensitivity, economic value of equity), equipment and residual risk (equipment utilization, market value of equipment relative to book value, gains/losses on equipment sales) or other similar measures).

The Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company as a whole or any business unit(s) of the Company and/or one or more Subsidiary(ies) or any combination thereof, as the Committee may deem appropriate, any of the Performance Criteria may be determined on a per share basis (either basic or fully diluted) or as a percentage/ratio of other Performance Criteria, and any of the Performance Criteria may be compared to the performance of a group of peer or comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles or such other objective principles, as may be designated by the Committee, and may provide for such objectively determinable adjustments, modifications or amendments, as the Committee may determine appropriate (including, but not limited to, for one or more of the items of gain, loss, profit or expense: (a) determined to be extraordinary or unusual in nature or infrequent in occurrence; (b) related to the disposal of a business or a portion of a business; (c) related to a change in accounting principle under Generally Accepted Accounting Principles; (d) related to discontinued operations; or (e) attributable to the business operations of any entity acquired by CIT during the calendar year). Separate performance goals may be established by the Committee for CIT or a Subsidiary, division, or individual thereof, and different Performance Criteria may be given different weights. To the extent permissible for Awards to qualify for the Section 162(m) Exemption, the Committee may establish other subjective or objective goals, including individual performance goals, which it deems appropriate, for purposes of applying negative discretion in determining the Award amount.

3.1.3 Certification of Performance Goals. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable performance goals have been met with respect to a given Grantee and, if they have, will so certify in writing and ascertain the amount of the applicable Qualified Performance-Based Award. No Qualified Performance-Based Awards may be paid for such performance period until such certification is made by the Committee. The amount of the Qualified Performance-Based Award actually paid to a given Grantee may be less (but not more) than the amount determined by the applicable performance goal formula, at the discretion of the Committee.

3.1.4 Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum number of Qualified Performance-Based Awards that may be granted to any one Employee under the Plan in any calendar year is 450,000 Shares or, in the event such Qualified Performance-Based Award is paid in cash, the equivalent cash value thereof on the first day of the performance period to which such Award relates, as determined by the Committee. Furthermore, any Qualified Performance-Based Award that has been deferred may not (between the date as of which the Award is deferred and the payment date) increase (a) with respect to a Qualified Performance-Based Award that is payable in cash, by a measuring factor for each calendar year greater than a reasonable rate of return set by the Committee, or (b) with respect to a Qualified Performance-Based Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date. For the avoidance of doubt, the limit set forth in this Section 3.1.4 is subject to adjustment in accordance with Section 1.6.4.

ARTICLE IV — MISCELLANEOUS

4.1 Amendment of the Plan

4.1.1 Unless otherwise provided in the Plan or an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, but, subject to Sections 1.3, 1.6.4 and 4.8, no such amendment may materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent. Subject to Sections 1.3, 1.6.4 and 4.8, an Award Agreement may not be amended to materially adversely impair the rights of a Grantee without the Grantee’s consent.

4.1.2 Unless otherwise determined by the Board, shareholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency, except that shareholder approval will be required for any amendment to the Plan (a) that materially increases the benefits available under the Plan, (b) to reduce the exercise price of stock options or stock appreciation rights issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price) or (c) to permit the sale or other disposition of an Award of a stock option or a stock appreciation right to an unrelated third party for value. For purposes of compliance with Section 162(m) of the Code, at the discretion of the Board, the Performance Criteria in Section 3.1.2 (or other designated performance criteria) will again be subject to approval by CIT’s shareholders no later than the first shareholder meeting that occurs in the year following the fifth (5th) anniversary of the Effective Date.

4.2 Tax Withholding

Grantees will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), unless otherwise provided in an Award Agreement, (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including Shares otherwise deliverable) the minimum required to meet the tax withholding obligation or (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or previously owned Shares or other property, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

4.3 Required Consents and Legends

4.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then, subject to Section 4.14, such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing Shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended Shares.

4.3.2 The term “Consent” as used in this Article IV with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, or any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (b) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (c) any applicable requirement of the Code, (d) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law, (e) any and all consents by the Grantee to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan and (f) any and all consents or other documentation required by the Committee. Nothing herein will require the Company to list, register or qualify the Shares on any securities exchange.

4.4 Clawback

Awards under the Plan will be subject to the clawback or recapture policy, if any, that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed or paid to the Grantee.

4.5 Right of Offset

Except with respect to Awards that are intended to be “deferred compensation” subject to Section 409A, the Company will have the right to offset against its obligation to deliver Shares (or cash, other securities or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

4.6 Nonassignability; No Hedging

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, except as may be otherwise provided in the Award Agreement and consistent with Section 4.1.2. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 4.6 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

4.7 Successor Entity

Unless otherwise provided in the applicable Award Agreement and except as otherwise determined by the Committee, in the event of a Business Combination of CIT with or into any other entity (“successor entity”) or any transaction in which another person or entity acquires all of the issued and outstanding Common Stock of CIT, or all or substantially all of the assets of CIT, outstanding Awards may be assumed or a substantially equivalent award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

4.8 Right of Discharge Reserved

Neither the adoption of the Plan or the grant of any Award (or any provision in the Plan or Award Agreement) will (a) confer upon any Grantee the right to continued Employment by the Company, to continued engagement with the Company as a Consultant or to remain in the service of the Company as a Director, (b) affect any right which the Company may have to terminate, or alter the terms and conditions of, such Employment, engagement as a Consultant or such service as a Director or (c) create any obligation on behalf of the Board to nominate any Director for re-election to the Board by CIT’s shareholders or to nominate and elect such person to the board of directors of CIT’s parent company or a Subsidiary.

4.9 Nature of Payments

4.9.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, and subject to Section 4.14, be made in substitution in whole or in part for cash or other compensation otherwise payable to a participant in the Plan. Only whole Shares will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

4.9.2 All such grants and deliveries will constitute a special discretionary payment to the Grantee and, unless otherwise provided in an Award Agreement or the Committee specifically provides otherwise, will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee.

4.10 Non-Uniform Determinations

4.10.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

4.10.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States or both and grant Awards (or amend existing Awards) in accordance with those rules.

4.11 Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect. In addition, Sections 1.6.1, 1.6.3, 2.3.7, 2.4.6 and 3.1.4, in each case, as adjusted by Section 1.6.4, set forth the only limit on the amount of cash, securities or other property that may be delivered pursuant to this Plan.

4.12 Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

4.13 Termination of the Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the tenth (10th) anniversary of the Effective Date, and provided, further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

4.14 Section 409A

4.14.1 The Board and the Committee will have full authority to give effect to any statement in an Award Agreement to the effect that an Award is intended to be “deferred compensation” subject to Section 409A, to be exempt from Section 409A or to have other intended treatment under Section 409A and/or any other provision of the Code. To the extent necessary to give effect to this authority, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to the subject matter of this paragraph, the Plan will govern.

4.14.2 Without limiting the generality of Section 4.14.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A: (a) references to termination of the Grantee’s Employment will mean the Grantee’s separation from service with the Company within the meaning of Section 409A; (b) any payment to be made with respect to such Award in connection with the Grantee’s separation from service with the Company within the meaning of Section 409A that would be subject to the limitations in Section 409A(a)(2)(b) of the Code will be delayed until six months after the Grantee’s separation from service (or earlier death) in accordance with the requirements of Section 409A; (c) to the extent necessary to comply with Section 409A, any cash, other securities, other Awards or other property that the Company may deliver in lieu of Shares in respect of an Award may not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the Shares that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A); (d) with respect to any required Consent described in Section 4.3 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminated notwithstanding any prior earning or vesting; (e) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code), the Grantee’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment; (f) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the regulations promulgated under the Code), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; (g) if such Award becomes is paid or settled upon a Change of Control, a Change of Control shall be deemed not to have occurred unless the transaction or series of related transactions, constitutes a “change in ownership” of the Company, a “change of effective control” of the Company, a “change in ownership of a substantial portion of assets” of the Company, each within the meaning of Section 409A or otherwise constitutes a change in control within the meaning of Section 409A; provided, however, if the Company treats an event as a Change of Control that does not meet the requirements of Section 409A, such Award shall be paid or settled on the first date when it would otherwise have been paid or settled but for the Change of Control; and (h) unless the Committee determines otherwise, for purposes of determining whether the Grantee has experienced a separation from service with the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with CIT, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the regulations promulgated under the Code; provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the regulations promulgated under the Code.

4.15 Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

4.16 Severability; Entire Agreement

If any provision of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and applicable Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

4.17 Waiver of Claims

Each Grantee of an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by a Covered Person, the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or Award Agreement).

4.18 No Liability with Respect to Tax Qualification or Adverse Tax Treatment

Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Grantee on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.

4.19 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of such Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.3 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

4.20 Successors and Assigns of CIT

The terms of the Plan will be binding upon and inure to the benefit of CIT and any successor entity contemplated by Section 4.7.

4.21 Date of Adoption and Approval of Shareholders

The Plan was adopted on February 18, 2016 by the Board and is subject to, and will become effective upon receipt of, approval by CIT’s shareholders (the “Effective Date”).

APPENDIX B
CIT GROUP INC.

ARTICLE TWELFTH OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

“Twelfth:

(a)  Definitions. For purposes of this Article Twelfth, the following terms shall have the following meanings:

“Agent” shall mean an agent designated by the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Corporation Securities” shall mean (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to purchase stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18), or any successor provision.

“Effective Date” shall mean the date of filing of this Third Amended and Restated Certificate of Incorporation.

“Excess Securities” shall mean the Corporation Securities which are the subject of the Prohibited Transfer.

“Five-Percent Shareholder” shall mean (i) a Person or group of Persons that is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g) or (ii) a Person that is a “first tier entity” or “higher tier entity” (as such terms are defined in Section 1.382-2T(f) of the Treasury Regulations) of the Corporation if that Person has a “public group” or individual, or a “higher tier entity” of that Person has a “public group” or individual, that is treated as a “5-percent shareholder” of the Corporation pursuant to Section 1.382-2T(g) of the Treasury Regulations.

“Percentage Stock Ownership” shall mean the percentage stock ownership interest as determined in accordance with Treasury Regulation Sections 1.382-2(a)(3), 1.382-2T(g), (h), (j) and (k), 1.382-3(a), and 1.382-4(d); provided, however, that for the sole purpose of determining the percentage stock ownership of any entity (and not for the purpose of determining the percentage stock ownership of any other Person), Company Securities held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation Section 1.382-2T(h)(2)(i)(A).

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate, estate, association, joint venture or similar organization, other entity, or group of persons making a “coordinated acquisition” of Company Securities or otherwise treated as an “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1) or otherwise, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement or arrangement (whether or not in writing), have embarked on a common purpose or act, and also includes any successor (by merger or otherwise) of any such individual or entity.

“Plan” shall mean the Modified Second Amended Prepackaged Plan of Reorganization of CIT Group Inc. and CIT Group Funding Company of Delaware LLC, dated December 7, 2009.

“Prohibited Distributions” shall mean any dividends or other distributions that were paid by the Corporation and received by a Purported Transferee with respect to the Excess Securities.

“Prohibited Transfer” shall mean any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Twelfth.

“Purported Transferee” shall mean the purported transferee of a Prohibited Transfer.

“Restriction Release Date” shall mean the earliest of (i) the repeal of Section 382 of the Code (and any comparable successor provision) or (ii) the earlier of (A) the day that is forty-five (45) days after the second anniversary of the Effective Date pursuant to the Plan and (B) the earliest date on which the Board of Directors determines that (1) the consummation of the Plan did not satisfy the requirements of Section 382(1)(5) of the Cod or treatment under Section 382(1)(5) of the Code is not in the best interests of the Corporation, its affiliates and its shareholders, taking into account all relevant facts and circumstances, including, without limitation, the market and other impact of maintaining these Transfer restrictions herein, (2) an ownership change (within the meaning of Section 382 of the Code) would not result in a substantial limitation on the ability of the Corporation (or a direct or indirect subsidiary of the Corporation) to use otherwise available Tax Benefits, or (3) no significant value attributable to the Tax Benefits would be preserved by continuing the Transfer restrictions herein.

“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” shall mean, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) other than the grant of an option by the Corporation or the modification, amendment or adjustment of an existing option granted by the Corporation. A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation, the modification, amendment or adjustment of an existing option by the Corporation and the exercise by an employee of the Corporation of any option to purchase Corporation Securities granted to such employee pursuant to contract or any stock option plan or other equity compensation plan of the Corporation.

“Treasury Regulation” shall mean the income tax regulations (whether temporary, proposed or final) promulgated under the Code and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b)  Restrictions on Transfer. In order to preserve the Tax Benefits, subject to Section (c) of this Article Twelfth, any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. Notwithstanding the foregoing, nothing in this Article Twelfth shall prevent a Person from Transferring Corporation Securities to a new or existing public group of the Corporation, as defined in Treasury Regulation Section 1.382-2T(f)(13) or any successor regulation.

(c) Certain Exceptions.

(i)  The restrictions set forth in Section 12(b) of this Article Twelfth shall not apply to an attempted Transfer of Corporation Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Corporation, which approval may be granted or denied in accordance with the procedures set forth in this Section 12(c) of Article Twelfth. In connection therewith, and to provide for effective policing of such restrictions, prior to the date of any proposed Transfer of Corporation Securities that, in the absence of the approval of the Board of Directors pursuant to this Section 12(c) of Article Twelfth, would be a Prohibited Transfer, either (a) the proposed transferee of such Corporation Securities (a “Restricted Transferee”) or (b) the proposed transferor of such Corporation Securities (a “Restricted Transferor”) shall request in writing (a “Request”) that a committee of not fewer than one director but not more than three directors appointed by the Board of Directors (the “Review Committee”), or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, review the proposed Transfer of Corporation Securities and authorize or not authorize such proposed Transfer in accordance with this Section 12(c) of Article Twelfth.

(ii)  A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation’s principal place of business, or telecopied to the Corporation’s telecopier number at its principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received by the Corporation.

(iii)  A Request shall include: (A) the name, address and telephone number of the Restricted Transferee; (B) a description of the Restricted Transferee’s existing direct or indirect ownership of Corporation Securities; (C) a description of the Corporation Securities that are proposed to be Transferred to the Restricted Transferee; (D) the date on which such proposed Transfer is expected to take place (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); (E) the name, address and telephone number of the Restricted Transferor (or, if such Transfer is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect); and (F) a request that the Review Committee, or the Board of Directors if the Review Committee deems review by the Board of Directors to be appropriate, Board authorize, if appropriate, such Transfer pursuant to this Section 12(c) of Article Twelfth.

(iv)  The Review Committee shall use reasonable best efforts to make a determination to authorize, deny or refer to the Board of Directors any Request on or before the tenth business day (or, if necessary to permit the Restricted Transferee and/or Restricted Transferor to provide the information requested pursuant to this Section 12(c) of Article Twelfth, such later date as reasonably determined by the Review Committee in consultation with the Restricted Transferor or Restricted Transferee that made such Request) following receipt of the Request by the Corporation. In the event the Review Committee refers the Request to the Board of Directors, the Board of Directors shall use reasonable best efforts to consider the applicable Request on or before the tenth business day following the Review Committee’s referral of the Request to the Board of Directors.

(v)  The Review Committee (or the Board of Directors) may authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in its sole discretion, that, after taking into account the preservation of the Tax Benefits, such Transfer of Corporation Securities would be in the best interests of the Corporation and its stockholders. The Review Committee (or the Board of Directors) may only determine not to authorize a Transfer of Corporation Securities to a Restricted Transferee, if it determines, in good faith and its sole discretion, that such Transfer meaningfully increases the risk of a limitation on the use of the Tax Benefits under Section 382 of the Code. For purposes of this determination, the Board of Directors shall consider, among other items, the following: (i) the total owner shift under Section 382 of the Code, (ii) all other pending proposed Transfer requests, (iii) whether the proposed Transfer is structured to minimize the resulting owner shift, and (iv) any reasonably foreseeable events of which the Board of Directors has knowledge that would constitute additional owner shifts. Any determination by the Review Committee (or the Board of Directors) not to authorize a proposed Transfer of Corporation Securities to a Restricted Transferee shall cause such proposed Transfer to be deemed a Prohibited Transfer. The Review Committee (or the Board of Directors) may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Restricted Transferee to Transfer Corporation Securities acquired through a Transfer. Approvals of the Review Committee (or the Board of Directors) hereunder may be given prospectively or retroactively. The Review Committee (or the Board of Directors), to the fullest extent permitted by law, may exercise the authority granted by this Section 12(c) of Article Twelfth through duly authorized officers or agents of the Corporation. Nothing in this Section 12(c) of Article Twelfth shall be construed to limit or restrict the Review Committee (or the Board of Directors) in the exercise of its fiduciary duties under applicable law.

(vi)  In addition, the Review Committee (or the Board of Directors) may, in its sole discretion, require (A) such representations from the Restricted Transferee and/or Restricted Transferor as to such matters as the Review Committee (or the Board of Directors) may determine or (B) at the expense of the Restricted Transferor and/or Restricted Transferee, an opinion of counsel selected by the Review Committee (or the Board of Directors) that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. Any Restricted Transferee and/or Restricted Transferor who makes a Request to the Review Committee shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Transfer of Corporation Securities, including, without limitation, the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Transfer, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Review Committee (or the Board of Directors) to advise the Review Committee (or the Board of Directors) or deliver an opinion thereto.

(vii)  The Corporation shall promptly notify the Restricted Transferee and the Restricted Transferor of (i) the Review Committee’s determination to authorize, deny or refer to the Board of Directors any Transfer to a Restricted Transferee and (ii) the Board of Directors’ determination to authorize or deny the Transfer described in the Request.

(viii)  If the Review Committee (or the Board of Directors) authorizes the Transfer of Corporation Securities, the Restricted Transferee and Restricted Transferor shall be permitted to consummate such Transfer described in the Request.

(d)  Treatment of Excess Securities.

(i)  No officer, director, employee or agent of the Corporation shall record any Prohibited Transfer, and a Purported Transferee shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of Excess Securities. Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 12(d)(iii) or until approval is obtained under Section (c) of this Article Twelfth. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provision of this Section 12(d)(i) or Section 12(d)(iii) shall also be a Prohibited Transfer.

(ii)  The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed transferee or payee furnish the Corporation all information reasonably requested by the Corporation with respect to all the direct and indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement Article Twelfth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Corporation Securities and other evidence that a Transfer will not be prohibited by Section (b) of this Article Twelfth as a condition to registering any Transfer.

(iii)  If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with Prohibited Distributions, to the Agent. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which the Corporation Securities may be traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 12(d)(iv) of this Article Twelfth if the Agent rather than the Purported Transferee had resold the Excess Securities.

(iv)  The Agent shall apply any proceeds of a sale by it of Excess Securities, and if the Purported Transferee had previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or their fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance, or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable or successor provision) selected by the Board of Directors. The Purported Transferee’s sole right with respect to such Corporation Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Section 12(d)(iv). In no event shall the proceeds of any sale of Excess Securities pursuant to this Article Twelfth inure to the benefit of the Corporation.

(v)  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a Five-Percent Shareholder to violate a restriction on Transfers provided for in this Article Twelfth, the application of Section 12(d)(iii) and Section 12(d)(iv) shall be modified as described in this Section 12(d)(v). In such case, no such Five-Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article Twelfth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 12(d)(iii) and 12(d)(iv), except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of this Section 12(d)(v) is to extend the restrictions in Sections 12(b) and 12(d)(iii) to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 12(d)(v), along with the other provisions of this Article Twelfth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(e)  Board Determinations.

(i)  The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article Twelfth, including, without limitation: (A) the identification of Five-Percent Shareholders; (B) whether a Transfer is a Prohibited Transfer; (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder; (D) whether an instrument constitutes a Corporation Security; (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (ii) of Section 12(d)(iv) of this Article Twelfth; (F) whether compliance with any restriction or limitation on stock ownership and transfers set forth in this Article Twelfth is no longer required; and (G) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Twelfth.

(ii) Nothing contained in this Article Twelfth shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, subject to Section 242(b) of the General Corporation Law, by adopting a written resolution, (A) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article Twelfth, provided that, such ownership interest percentages may only be modified to the extent necessary to reflect changes to Section 382 and the applicable Treasury Regulations (B) modify the definitions of any terms set forth in this Article Twelfth, or (C) modify the terms of this Article Twelfth as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate; provided, further, notwithstanding the first sentence of this Section 12(e)(ii) of Article Twelfth, the Corporation shall not be entitled modify the terms of this Article Twelfth in order to accelerate or extend the Restriction Release Date.

(iii)  In the case of an ambiguity in the application of any of the provisions of this Article Twelfth, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Twelfth requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Twelfth. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article Twelfth. The Board of Directors may delegate all or any portion of its duties and powers under this Article Twelfth to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article Twelfth through duly authorized officers or agents of the Corporation. Nothing in this Article Twelfth shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(f)  Securities Exchange Transactions. Nothing in this Article Twelfth (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to Section 12(3)) shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article Twelfth and any Purported Transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article Twelfth.

(g)  Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 7.4(c), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 7.7 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Twelfth being void ab initio or (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article Twelfth.

(h)  Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article Twelfth who knowingly violates the provisions of this Article Twelfth and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

(i)  Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article Twelfth shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Prohibited Transfer on the preservation and usage of the Tax Benefits. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal, or record holder of Corporation Securities, and any proposed transferee and any Person controlling, controlled by, or under common control with the proposed transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article Twelfth or the status of the Tax Benefits of the Corporation.

(j)  Bylaws. The Bylaws may make appropriate provisions to effectuate the requirements of this Article Twelfth.

(k)  Certificates. All certificates representing Corporation Securities on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE SEVENTH OF THE CERTIFICATE OF INCORPORATION OF CIT GROUP INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE CORPORATION UPON REQUEST.

(l)  Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Twelfth, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

(m)  Benefits of Article Twelfth. Nothing in this Article Twelfth shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article Twelfth. This Article Twelfth shall be for the sole and exclusive benefit of the Corporation and the Agent.

(n)  Severability. The purpose of this Article Twelfth is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article Twelfth or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article Twelfth.

(o)  Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article Twelfth, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.”

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Saving Time on May 9, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CIT GROUP INC.

ONE CIT DRIVE ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

LIVINGSTON, NJ 07039 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. This must be received by 8:00 a.m. Eastern Daylight Saving Time on May 10, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08975-P75081 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CIT GROUP INC.

The Board of Directors recommends you vote FOR each of the nominees for Director:

1. To elect 13 directors to serve for one year or until the next annual meeting of stockholders;

The 13 director nominees are: For Against Abstain

The Board of Directors recommends that you vote FOR appointing

1a. Ellen R. Alemany ! ! ! PricewaterhouseCoopers LLP as CIT's independent registered public For Against Abstain accounting firm and external auditors for 2016.

2. To ratify the appointment of PricewaterhouseCoopers LLP as

1b. Michael A. Carpenter ! ! ! CIT's independent registered public accounting firm and external ! ! ! auditors for 2016.

1c. Alan Frank ! ! ! The Board of Directors recommends that you vote FOR approving the compensation of CIT's named executive officers.

1d. William M. Freeman ! ! ! 3. To recommend, by non-binding vote, the compensation of CIT's ! ! ! named executive officers.

1e. Steven T. Mnuchin ! ! ! The Board of Directors recommends that you vote FOR approving the CIT Group Inc. 2016 Omnibus Incentive Plan.

1f. R. Brad Oates ! ! ! 4. To approve the CIT Group Inc. 2016 Omnibus Incentive Plan. ! ! !

     The Board recommends that you vote FOR approving the amendment to the Third Amended and Restated Certificate of Incorporation of the 1g. John J. Oros ! ! ! Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority of shareholders (more than 1h. Marianne Miller Parrs ! ! ! 50%) with or without cause.

5. To approve an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to change the shareholder

1i. Gerald Rosenfeld ! ! ! ! ! ! voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for cause, to a simple majority 1j. Vice Admiral John R. Ryan, USN (Ret.) ! ! ! of shareholders (more than 50%) with or without cause.

     The Board recommends that you vote FOR approving the amendment to the Third Amended and Restated Certificate of Incorporation of the 1k. Sheila A. Stamps ! ! ! Companyto removeArticle Twelfth, which is theInternalRevenue Code Section 382(l)(5) net operating losses provision.

6. To approve an amendment to the Third Amended and Restated

1l. Peter J. Tobin ! ! ! Certificate of Incorporation of the Company to remove Article ! ! ! Twelfth, which is the Internal Revenue Code Section 382(l)(5) net operating losses provision.

1m. Laura S. Unger ! ! ! ! ! Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, Yes No or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E08976-P75081

CIT GROUP INC.

     Proxy solicited by the Board of Directors for use at the Annual Meeting of Stockholders of CIT Group Inc. on May 10, 2016

The undersigned stockholder appoints each of Robert J. Ingato, Christopher H. Paul and James P. Shanahan, attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of CIT Group Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof. The shares represented by this Proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

(Continued and to be signed on reverse side)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 10, 2016.

     Meeting Information CIT GROUP INC.

Meeting Type: Annual For holders as of: March 14, 2016

Date: May 10, 2016 Time: 11:00 a.m.

Location: CIT Group Inc. One CIT Drive Livingston, NJ 07039

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

     See the reverse side of this notice to obtain E08978-P75110 proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How toView Online:

Have the information that is printed in the box marked by the arrowgXXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

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How To Vote

Please Choose One of the Following Voting Methods

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting Items

The Board of Directors recommends you vote FOR the following proposal:

1. To elect 13 directors to serve for one year or until the next annual meeting of stockholders; The Board of Directors recommends you vote FOR the following proposal: The 13 director nominees are:

     2. To ratify the appointment of PricewaterhouseCoopers LLP as CIT's independent registered public accounting firm and 1a. Ellen R. Alemany external auditors for 2016.

The Board of Directors recommends you vote FOR the

1b. Michael A. Carpenter following proposal:

     3. To recommend, by non-binding vote, the compensation of 1c. Alan Frank CIT's named executive officers.

The Board of Directors recommends you vote FOR the

1d. William M. Freeman following proposal:

4. To approve the CIT Group Inc. 2016 Omnibus Incentive Plan.

1e. Steven T. Mnuchin

The Board of Directors recommends you vote FOR the following proposal:

1f. R. Brad Oates

     5. To approve an amendment to the Third Amended and Restated 1g. John J. Oros Certificate of Incorporation of the Company to change the shareholder voting requirement for removal of directors from a supermajority equal to 66 2/3% of shareholders and only for 1h. Marianne Miller Parrs cause, to a simple majority of shareholders (more than 50%) with or without cause.

1i. Gerald Rosenfeld The Board of Directors recommends you vote FOR the following proposal:

1j. Vice Admiral John R. Ryan, USN (Ret.) 6. To approve an amendment to the Third Amended and Restated Certificate of Incorporation of the Company to remove Article Twelfth, which is the Internal Revenue Code Section 382(l)(5) 1k. Sheila A. Stamps net operating losses provision.

     NOTE: Such other business as may properly come before the meeting 1l. Peter J. Tobin or any adjournment thereof.

     1m. Laura S. Unger P75110

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Voting Instructions

P75110

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